UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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ALPHABET INC.

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# Alphabet

Notice of 2022 Annual Meeting
of Stockholders and Proxy Statement

1600 Amphitheatre Parkway Mountain View, California 94043 (650) 253-0000
DEAR STOCKHOLDERS

We are pleased to invite you to participate in our 2022 Annual Meeting of Stockholders (Annual Meeting) to be held on Wednesday, June 1, 2022, at 9:00 a.m., Pacific Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location.

Alphabet stockholders of Class A or Class B common stock (or their proxy holders) as of the close of business on the record date, April 5, 2022 (Record Date), can participate in and vote at our Annual Meeting by visiting www.virtualshareholdermeeting.com/GOOGL22 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (Notice), voting instruction form, or proxy card. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

Further details regarding participation in the Annual Meeting and the business to be conducted are described in the Notice you received in the mail and in this proxy statement. We have also made available a copy of our 2021 Annual Report to Stockholders (Annual Report) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the 2022 Annual Meeting section of our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of, and continued interest in, Alphabet.

Sincerely,

SUNDAR PICHAI	JOHN L. HENNESSY
CHIEF EXECUTIVE	CHAIR OF THE
OFFICER	BOARD OF DIRECTORS

APRIL 22 , 2022

LETTER FROM THE CHAIR OF THE BOARD OF DIRECTORS

Dear Fellow Stockholders,

Over the past two years, I’ve written to you all as Chair of the Alphabet Board against the backdrop of a global pandemic and a world that often seems like it’s changing faster than usual. During this period, our Board has worked closely with Sundar and management to execute on the company’s mission to organize the world’s information and make it universally accessible and useful. This mission has never been more important.

Throughout Alphabet, I’m proud of how our teams have shown resilience and weathered the volatility of recent years, supporting each other while providing services that have helped people around the world. Our Board has spent a lot of time focused on our workforce, including supporting our employees through the pandemic, transitioning to new flexible working arrangements, and making sure that inclusion is central to all we do as a company. To support our ongoing oversight in these areas, the Board’s Leadership Development, Inclusion and Compensation Committee has expanded its purview to oversee issues of human capital management, diversity and inclusion, workplace environment and safety, and corporate culture.

Sustainability is another area on which our Board has engaged deeply. There is incredible momentum behind the company’s bold commitments and work focused on climate and energy, particularly Google’s carbon-free moonshot. Our efforts will have an impact far beyond the four walls of our company — particularly as we become the computing platform of choice for organizations and companies that are seeking ways to move towards a carbon-neutral future.

As someone who has worked in the fields of computer science and academia for more than 50 years, I’m continually impressed by the scientific and technical advances that Alphabet continues to make and never more so than this year. Alphabet remains among the leading investors in R&D in the world, and that investment supports the company’s position as a leader in areas such as search, video, cloud computing and more. In fields like artificial intelligence (AI), quantum computing, self-driving cars, and biotechnology, Alphabet is making breakthroughs that advance science, provide benefits to society, and contribute to the sustained long-term growth of our business.

As we help guide and oversee the company’s progress in these areas, our Board is truly privileged to draw on seasoned leaders and visionary technologists, including Google’s founders, who together bring broad knowledge, deep experience and specialized expertise. In addition to our regularly scheduled Board meetings and quarterly sessions with management, our directors frequently engage with management to provide additional insight and guidance on matters of strategic importance to our company. Leaders at the company are receptive and responsive to the Board’s engagement and value the perspectives and engagement our directors bring.

As we continue to review and provide oversight of all these important matters, our Board and our company benefit tremendously from the input and feedback from employees, stockholders, and our broader stakeholders. We appreciate and value this dialogue and the insight it provides.

Finally, on behalf of the Board, I would like to thank Alan Mulally, who is not seeking re-election to our Board at this Annual Meeting, for his dedicated service and the insights and contributions he has brought since joining in 2014. Along with my fellow directors, I’m incredibly optimistic about Alphabet’s future and am grateful for the trust you have placed in us. We will continue to build a company that makes us all proud.

Very truly yours,

JOHN L. HENNESSY CHAIR OF THE BOARD OF DIRECTORS

WEDNESDAY, JUNE 1, 2022 9:00 a.m., Pacific Time

VIRTUAL MEETING

Alphabet stockholders of Class A or Class B common stock (or their proxy holders) as of the close of business on April 5, 2022 can participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOOGL22 and entering the 16-digit control number included in your Notice, voting instruction form, or proxy card. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

ITEMS OF BUSINESS

1.	To elect ten members of our Board of Directors (our Board) to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
2.	To ratify the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.	To approve an amendment to Alphabet’s 2021 Stock Plan to increase the share reserve by 4,000,000 shares of Class C capital stock.
4.	To approve an amendment to Alphabet’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares.
5.	To consider and vote upon the stockholder proposals set forth in the proxy statement, if properly presented.
6.	To consider such other business as may properly come before the meeting.

By order of the Board of Directors,

Sundar Pichai Chief Executive Officer	John L. Hennessy Chair of the Board of Directors

NOTICE
of 2022 Annual Meeting
of Stockholders

ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described in this Notice may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE

You are entitled to vote only if you were a stockholder of Alphabet Class A or Class B common stock as of the close of business on April 5, 2022.

MEETING DETAILS

See Annual Meeting of Stockholders on page 16 of this proxy statement for details.

VOTING

Your vote is very important. Whether or not you plan to participate in the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section titled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 106 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

April 22 , 2022

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:	Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.
Vote in Advance of the Meeting
INTERNET Vote your shares at www.proxyvote.com. Have your Notice, voting instruction form, or proxy card for the 16-digit control number needed to vote.	BY TELEPHONE Call toll-free number 1-800-690-6903.	BY MAIL Sign, date, and return your proxy card in the enclosed envelope
Vote Online During the Meeting
INTERNET See page 107 for details on voting your shares during the Annual Meeting through www.virtualshareholdermeeting.com/GOOGL22.

ALPHABET  •  2022 PROXY STATEMENT     5

This Notice of 2022 Annual Meeting of Stockholders, proxy statement, and form of proxy card are being distributed and made available on or about April 22 , 2022.

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental and social goals, commitments, and strategies. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

In this proxy statement, the words “Alphabet,” the “company,” “we,” “our,” “ours,” “us,” and similar terms refer to Alphabet Inc. and its consolidated subsidiaries, unless the context indicates otherwise, and the word “Google” refers to Google LLC, a wholly owned subsidiary of Alphabet.

ALPHABET  •  2022 PROXY STATEMENT     6

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, will be available at https://abc.xyz/investor/other/annual-meeting/.

ALPHABET  •  2022 PROXY STATEMENT     7

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Alphabet under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (Exchange Act), the sections of this proxy statement titled “Report of the Audit and Compliance Committee of the Board of Directors” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Executive Compensation—Leadership Development, Inclusion and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

This proxy statement includes references to websites, website addresses, and additional materials, including reports and blogs, found on those websites. The content of any websites and materials named, hyperlinked, or otherwise referenced in this proxy statement are not incorporated by reference into this proxy statement on Schedule 14A or in any other report or document we file with the SEC, and any references to such websites and materials are intended to be inactive textual references only.

ALPHABET  •  2022 PROXY STATEMENT     8

2022 PROXY STATEMENT SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER, AND YOU SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE VOTING.

—	2021 BUSINESS HIGHLIGHTS

Over the past year, we remained focused on delivering helpful services for users and partners, as well as on driving innovation for long-term growth. We achieved significant successes in our knowledge and information products, including Search, Maps, and YouTube, advances in AI across our software and hardware, growth in our Cloud Platform, and other important developments in privacy and cybersecurity and sustainability, among many other achievements. We also continued to build our partner ecosystem, which helps accelerate our growth, and to invest in Other Bets, which strengthen our long-term growth prospects and opportunities to serve a wider range of customers.

The graphs below match our Class A and Class C’s cumulative 5-year total stockholder returns on common stock and capital stock, respectively, with the cumulative total returns of the S&P 500 index, the NASDAQ Composite index, and the RDG Internet Composite index. The graphs track the performance of a $100 investment in our common stock and capital stock, respectively, and in each index (with the reinvestment of all dividends) from December 31, 2016 to December 31, 2021. The returns shown are based on historical results and are not intended to suggest future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

ALPHABET INC. CLASS A CAPITAL STOCK

Among Alphabet Inc., the S&P 500 Index,
the NASDAQ Composite Index and the RDG Internet Composite Index

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

ALPHABET INC. CLASS C COMMON STOCK

Among Alphabet Inc., the S&P 500 Index,
the NASDAQ Composite Index and the RDG Internet Composite Index

*$100 invested on 12/31/16 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2022 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

ALPHABET  •  2022 PROXY STATEMENT     9

—	ALPHABET’S BOARD OF DIRECTORS

Our Board believes that having a mix of directors with complementary qualifications, expertise, experience, backgrounds, and attributes is essential to meeting its multifaceted oversight responsibilities, representing the best interests of our stockholders, and providing practical insights and diverse perspectives.

Our Director Nominees

ALPHABET  •  2022 PROXY STATEMENT     10

The following table provides summary information about each director nominee(1) as of April 5, 2022.

		Director Since		Membership on Standing Committees				Other Public Boards(3)
Name	Age		Independent	ACC	LDICC(2)	NCGC	EC
Larry Page Co-Founder	49	1998						0
Sergey Brin Co-Founder	48	1998						0
Sundar Pichai Chief Executive Officer, Alphabet and Google	49	2017						0
John L. Hennessy (Chair) Former President of Stanford University	69	2004						0
Frances H. Arnold Linus Pauling Professor of Chemical Engineering, Bioengineering and Biochemistry at California Institute of Technology	65	2019						1
L. John Doerr General Partner and Chairman of Kleiner Perkins	70	1999						3
Roger W. Ferguson Jr. Former President and Chief Executive Officer of TIAA	70	2016						3
Ann Mather Former Executive Vice President and Chief Financial Officer of Pixar	61	2005						4(4)
K. Ram Shriram Managing Partner of Sherpalo Ventures	65	1998						0
Robin L. Washington Former Executive Vice President and Chief Financial Officer of Gilead Sciences	59	2019						3
ACC	Audit and Compliance Committee
LDICC	Leadership Development, Inclusion and Compensation Committee
NCGC	Nominating and Corporate Governance Committee
EC	Executive Committee
Committee Chair
Audit Committee Financial Expert
(1)	Alan R. Mulally, who is currently serving on our Board and as a member of our Audit and Compliance Committee, is not a nominee for election at the Annual Meeting and his term as a director will end at the Annual Meeting.
(2)	In January 2022, our Board amended the charter of the Leadership Development and Compensation Committee, now the Leadership Development, Inclusion and Compensation Committee, giving it increased oversight on matters relating to Alphabet’s human capital management, including with respect to diversity and inclusion, workplace environment and safety, and corporate culture.
(3)	In July 2021, our Board amended the Corporate Governance Guidelines to reduce the maximum number of public company board memberships our directors can serve on from five to four, including membership on the Alphabet Board, effective July 15, 2022.
(4)	This includes Ann’s directorship at Arista Networks, Inc. In March 2022, Arista announced that Ann will not stand for re-election as a director at the end of her current term and intends to resign from its board of directors, effective as of the date of Arista’s 2022 annual meeting of stockholders.

ALPHABET  •  2022 PROXY STATEMENT     11

—	CORPORATE GOVERNANCE HIGHLIGHTS

Our corporate governance structure is designed to promote long-term stockholder value creation through the leadership and oversight provided by our thoughtfully and effectively composed Board. Our Board is committed to maintaining alignment with stockholder interests through our strong governance practices and by seeking and incorporating stockholder feedback that informs key areas of focus for our Board and the company each year.

Board Leadership and Composition	Board and Committee Practices	Stockholder Alignment
•

Independent Chair of the Board, separate from CEO role

•

100% independent key committees (ACC, LDICC, NCGC)

•

Review of each committee chair at least every three years

•

Diverse Board in terms of gender, race, experience, skills, and tenure

•

Commitment to consider underrepresented people of color and different genders as potential director nominees

•

Annual Board and committee evaluations

•

Executive sessions of independent directors for all quarterly Board and committee meetings led by the Independent Chair

•

Director overboarding policy

•

Director orientation and continuing education programs

•

Annual election for all directors

•

Majority voting standard for election of directors

•

Removal of directors with or without cause

•

Minimum stock ownership guidelines

•

Channels for stockholder feedback, including via engagements with management to discuss corporate governance and other ESG matters

For more detailed information on Alphabet’s corporate governance and risk oversight framework, see “Directors, Executive Officers, and Corporate Governance—Corporate Governance and Board Matters” beginning on page 28.

ALPHABET  •  2022 PROXY STATEMENT     12

— ENVIRONMENTAL & SOCIAL HIGHLIGHTS

At Alphabet, we aim to build technology to help improve the lives of as many people as possible. In pursuing this goal, we develop products and services that we believe have a positive impact on the world and further the long-term interests of our business, stockholders, and stakeholders.

Our Board and its committees have oversight of environmental and social matters that are important to both our company and stakeholders. At the committee level, oversight of specific environmental and social topics is assigned to the relevant committees including:

•	Our Audit and Compliance Committee has the primary responsibility for oversight of risks associated with, among other matters, data privacy and security, competition, compliance, civil and human rights, and sustainability.

•	Our Leadership Development, Inclusion and Compensation Committee oversees human capital management, including diversity and inclusion and fostering a strong corporate culture.

The scale and breadth of our products, services, and operations provide us both an opportunity and a responsibility to manage our company in an environmentally and socially responsible way. Below we describe certain environmental and social topics that we believe are of interest to many of our stockholders and broader stakeholders, and that are important to driving value over the long-term.

Environmental Sustainability: We care deeply about sustainability, and we strive to build it into everything we do. Oversight of environmental sustainability primarily resides with our Audit and Compliance Committee, which reviews and discusses with management our risk exposures, including those related to environmental sustainability. Our environmental sustainability efforts are focused on three pillars: accelerating the transition to carbon-free energy and a circular economy, empowering everyone with technology, and benefiting the people and places where we operate. Highlights of our key achievements and ambitions include:

•	We have been carbon neutral since 2007, and have matched 100% of our annual electricity use with renewable energy since 2017.

•	We have set a goal to achieve net-zero emissions across our operations and value chain, and to operate fully on carbon-free energy by 2030.

•	We are working hard to make our data centers some of the most efficient in the world by designing, building, and operating each one to maximize efficient use of energy, water, and materials.

We track and provide transparent information and data on our environmental sustainability initiatives. Please see our Sustainability website for more information.

Diversity, Equity, and Inclusion (DEI): Building a world where progress, equitable outcomes, diversity, and inclusion can be realities is at the heart of what we do — from how we build our products to how we build our workforce. We have deepened our efforts to drive meaningful change but we know there is more to be done. We have a responsibility to continue scaling our DEI initiatives, to ensure a workforce that is more representative of our users, a workplace that creates a sense of belonging for everyone, and to increase pathways to tech in the communities we call home.

We devote significant resources to assessing and identifying opportunities for continued improvement, and our Board plays an important role in elevating our focus. Our Leadership Development, Inclusion and Compensation Committee is charged with overseeing matters relating to our human capital management, including with respect to diversity and inclusion, workplace environment and safety, and corporate culture.

In 2020, we implemented a series of industry-leading principles and improvements that incorporated input from both employees and stockholders, including the creation of a new DEI Advisory Council, which comprises internal senior executives and external DEI experts. We have also heightened our focus on promoting racial equity, including announcing in 2020 a series of racial equity commitments. We shared an update on our progress in 2021 and continue working to translate those efforts into lasting, meaningful change.

We report on our commitments, initiatives, and progress through our Diversity Annual Report and also share publicly our Equal Employment Opportunity Report (EEO-1). Please see our Diversity and Racial Equity Commitments websites for more information.

Content Governance, Data Privacy, and Data Security: Ensuring proper use of our platforms and protecting the data privacy and security of our users is fundamental to maintaining our users’ trust and to ensuring our long-term business success. In service of this priority, our Audit and Compliance Committee has specific oversight of data privacy and security matters.

ALPHABET  •  2022 PROXY STATEMENT     13

We are committed to promoting transparency across our platforms and provide detailed reporting at the company level and, where applicable, individual business level regarding our policies, programs, and performance including:

•	Our Transparency Report, which shares data on how we handle content that violates our policies, as well as how we handle government requests for removal of content.

•	Our Ads Safety Report, where we explain how we are using evolving policies and better technology to find and remove policy-violating ads.

•	Our YouTube enforcement report, which we release on a quarterly basis, includes information on channel removals, removal of comments, the policy reasons for removal, and data on appeals.

•	We also regularly share blog posts with information on a broad range of issues including how we combat misinformation and disinformation on our platforms and partner with external organizations to drive industry-wide efforts.

Public Policy and Lobbying: Our engagement with policymakers and regulators is guided by a commitment to ensuring our participation is always open, transparent, and clear to our users, stockholders, and the public. Our Nominating and Corporate Governance Committee and senior management review our corporate political policies and activities to ensure appropriate policies and practices are in place and serving the interest of stockholders.

Our lobbying, trade association, and political engagement policies and disclosures are the result of careful ongoing consideration and analysis by our management. Our U.S. Public Policy Transparency website provides robust and regularly updated disclosures on our public policy and lobbying activities, trade association participation, and other key elements of our approach to policy engagement.

Human Rights: At Alphabet, we are guided by internationally recognized human rights standards. We have a longstanding commitment to respecting the rights enshrined in the Universal Declaration of Human Rights and its implementing treaties, as well as to upholding the standards established in the United Nations Guiding Principles on Business and Human Rights and in the Global Network Initiative Principles.

Under the umbrella of our Human Rights Program, our senior management oversees the implementation of our civil rights and human rights work and provides relevant updates to our Audit and Compliance Committee. We maintain a human rights due diligence process, which includes human rights impact assessments and regular engagement and consultation with internal and external stakeholders on topics such as content policies and data governance. These engagements help us to identify, prioritize, and address existing and potential civil and human rights impacts as well as opportunities to improve our policies, practices, and services.

Our Human Rights website provides details on our commitments and outlines our approach to human rights.

Reporting and Transparency Update

In addition to the extensive reporting and transparency we provide on the topics discussed above, we are continually focused on evolving our Environmental, Social, and Governance (ESG) reporting to align with best practices and stockholder and stakeholder expectations. To that end, we expect to share in the upcoming months our first index of ESG disclosures mapped to the Sustainable Accounting Standards Board (SASB) and to the Task Force on Climate-Related Financial Disclosures (TCFD) framework. This builds on our longstanding practice of publicly reporting information across a broad range of ESG topics.

ALPHABET  •  2022 PROXY STATEMENT     14

—	EXECUTIVE COMPENSATION HIGHLIGHTS

We design our executive officer compensation programs to attract and retain the world’s best talent, support Alphabet’s culture of innovation and performance, and align employee and stockholder interests.

Stockholder-Aligned Program Design	Best Practices in Executive Compensation	Pay for Performance
•

Competitive total pay opportunity to attract, retain, and motivate leaders

•

Primarily equity-based compensation with payout aligned to long-term company performance

•

Multi-year vesting of stock awards

•

Discourage unnecessary and excessive risk taking

•

No change in control benefits

•

Prohibition of pledging and hedging ownership of Alphabet stock

•

No executive-only benefit plans or retirement programs

•

No excessive perquisites beyond those considered a business necessity

•

Performance stock awards with payout based on long-term company performance

•

Performance stock awards include total shareholder return modifier to reward significant positive outperformance of Alphabet relative to the companies comprising the S&P 100 for the applicable performance period

•

ESG bonus for Google’s senior executive team

For more detailed information on Alphabet’s executive compensation philosophy and practices, see “Compensation Discussion and Analysis” beginning on page 45.

ALPHABET  •  2022 PROXY STATEMENT     15

—	ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Virtual Meeting Access:	Record Date:
9:00 a.m., Pacific Time, on Wednesday, June 1, 2022	Alphabet stockholders (or their proxy holders)
can participate in and vote at our Annual
Meeting by visiting
www.virtualshareholdermeeting.com/
GOOGL22
and entering the 16-digit control number
included in the Notice, voting instruction
form, or proxy card.
All others may view the Annual Meeting
through our Investor Relations YouTube
	channel at www.youtube.com/c/AlphabetIR.	April 5, 2022

Voting: Holders of Class A or Class B common stock as of the Record Date are entitled to vote. Each share of Class A common stock is entitled to one (1) vote with respect to each director nominee and one (1) vote with respect to each of the proposals to be voted on. Each share of Class B common stock is entitled to ten (10) votes with respect to each director nominee and ten (10) votes with respect to each of the proposals to be voted on. The holders of the shares of Class A common stock and Class B common stock are voting as a single class on all matters. Holders of Class C capital stock have no voting power as to any items of business that will be voted on at the Annual Meeting.

Participating in the Annual Meeting: Our Annual Meeting will be accessible through the Internet only. We have adopted a virtual format for our Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location.

You are entitled to participate in the Annual Meeting only if you were a holder of Class A or Class B common stock as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GOOGL22, you must enter the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 30 minutes before the Annual Meeting on June 1, 2022. If you have difficulty accessing the meeting, please call 1-844-986-0822 (toll free) or 1-303-562-9302 (international). We will have technicians available to assist you.

We will also make the Annual Meeting viewable to anyone interested through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

Vote in Advance of the Meeting	Vote Online During the Meeting

Vote your shares at www.proxyvote.com. Have your Notice, voting instruction form, or proxy card for the 16-digit control number needed to vote.	See page 107 for details on voting your shares during the Annual Meeting through www.virtualshareholdermeeting. com/GOOGL22

Call toll-free number 1-800-690-6903.

Sign, date, and return the enclosed proxy card or voting instruction form.

ALPHABET  •  2022 PROXY STATEMENT     16

—	VOTING MATTERS AND VOTE RECOMMENDATIONS

Proposal		Alphabet Board Voting Recommendation	Rationale
MANAGEMENT PROPOSALS:
(1)	Election of ten directors (page 60)	FOR each nominee	• Slate of highly qualified Director nominees with broad and diverse backgrounds, experiences, and skill sets aligned to Alphabet’s unique business
(2)	Ratification of the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (page 61)	FOR
•

Ernst & Young LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit Alphabet’s financial statements

•

All audit and non-audit services provided by Ernst & Young LLP must be pre-approved by our Audit and Compliance Committee

(3)	Approval of an amendment to Alphabet’s 2021 Stock Plan to increase the share reserve by 4,000,000 shares of Class C capital stock (page 62)	FOR	• Equity awards provided under Alphabet’s 2021 Stock Plan are vital to our ability to attract and retain outstanding and highly skilled employees
(4)	Approval of an amendment to Alphabet’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares (page 66)	FOR
•

As disclosed on February 1, 2022, our Board approved and declared a 20-for-one stock split (Stock Split) in the form of a one-time special stock dividend on each share of Class A and Class B common stock and Class C capital stock

•

In connection with the Stock Split and for general corporate purposes, our Board is recommending that Alphabet’s Amended and Restated Certificate of Incorporation (Charter) be amended to increase the number of authorized shares of Class A and Class B common stock and Class C capital stock

STOCKHOLDER PROPOSALS:
(5)	Stockholder proposal regarding a lobbying report (page 70 )	AGAINST
•

Our Board is committed to transparency and the company already makes extensive disclosures on our lobbying efforts

•

Our Board also maintains oversight of Google’s corporate political activities to ensure they are serving the interest of stockholders

(6)	Stockholder proposal regarding a climate lobbying report (page 72 )	AGAINST
•

Our comprehensive lobbying disclosures, with oversight from our Board, provide the necessary information to understand the scope of the company’s lobbying activities, including as it relates to our positions on climate change and the Paris Agreement

(7)	Stockholder proposal regarding a report on physical risks of climate change (page 74 )	AGAINST	• We conduct a robust climate risk assessment and already publish information on this assessment, as well as on our climate strategies and performance, through our annual CDP and Environmental Reports
(8)	Stockholder proposal regarding a report on water management risks (page 76 )	AGAINST
•

We have already reported on our water management strategies and performance in Google’s Water Stewardship paper

•

Our commitment to water stewardship is reflected in our water-related goals and initiatives across our global locations

(9)	Stockholder proposal regarding a racial equity audit (page 78 )	AGAINST
•

With the Board’s oversight, we already continuously review our approach to racial equity and seek engagement with independent experts and stakeholders to find areas where we can improve, including by ensuring (1) that our commitment to racial equity is reflected in our goals and actions; and (2) that we are building our products so that they work for everyone

(10)	Stockholder proposal regarding a report on concealment clauses (page 81 )	AGAINST
•

Google’s employment, severance, and settlement agreements do not prohibit the disclosure of facts underlying claims of harassment or discrimination

•

We review our employment practices and policies on an ongoing basis and strive to make them best in class

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Proposal		Alphabet Board Voting Recommendation	Rationale
(11)	Stockholder proposal regarding equal shareholder voting (page 83 )	AGAINST
•

Our strong governance practices and current capital structure have provided significant long-term stability to the company and have proven beneficial to stockholders through the delivery of exceptional returns over the life of the company

(12)	Stockholder proposal regarding a report on government takedown requests (page 85 )	AGAINST
•

We annually publish our Google Transparency Report to provide stockholders with details on how the policies and actions of governments and corporations affect privacy, security, and access to information

(13)	Stockholder proposal regarding a human rights assessment of data center siting (page 87)	AGAINST	• Our existing disclosures provide transparent information on how we evaluate and manage human-related risks, including related to data center siting
(14)	Stockholder proposal regarding a report on data collection, privacy, and security (page 89)	AGAINST	• We provide extensive public disclosure on our approach to data privacy and security risk management that we believe already exceeds the requests of the proposal
(15)	Stockholder proposal regarding algorithm disclosures (page 91)	AGAINST
•

We disclose significant information about our advertising and search policies and procedures and their application, and additional details on proprietary algorithmic systems could be used to compromise our operations and the quality of our services

(16)	Stockholder proposal regarding misinformation and disinformation (page 93)	AGAINST
•

We maintain robust policies and transparent reporting on how we combat the potential spread of misinformation and disinformation

•

We take a systematic approach to ensuring respect for human rights across our business, supported by significant transparency around our efforts

(17)	Stockholder proposal regarding a report on external costs of disinformation (page 96)	AGAINST
•

We undertake substantial efforts to prevent misuse of our platforms and provide meaningful disclosures on our policies and activities to address risks

•

Our management team has direct responsibility for combatting disinformation, and regularly meets with our Audit and Compliance Committee to discuss our efforts to ensure platform quality

(18)	Stockholder proposal regarding a report on board diversity (page 98)	AGAINST
•

Our Board considers diversity in its director nomination and evaluation process and these practices have fostered a diverse board composition

•

We already provide information regarding the company’s board diversity practices in our proxy statement and Diversity Annual Report

(19)	Stockholder proposal regarding the establishment of an environmental sustainability board committee (page 100)	AGAINST
•

Our Board has oversight of the company’s key environmental sustainability matters and this oversight structure best serves our company to view environmental sustainability risks in the context of all of Alphabet’s major risk exposures and initiatives

(20)	Stockholder proposal regarding a policy on non-management employee representative director (page 102)	AGAINST
•

We have established a director nomination process that effectively serves our Board and our stockholders by focusing on the critical qualities needed for effective oversight

•

Our Leadership Development, Inclusion and Compensation Committee is charged with overseeing human capital and corporate culture matters, and we have created multiple channels to provide employees with opportunities to share feedback with management and the Board

(21)	Stockholder proposal regarding a report on policies regarding military and militarized policing agencies (page 104)	AGAINST
•

We already maintain and disclose policies and principles on the use of our technology, including in the context of our work with governments, to ensure our work with customers and partners aligns with the company’s values

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

—

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors (our Board) is composed of highly experienced and diverse directors who have led, advised, and established leading global organizations and institutions. Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the company and that enable them to provide oversight of management to ensure accountability to our stockholders. Our Board has endeavored to strike the right balance between long-term understanding of our business and fresh external perspectives, adding three new directors in the past five years, as well as ensuring the diversity of backgrounds and perspectives within the boardroom.

Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, academics, scientists, investors, advisors, nonprofit board members, and government leaders — all of which provide skills and expertise directly relevant to our strategic and oversight priorities. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, leadership development, and international business experience. Most of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, different business processes, challenges, and strategies. Other directors have experience as presidents or trustees of significant academic, research, and philanthropic institutions, which brings unique perspectives to our Board. Further, our directors also have other experience that makes them valuable members, such as entrepreneurial experience and experience developing technology or managing technology companies, which provides insight into strategic and operational issues we face.

The demographic information presented below for our directors is based on voluntary self-identification by each director. Additional biographical information of our directors and executive officers as of April 5, 2022 are set forth starting on page 22.

	Page	Brin	Pichai	Hennessy	Arnold	Doerr	Ferguson	Mather	Mulally(1)	Shriram	Washington
Gender Identity
Male
Female
Race/Ethnicity
African American or Black
Asian
White

(1)	Alan, who is currently serving on our Board, is not a nominee for election at the Annual Meeting.

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Directors

LARRY PAGE Co-Founder Director since 1998 | Executive Committee (Chair)
Selected Memberships: • Board of Trustees, X Prize Foundation • The Carl Victor Page Memorial Foundation

Larry Page, 49, one of Google’s Co-Founders, previously served as Google’s Chief Executive Officer from April 2011 to October 2015, and as Alphabet’s Chief Executive Officer from October 2015 to December 2019. From July 2001 to April 2011, Larry served as Google’s President, Products. In addition, from September 1998 to July 2001, Larry served as Google’s Chief Executive Officer, and from September 1998 to July 2002, as Google’s Chief Financial Officer. Larry holds a Bachelor of Science degree in engineering, with a concentration in computer engineering, from the University of Michigan and a Master of Science degree in computer science from Stanford University.

Select Leadership Skills and Additional Experiences:

•
Business leadership, operational experience, and experience developing technology as Co-Founder of Google and former Chief Executive Officer of Alphabet.
•
In-depth knowledge of the technology sector and experience in developing transformative business models.

SERGEY BRIN Co-Founder Director since 1998 | Executive Committee
Selected Memberships: • Sergey Brin Family Foundation

Sergey Brin, 48, one of Google’s Co-Founders, previously served as Google’s President from May 2011 to October 2015, and as Alphabet’s President from October 2015 to December 2019. From July 2001 to April 2011, Sergey served as Google’s President, Technology and Co-Founder. In addition, from September 1998 to July 2001, Sergey served as Google’s President and Chairman of Google’s Board of Directors. Sergey holds a Bachelor of Science degree with high honors in mathematics and computer science from the University of Maryland at College Park and a Master of Science degree in computer science from Stanford University.

Select Leadership Skills and Additional Experiences:

•
Business leadership, operational experience, and experience developing technology as Co-Founder of Google and former President of Alphabet.
•
In-depth knowledge of the technology sector and experience in developing transformative business models.

SUNDAR PICHAI Chief Executive Officer, Alphabet and Google Director since 2017 | Executive Committee
Selected Memberships: • The Pichai Family Foundation

Sundar Pichai, 49, has been the Chief Executive Officer of Alphabet since December 2019 and of Google since October 2015. Since joining Google in 2004, Sundar has led product and engineering for Google’s products and platforms, including Search, Chrome, Maps, Android, Gmail, and Google Apps (now Google Workspace). Sundar served as Google’s Senior Vice President of Products from October 2014 to October 2015, and as Google’s Senior Vice President of Android, Chrome and Apps from March 2013 to October 2014. As CEO, he has shifted the company’s strategy to focus on AI, which is now powering advances in the company’s founding product, Search, as well as other helpful products for people around the world. Sundar holds a Bachelor of Technology degree from the Indian Institute of Technology Kharagpur, a Master of Science degree from Stanford University, and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

Select Leadership Skills and Additional Experiences:

•
Business leadership, operational experience, and experience developing technology as Chief Executive Officer of Alphabet and Google.
•
In-depth knowledge of the technology sector, and experience in developing Alphabet and Google’s products and services and leading the company’s strategic vision, management, and operations.

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JOHN L. HENNESSY Chair of the Board Director since 2004 | Nominating and Corporate Governance Committee (Chair)

Selected Memberships and Private Directorships:

•
Board of Trustees, Gordon and Betty Moore Foundation
•
Board of Directors, Chan Zuckerberg Biohub

Former Public Company Directorships in the Past Five Years:

•
Cisco Systems, Inc

John L. Hennessy, 69, has served as Chair of our Board since January 2018. John previously served as our Lead Independent Director from April 2007 to January 2018. John is the James F. and Mary Lynn Gibbons Professor of Computer Science and Electrical Engineering in the Stanford School of Engineering, and the Shriram Family Director of Stanford’s Knight-Hennessy Scholars, a graduate-level scholarship program. John served as the President of Stanford University from September 2000 to August 2016. From 1994 to August 2000, John held various positions at Stanford, including Dean of the Stanford University School of Engineering and Chair of the Stanford University Department of Computer Science. John holds a Bachelor of Science degree in electrical engineering from Villanova University and a Master of Science degree and a Doctoral degree in computer science from the State University of New York, Stony Brook.

Select Leadership Skills and Additional Experiences:

•
Leadership and management experience as a former president of a world-renowned university.
•
Experience developing technology businesses as founder of MIPS Technologies, Inc. and chief architect of Silicon Graphics Computer Systems, Inc.
•
Global business perspective from his service on other boards.

FRANCES H. ARNOLD Director since 2019 | Nominating and Corporate Governance Committee

Other Public Company Directorships:

•   Illumina, Inc.

Selected Memberships:

•   Co-Chair, President’s Council of Advisors on Science and Technology

•   Member, U.S. National Academies of Science, Medicine, and Engineering

•   Member, The American Academy of Arts and Sciences

Frances H. Arnold, 65, manages a research group, is the Linus Pauling Professor of Chemical Engineering, Bioengineering and Biochemistry, and is the Director of the Donna and Benjamin M. Rosen Bioengineering Center, all at the California Institute of Technology. She joined the California Institute of Technology in 1986 and has served as a Visiting Associate, Assistant Professor, Professor, and Director. Frances’s laboratory focuses on protein engineering by directed evolution, with applications in alternative energy, chemicals, and medicine. Frances is the recipient of numerous honors, including the Nobel Prize in Chemistry, the Millennium Technology Prize, induction into the National Inventors Hall of Fame, Fellow of the National Academy of Inventors, the ENI Prize in Renewable and Nonconventional Energy, the U.S. National Medal of Technology and Innovation, and the Charles Stark Draper Prize of the U.S. National Academy of Engineering. Frances holds a Bachelor of Science degree in mechanical and aerospace engineering from Princeton University and a Doctoral degree in chemical engineering from the University of California, Berkeley.

Select Leadership Skills and Additional Experiences:

•
Leadership and management experience managing a research group at the California Institute of Technology and co-chair of the President’s Council of Advisors on Science and Technology.
•
Recipient of the 2018 Nobel Prize for Chemistry for her work on directed evolution of enzymes.
•
Global business perspective from her service on other boards.

L. JOHN DOERR Director since 1999 | Leadership Development, Inclusion and Compensation Committee

Other Public Company Directorships:

•   Amyris, Inc.

•   Coursera, Inc.

•   DoorDash, Inc.

Selected Memberships:

•   Board of Trustees, The Aspen Institute

•   Board of Trustees, Climate Imperative

Former Public Company Directorships in the Past Five Years:

•   Bloom Energy Corporation

•   Quantumscape Corporation

•   Zynga, Inc.

L. John Doerr, 70, has been a General Partner of Kleiner Perkins, a venture capital firm, since August 1980. John holds a Bachelor of Science degree in electrical engineering and a Master of Science degree in electrical engineering from Rice University, and a Master of Business Administration degree from Harvard Business School.

Select Leadership Skills and Additional Experiences:

•
Global business leadership and extensive financial and investment expertise as a venture capitalist.
•
In-depth knowledge of the technology sector and visionary in the industry.
•
Global business perspective from his service on other boards.

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ROGER W. FERGUSON JR. Director since 2016 | Audit and Compliance Committee

Other Public Company Directorships:

•   Blend Labs, Inc.

•   Corning

•   International Flavors & Fragrances, Inc.

Selected Memberships:

•   Board of Regents, The Smithsonian Institution

•   Member and Co-Chair of the Commission on the Future of Undergraduate Education, American Academy of Arts and Sciences

•   Board of Trustees: Institute for Advanced Study; The Conference Board; The Memorial Sloan Kettering Cancer Center; The National September 11th Museum and Memorial

Former Public Company Directorships in the Past Five Years:

•   General Mills, Inc.

Roger W. Ferguson Jr., 70, is currently The Steven A. Tananbaum distinguished fellow at the Council on Foreign Relations and is employed by Red Cell Partners. Roger has served as the President and Chief Executive Officer of TIAA, a major financial services company, from April 2008 to May 2021. He joined TIAA after his tenure at Swiss Re, a global reinsurance company, where he served as Chairman of the firm’s America Holding Corporation, Head of Financial Services, and a member of the Executive Committee from 2006 to 2008. Prior to that, Roger joined the Board of Governors of the U.S. Federal Reserve System in 1997 and served as its Vice Chairman from 1999 to 2006. From 1984 to 1997, he was an associate and partner at McKinsey & Company. Roger holds a Bachelor of Arts degree in economics, a Doctoral degree in economics, and a Juris Doctor degree, all from Harvard University.

Select Leadership Skills and Additional Experiences:

•
Global business leadership and extensive financial, capital markets, and management expertise as former President and Chief Executive Officer of TIAA.
•
Extensive experience in management consulting and various policy-making roles.
•
Global business perspective from his service on other boards.

ANN MATHER Director since 2005 | Audit and Compliance Committee (Chair)

Other Public Company Directorships:

•   Arista Networks, Inc.(1)

•   Blend Labs, Inc.

•   Bumble Inc.

•   Netflix, Inc.

Selected Memberships:

•   Board of Trustees, Dodge & Cox Funds

Former Public Company Directorships in the Past Five Years:

•   Airbnb, Inc.

•   Glu Mobile, Inc.

•   Planet Labs Inc.

•   Shutterfly, Inc.

Ann Mather, 61, was Executive Vice President and Chief Financial Officer of Pixar, a computer animation film studio, from 1999 to 2004. Prior to her service at Pixar, Ann was Executive Vice President and Chief Financial Officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ann holds a Master of Arts degree from Cambridge University in England, is an honorary fellow of Sidney Sussex College, Cambridge, and is a chartered accountant.

Select Leadership Skills and Additional Experiences:

•
Deemed an “audit committee financial expert” with over 20 years of experience in finance and operations of technology companies, particularly publicly traded companies with knowledge of complex global financial and business matters.
•
Global business leadership and extensive financial experience as a former chief financial officer and senior finance executive of major corporations.
•
Global business perspective from her service on other boards.

(1)	On March 29, 2022, Arista Networks, Inc. announced that Ann will not stand for re-election as a director at the end of her current term and intends to resign from its board of directors, effective as of the date of Arista’s 2022 annual meeting of stockholders.

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ALAN R. MULALLY(1) Director since 2014 | Audit and Compliance Committee
Selected Memberships: • Board of Trustees, Mayo Clinic • U.S. National Academy of Engineering, Member • England’s Royal Academy of Engineering, Fellow

Alan R. Mulally, 76, served as President and Chief Executive Officer of Ford Motor Company, a global automotive company, from September 2006 through June 2014. Alan was previously a director of Ford and served on its finance committee from September 2006 through June 2014. From March 2001 to September 2006, Alan served as Executive Vice President of the Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes, Inc. He also was a member of the Boeing Executive Council. Prior to that time, he served as President of Boeing’s space and defense business. Alan served as co-chair of the Washington Competitiveness Council and sat on the advisory boards of NASA, the University of Washington, the University of Kansas, the Massachusetts Institute of Technology, and the U.S. Air Force Scientific Advisory Board. Alan holds a Bachelor of Science and Master of Science degrees in aeronautical and astronautical engineering from the University of Kansas, and a Master of Science degree in management from the Massachusetts Institute of Technology as a 1982 Alfred P. Sloan fellow.

Select Leadership Skills and Additional Experiences:

•
Global business leadership and extensive financial and management expertise as former President and Chief Executive Officer of Ford Motor Company, Executive Vice President of the Boeing Company, and President and Chief Executive Officer of Boeing Commercial Airplanes, Inc.
•
Valuable experience in addressing issues ranging from corporate strategy, operational excellence, governance, and sales and marketing.

(1)	Alan is not a nominee for election at the Annual Meeting and his term as a director will end at the Annual Meeting.

K. RAM SHRIRAM Director since 1998 | Leadership Development, Inclusion and Compensation Committee
Selected Memberships: • Member, Council on Foreign Relations • Board of Trustees, Stanford Health Care • Charter Member, Indiaspora

K. Ram Shriram, 65, has been a managing partner of Sherpalo Ventures, LLC, an angel venture investment company, since January 2000. From August 1998 to September 1999, Ram served as Vice President of Business Development at Amazon.com, Inc., an internet retail company. Prior to that, Ram served as President at Junglee Corporation, a provider of database technology, which was acquired by Amazon.com in 1998. Ram was an early member of the executive team at Netscape Communications Corporation. Ram holds a Bachelor of Science degree in mathematics from the University of Madras, India.

Select Leadership Skills and Additional Experiences:

•
Global business leadership as former Vice President of Business Development at Amazon.com, Inc., President of Junglee Corporation, and a member of the executive team of Netscape Communications Corporation.
•
Extensive financial and investment expertise as a venture capitalist.
•
Outside board experience as a director of several private companies.

ROBIN L. WASHINGTON Director since 2019 | Leadership Development, Inclusion and Compensation Committee (Chair)

Other Public Company Directorships:

•   Honeywell International, Inc.

•   salesforce.com, inc.

•   Vertiv Holdings Co.

Selected Memberships and Private Directorships:

•   President’s Council & Ross Business School Advisory Board, University of Michigan

•   Board of Trustees, UCSF Benioff Children’s Hospital Oakland

•   Board of Directors, Mastercard Foundation

Robin L. Washington, 59, served as the Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biopharmaceutical company, from May 2008 to November 2019 where she oversaw Global Finance, Facilities and Operations, Investor Relations, and the Information Technology organizations. Robin remained with Gilead in an advisory capacity from November 2019 until March 2020. From January 2006 to June 2007, Robin served as Chief Financial Officer of Hyperion Solutions Corporation, an enterprise software company. Prior to Hyperion, Robin served in a number of executive positions with PeopleSoft, Inc., a provider of enterprise application software, including as Senior Vice President and Corporate Controller along with several other senior financial roles from 1996 to 2005. Prior to PeopleSoft, Robin was Director of Finance for Tandem Computers, an Accounting Analyst for the Federal Reserve Bank of Chicago, and a Senior Auditor for Deloitte. Robin holds a Bachelor of Business Administration degree from the University of Michigan and a Master of Business Administration degree from Pepperdine University.

Select Leadership Skills and Additional Experiences:

•
Extensive financial and management expertise and global business leadership as former Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., Hyperion Solutions Corporation, and former executive of PeopleSoft, Inc.
•
In-depth knowledge of the technology sector.
•
Global business perspective from her service on other boards.

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Executive Officers

This section describes the business experience of our executive officers, other than Sundar, whose biography can be found on page 22. Our executive officers are appointed by and serve at the discretion of our Board. There are no family relationships among any of our directors or executive officers.

RUTH M. PORAT Chief Financial Officer, Alphabet and Google

Public Company Directorships:

•   Blackstone Inc.

Selected Memberships and Private Directorships:

•    Board of Directors , Council on Foreign Relations

•   Board of Trustees, Memorial Sloan Kettering Cancer Center

•   Board of Directors, Stanford Management Company

•   Board of Directors, Verily Life Sciences

Ruth M. Porat, 64, has served as Senior Vice President and Chief Financial Officer of Alphabet, since May 2015. Prior to joining Google, Ruth was Executive Vice President and Chief Financial Officer of Morgan Stanley from January 2010 to April 2015. Previously she was Vice Chairman of Investment Banking from September 2003 to December 2009, and Global, Co-Head of Technology Investment Banking, and Global Head of the Financial Institutions Group at Morgan Stanley from September 2006 through December 2009. Ruth holds a Bachelor of Arts degree from Stanford University, a Master of Science degree from The London School of Economics, and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

Select Leadership Skills and Additional Experiences:

•
Extensive financial and management expertise in the finance, investment, and technology industries.
•
Outside board experience and global business perspective from her service on other boards.

PRABHAKAR RAGHAVAN Senior Vice President, Knowledge and Information, Google
Selected Memberships: • Member, National Academy of Engineering • Fellow, Association for Computing Machinery • Fellow, Institute of Electrical and Electronic Engineers (IEEE)

Prabhakar Raghavan, 61, has served as Senior Vice President of Google since November 2018. He is responsible for Google Search, Assistant, Geo, Ads, Commerce, and Payments products. Previously, he served as Senior Vice President, Ads, from October 2018 to June 2020, and as Vice President, Apps, from May 2014 to October 2018. Prior to joining Google in March 2012, Prabhakar founded and led Yahoo! Labs, served as the chief technology officer at Verity, held various positions over the course of fourteen years at IBM Research, and was a Consulting Professor of Computer Science at Stanford University. Prabhakar holds a Bachelor of Technology degree from the Indian Institute of Technology Madras and a Doctoral degree in electrical engineering and computer science from the University of California, Berkeley.

Select Leadership Skills and Additional Experiences:

•
Extensive management experience having served in various leadership roles in several technology companies.
•
In-depth knowledge of the technology sector.

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PHILIPP SCHINDLER Senior Vice President, Chief Business Officer, Google
Selected Memberships: • Scholar, the Studienstiftung des deutschen Volkes, the German Academic Scholarship Foundation

Philipp Schindler, 51, has served as Senior Vice President, Chief Business Officer of Google since August 2015, overseeing Google’s and YouTube’s sales activities, Google’s technical and consumer support, partnership and business development teams, and country operations. Philipp previously served at Google as Vice President of Global Sales and Operations from January 2012 to July 2015; as President for Northern and Central Europe from June 2009 to January 2012; and as Managing Director, Germany, Switzerland, Austria and Nordics from September 2005 to June 2009. Philipp holds a Diplom Kaufmann degree with distinction in business administration and management from the European Business School in Oestrich-Winkel, Germany.

Select Leadership Skills and Additional Experiences:

•
Extensive leadership experience having served as senior vice president at AOL Germany, and head of marketing at CompuServe in Germany, a subsidiary of AOL Inc.
•
In-depth knowledge of the technology sector.

KENT WALKER President, Global Affairs, and Chief Legal Officer, Alphabet and Google; Corporate Secretary, Alphabet
Selected Memberships: • Board of Overseers, Harvard University

Kent Walker, 61, has served as President, Global Affairs, and Chief Legal Officer of Alphabet and Google since November 2021, and Corporate Secretary of Alphabet since January 2020. Kent previously served as Senior Vice President, Global Affairs and Chief Legal Officer of Google from June 2018 to November 2021. He oversees teams responsible for content policy, government affairs, legal matters, philanthropy, and responsible innovation. Since joining Google in 2006, he has led Google’s advocacy on competition, content, copyright, and privacy. He previously held executive positions at Netscape, AOL, and eBay. Kent holds a Bachelor of Arts degree in social studies from Harvard University and a Juris Doctor degree from Stanford Law School.

Select Leadership Skills and Additional Experiences:

•
Extensive leadership experience serving as the first chair of the Global Internet Forum to Counter Terrorism and currently chairs Google’s Advanced Technology Review Council. Also, held various executive positions at various technology companies.
•
Previously served as an Assistant U.S. Attorney in San Francisco and Washington D.C.
•
In-depth knowledge of the technology sector.

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—

CORPORATE GOVERNANCE AND BOARD MATTERS

We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees, known as the Alphabet Code of Conduct. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, and charters of the standing committees of our Board, form the framework for our corporate governance. The Alphabet Code of Conduct and Corporate Governance Guidelines are available on our Investor Relations website at https://abc.xyz/investor/. We will post amendments to the Alphabet Code of Conduct or any waivers of the Alphabet Code of Conduct for directors and executive officers on the same website.

Stockholders may request printed copies of the Alphabet Code of Conduct, the Corporate Governance Guidelines, and committee charters at no charge by sending inquiries to:

Investor Relations Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	Email: investor-relations@abc.xyz

Board Meetings

During 2021, our Board held four meetings and acted by unanimous written/electronic consent one time. Each director attended at least 75% of all Board and applicable committee meetings. We encourage our directors to attend our annual meetings of stockholders. Seven directors attended Alphabet’s 2021 Annual Meeting of Stockholders.

Board Leadership Structure

In January 2018, John L. Hennessy, the then Lead Independent Director, was appointed to serve as Alphabet’s Chair of the Board. In December 2019, Sundar became the Chief Executive Officer of Alphabet.

Our Board regularly reviews its leadership structure to ensure continued effectiveness and believes that the current structure, which separates the Chair and Chief Executive Officer roles, is appropriate at this time in light of the evolution of Alphabet’s business and operating environment. In particular, our Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability. John, a long-standing member of our Board, has in-depth knowledge of the issues, challenges, and opportunities facing us. As such, our Board believes that he is best positioned to develop agendas that ensure that our Board’s time and attention are focused on the most critical matters. His role enables decisive leadership, ensures clear accountability, and enhances the ability to communicate our messages and strategy.

Each of the director nominees standing for election, other than Larry, Sergey, and Sundar, is independent (see “Director Independence” on page 33 of this proxy statement), and our Board believes that the independent directors provide effective oversight of management.

Board Committees

Our Board is currently composed of eleven directors. Our Board has the following four standing committees:

1.	an Audit and Compliance Committee (the Audit Committee),

2.	a Leadership Development, Inclusion and Compensation Committee (the Compensation Committee),

3.	a Nominating and Corporate Governance Committee (the Nominating Committee), and

4.	an Executive Committee.

In January 2022, our Board amended the charter of the Leadership Development and Compensation Committee, now the Leadership Development, Inclusion and Compensation Committee, giving it increased oversight on matters relating to Alphabet’s human capital management, including with respect to diversity and inclusion, workplace environment and safety, and corporate culture.

From time to time, our Board may also establish ad hoc committees to address particular matters. Each of the standing committees operates under a written charter adopted by our Board. All of the current standing committee charters are available on our Investor Relations website at https://abc.xyz/investor/other/board/. Printed copies of the charters are available at no charge to any stockholder who requests them by following the instructions above.

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The membership and meetings during 2021 and the primary functions of each of the standing committees are described below.

Board of Directors	Audit Committee	Compensation Committee	Nominating Committee	Executive Committee
Larry Page
Sergey Brin
Sundar Pichai
John L. Hennessy*
Frances H. Arnold*
L. John Doerr*
Roger W. Ferguson Jr.*
Ann Mather*
Alan R. Mulally*
K. Ram Shriram*
Robin L. Washington(1)*

Member
Committee Chair
*	Independent Director
(1)	Robin was appointed Chair of the Compensation Committee effective January 19, 2021.

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    Audit and Compliance Committee

The main function of the Audit Committee is to oversee our accounting and financial reporting processes, oversee our relationship with our independent auditors, provide oversight regarding significant financial matters, and review and discuss with management the company’s major risk exposures. The Audit Committee’s responsibilities include but are not limited to:

•	Overseeing the risks and exposures associated with:

•	Financial matters, including financial strategy and reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters;

•	Data privacy and security, competition, civil and human rights, sustainability, and reputational risks; and

•	Our operations and infrastructure, particularly reliability, business continuity and capacity.

•	Selecting, hiring, compensating, and ongoing monitoring of our independent auditors, and approving the audit and non-audit services they perform.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with related legal and regulatory requirements.

•	Establishing and overseeing processes and procedures regarding complaints and confidential and anonymous employee submissions about accounting, internal accounting controls, or audit matters.

•	Overseeing our internal control function, reviewing the appointment of an internal auditing executive and any significant issues raised by the internal audit team.

•	Reviewing with management and the independent auditors our annual audited financial statements, quarterly financial statements, earnings announcements, regulatory filings including our annual proxy statement, and other public announcements regarding our results of operations.

•	Reviewing and approving related party transactions.

•	Approving Alphabet’s overall compliance program and reviewing its implementation and effectiveness.

During 2021, the Audit Committee held eight meetings and acted by unanimous written/electronic consent two times.

The Audit Committee currently comprises Ann (Chair), Roger, and Alan, each of whom is a non-employee member of our Board. Our Board has determined that each of the directors serving on the Audit Committee is independent within the meaning of the rules of the SEC and the Listing Rules of the NASDAQ Stock Market (NASDAQ).

Our Board has determined that, based on her professional qualifications and experience described above, Ann is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the Listing Rules of NASDAQ.

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

    Leadership Development, Inclusion and Compensation Committee

The purpose of the Compensation Committee is to oversee our leadership development and compensation programs for the members of our Board and our employees. The Compensation Committee reports regularly to our full Board on its activities. The Compensation Committee’s responsibilities include but are not limited to:

•	Establishing, overseeing, and administering employee compensation, benefits, and perquisites policies, programs, and strategy and overseeing related risks.

•	Reviewing and approving compensation programs and awards for Alphabet’s executive officers and non-employee directors (together with the Nominating Committee).

•	Administering Alphabet’s equity compensation plans as well as stock ownership requirements for Alphabet’s Chief Executive Officer and other members of senior management.

•	Establishing annual and long-term performance goals for our senior management.

•	Reviewing senior management development, retention, and succession plans and executive education.

•	Annually conducting and reviewing with the Board an evaluation of senior management performance.

•	Overseeing human capital management matters, including with respect to diversity and inclusion, workplace environment and safety, and management’s efforts to promote a workplace environment and culture that is healthy, vibrant, inclusive, respectful and free from employment discrimination, including harassment and retaliation.

•	Reviewing and approving peer companies for compensation benchmarking purposes.

•	Investigating any matters brought to its attention, with full access to all books, records, facilities, and employees.

•	Sole authority to retain and oversee the engagement of compensation consultants, legal counsel, or other advisors to advise the Compensation Committee at the expense of Alphabet.

•	Reviewing with management our annual Compensation Discussion and Analysis (CD&A).

•	Preparing and approving the annual Leadership Development, Inclusion and Compensation Committee Report.

During 2021, the Compensation Committee held six meetings and acted by unanimous written/electronic consent eleven times.

The Compensation Committee currently comprises Robin (Chair), L. John Doerr, and Ram, each of whom is a non-employee member of our Board. Our Board has determined that each of the directors serving on the Compensation Committee is independent as defined in the Listing Rules of NASDAQ.

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

    Nominating and Corporate Governance Committee

The Nominating Committee’s purpose is to assist our Board in identifying individuals qualified to become members of our Board consistent with criteria set by our Board and as provided in the Corporate Governance Guidelines, to oversee the evaluation of the Board and management, and to develop and update our corporate governance principles. The Nominating Committee’s responsibilities include but are not limited to:

•	Evaluating Board and Committee composition, including diversity, size, tenure, organization, and governance and determining future requirements.

•	Establishing a policy for considering director nominees; evaluating and recommending candidates for election consistent with Board-approved criteria and as provided by the Corporate Governance Guidelines.

•	Reviewing the chair of each committee and making recommendations to the Board.

•	Reviewing and recommending to our Board director independence determinations.

•	Recommending ways to enhance communications and relations with our stockholders.

•	Overseeing risks and exposures associated with director and management succession planning, corporate governance, and overall Board effectiveness.

•	Overseeing our Board’s performance and annual self-evaluation process and developing continuing education programs for our directors.

•	Evaluating whether a director who notifies our Board of a change in job responsibilities, including with respect to commitments on other boards, continues to satisfy the Board’s membership criteria and independence requirements.

•	Evaluating and recommending termination of service of individual directors to the Board as appropriate, in accordance with governance principles, for cause or for other proper reasons.

During 2021, the Nominating Committee held four meetings.

The Nominating Committee currently comprises John L. Hennessy (Chair) and Frances, each of whom is a non-employee member of our Board. Our Board has determined that each of the directors serving on the Nominating Committee is independent as defined in the Listing Rules of NASDAQ.

    Executive Committee

The Executive Committee serves as an administrative committee of our Board to act upon and facilitate the consideration by senior management and our Board of certain high-level business and strategic matters. During 2021, the Executive Committee did not hold any meetings. The Executive Committee currently comprises Larry (Chair), Sergey, and Sundar.

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

Director Independence

Our Board has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ. Our Board has determined that Alan Mulally and each of the director nominees standing for election, except Larry, Sergey, and Sundar, is an independent director under these standards. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” on pages 40-42 of this proxy statement, transactions involving payments made by us to companies in the ordinary course of business where certain of our directors serve on the board of directors or as a member of the executive management team of the other company, and transactions involving payments made by us to educational institutions with director affiliations.

Compensation Committee Interlocks and Insider Participation

During 2021, L. John Doerr, Ram, and Robin served on the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of Alphabet. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or the Compensation Committee.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The Nominating Committee, a standing committee of our Board, considers properly submitted recommendations for candidates to our Board from stockholders. In evaluating such recommendations, the Nominating Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on our Board and to address the membership criteria set forth under “Director Selection Process and Qualifications” below.

Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the company within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of our shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on our Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to our Board should be sent to us by one of the following two ways:

1. Via email only:		2. Via mail with a copy via email:

corporatesecretary@abc.xyz	OR	Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	AND	corporatesecretary@abc.xyz

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—Question 27. What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” on page 111 of this proxy statement.

Director Selection Process and Qualifications

The Nominating Committee will evaluate and recommend candidates for membership on our Board consistent with criteria established by our Board in our policy with regard to the selection of director nominees. Pursuant to this policy, the Nominating Committee screens candidates and evaluates the qualifications of the persons nominated by or recommended by our stockholders. The Nominating Committee recommends director nominees who are ultimately approved by the full Board.

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Identification of Nominees

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors. The Nominating Committee regularly assesses the appropriate size and composition of our Board, the needs of our Board and the respective committees of our Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating Committee through stockholders, management, current members of our Board, or search firms. The evaluation of these candidates may be based solely upon the information provided to the Nominating Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate, or other actions the Nominating Committee deems appropriate, including the use of third parties to review candidates. The Nominating Committee may, at Alphabet’s expense, retain search firms, consultants, and other advisors to identify, screen, and/or evaluate candidates.

Evaluation and Selection

When considering a potential non-incumbent candidate, the Nominating Committee will factor into its determination the following qualities, among others: integrity, professional reputation and strength of character, educational background, knowledge of our business, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, and ability to represent the best interests of our stockholders and to provide practical insights and diverse perspectives.

Diversity Criteria

Additionally, due to the global and complex nature of our business, our Board believes it is important to consider diversity of race, ethnicity, gender identity, age, education, cultural background, and professional experiences in evaluating board candidates. Accordingly, when evaluating candidates for nomination as new directors, the Nominating Committee will consider, and will ask any search firm that it engages to provide, a set of candidates that includes both underrepresented people of color and different genders. Candidates also are evaluated in light of our other policies, such as those relating to independence and service on other boards, as well as considerations relating to the size, structure, and needs of our Board. As part of its consideration of director succession, our Board and the Nominating Committee monitor whether the directors as a group meet the criteria for the composition of our Board, including overall diversity of perspective and experience.

The Nominating Committee and our Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of our board members described in their respective biographies on pages 22-25 provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Director Service on Outside Boards and Other Commitments

Each member of our Board is expected to ensure that other existing and future commitments, including employment responsibilities and service on the boards of other entities, do not materially interfere with the member’s service as a director on our Board. The Nominating Committee regularly reviews our Board members’ outside commitments for conflicts of interest and other concerns.

Our Board has adopted a policy that the maximum number of public company board memberships our directors can serve on cannot be more than five (5), including membership on the Alphabet Board. Effective July 15, 2022, the maximum shall be reduced to four (4) public company memberships, including membership on the Alphabet Board.

Management Succession Planning

One of our Board’s principal duties is to review management succession planning. Our Compensation Committee reviews at least annually and recommends to the full Board plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer of Alphabet. Additionally, the Compensation Committee and the Nominating Committee are jointly responsible for overseeing the risks and exposures associated with management succession planning.

Our Board believes that the directors and the Chief Executive Officer should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

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Management succession is regularly discussed by the directors in meetings and in executive sessions of our Board. Directors become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to our Board, and informal meetings.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for oversight of risk management. The oversight responsibility of our Board and its committees is enabled by management reporting processes, including an annual company-wide risk assessment, that are designed to provide visibility to our Board and its committees about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. While our Board is ultimately responsible for risk oversight at Alphabet, our Board has delegated to its committees oversight of risks associated with their respective areas of responsibility, as summarized below. When appropriate, the committees provide reports to the full Board on these and other areas for review. Each committee meets in executive session with key management personnel and representatives of outside advisors as needed.

In particular, our Board has delegated to the Audit Committee the primary responsibility for the oversight of many of the risks facing our businesses. The Audit Committee’s charter provides that it will review and discuss with management any major risk exposures, including, among others, the key areas of oversight set forth below, and the steps Alphabet takes to detect, monitor, and actively manage such exposures.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial, and execution risks and exposures associated with our business strategy, product innovation, sales roadmap, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures, and data privacy, including cybersecurity.
Audit and Compliance Committee	Risks and exposures associated with (1) financial matters, in particular, financial strategy, financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters; (2) data privacy and security, competition, legal, regulatory, compliance, civil and human rights, sustainability, and reputational risks; and (3) our operations and infrastructure, particularly reliability, business continuity, and capacity.
Leadership Development, Inclusion and Compensation Committee	Risks and exposures associated with leadership assessment, management succession planning, and the operation and structure of executive compensation programs and arrangements, including incentive plans.
Nominating and Corporate Governance Committee	Risks and exposures associated with director and management succession planning, corporate governance, and overall board effectiveness.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Chair of our Board. Our Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors. The committees of our Board also generally meet in executive session at the end of each committee meeting, except for meetings of the Executive Committee as this committee has no independent directors.

Outside Advisors

Our Board and each of its committees may retain outside advisors, legal counsel, and consultants of their choosing at our expense. Our Board and its committees need not obtain management’s consent to retain such outside advisors, legal counsel, and consultants.

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Board Effectiveness, Board Annual Self-Assessment, Board Education

Our Board and each of its committees perform an annual self-assessment to evaluate the effectiveness of our Board and its committees in fulfilling their respective obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chair of the Nominating Committee leads our Board in its review of the results of the annual self-assessment and takes further action as needed. In addition, all members of our Board have the opportunity and are encouraged to attend director education programs to assist them in remaining current with best practices and developments in corporate governance.

Engagement

We proactively engage with our stockholders and other stakeholders throughout the year on a broad range of topics that are of interest and priority to the company and our stockholders. These include business strategy and performance, and environmental, social and governance (ESG) topics such as environmental sustainability, human capital, workforce diversity, executive compensation, and Board leadership and composition.

Our engagement enables us to better understand our stockholders’ priorities and perspectives, gives us an opportunity to elaborate on our initiatives, policies, and practices, and fosters open and constructive dialogue. We share the feedback from these conversations with our Board, which considers these perspectives as part of its evaluation and review of our practices including those on governance, compensation, and ESG matters.

Investor Relations in coordination with the Corporate Secretary team is responsible for leading our stockholder outreach. Throughout the year, we engage with institutional stockholders who hold a significant portion of our outstanding stock and include members of our senior executive team, management, and other experts across Alphabet, such as our Chief Privacy Officer and our Chief Diversity Officer, as appropriate.

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Communications with our Board

Stockholders may contact our Board about bona fide issues or questions concerning Alphabet by sending an email or by writing to the Corporate Secretary as follows:

Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	Email: directors@abc.xyz

Any matter intended for our Board, or for any individual member or members of our Board, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication about bona fide issues concerning Alphabet delivered to the Corporate Secretary for forwarding to our Board or specified member or members will be forwarded in accordance with the stockholder’s instructions.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 5, 2022, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock.
•	Each of our directors and nominees for our Board.
•	Each of our named executive officers (see the section titled “Executive Compensation” beginning on page 45 of this proxy statement).
•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Alphabet Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 300,758,936 shares of Class A common stock and 44,404,426 shares of Class B common stock outstanding at April 5, 2022. In computing the number of shares of Class A and Class B common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A common stock subject to options held by that person that are currently exercisable within sixty days of April 5, 2022 to be outstanding, ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted. Non-voting Class C capital stock is not included in the table.

	Voting Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		Total Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(1) %
Executive Officers and Directors
Larry Page	—	—	19,494,224	43.9	26.2
Sergey Brin(2)	—	—	18,566,632	41.8	24.9
Sundar Pichai	11,378	*	—	—	*
Ruth M. Porat(3)	1,403	*	—	—	*
Prabhakar Raghavan	—	—	—	—	—
Philipp Schindler	—	—	—	—	—
Kent Walker	—	—	—	—	—
Frances H. Arnold	—	—	—	—	—
L. John Doerr(4)	145,594	*	1,117,447	2.5	1.5
Roger W. Ferguson Jr.	—	—	—	—	—
John L. Hennessy(5)	2,107	*	—	—	*
Ann Mather	836	*	—	—	*
Alan R. Mulally	—	—	—	—	—
K. Ram Shriram(6)	134,037	*	—	—	*
Robin L. Washington	—	—	—	—	—
All executive officers and directors as a group (15 persons)	295,355	*	39,180,303	88.2	52.6

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

	Voting Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		Total Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(1) %
Other > 5% Security Holders
BlackRock, Inc.(7)	20,471,730	6.8	—	—	2.7
Eric E. Schmidt(8)	396,335	*	3,100,408	7.0	4.2
The Vanguard Group(9)	22,972,466	7.6	—	—	3.1
(1)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten (10) votes per share of Class B common stock, and each holder of Class A common stock is entitled to one (1) vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.
(2)	Includes (i) 8,635 shares of Class B common stock held by SMB Pacific 2021 Charitable Remainder Unitrust I, of which Sergey is the sole trustee; and (ii) 8,635 shares of Class B common stock held by SMB Pacific 2021 Charitable Remainder Unitrust II, of which Sergey is the sole trustee.
(3)	Consists of 1,403 shares of Class A common stock held by the Passfield Hall Foundation Inc. Ruth and her spouse are officers of the Passfield Hall Foundation Inc. and share voting and investment authority of the shares held by the Foundation. The address for the Passfield Hall Foundation Inc. is 1251 Avenue of the Americas, 9th Floor, New York, New York 10020-1104.
(4)	Includes 11,728 shares of Class A common stock held by The Austin 1999 Trust; 11,728 shares of Class A common stock held by The Hampton 1999 Trust; 118,653 shares of Class A common stock held by The Benificus Foundation; and 1,117,447 shares of Class B common stock held by Vallejo Ventures Trust. John is a trustee of The Austin 1999 Trust and The Hampton 1999 Trust and has voting and investment authority over the shares held by these trusts. John disclaims any pecuniary interest in these trusts. John is an officer and trustee of the Benificus Foundation and shares the investment authority over the shares held by the Benificus Foundation. John disclaims any pecuniary interest in the Benificus Foundation. John is a trustee of Vallejo Ventures Trust and shares voting and investment authority over the shares held by such trust. The address for The Austin 1999 Trust and The Hampton 1999 Trust is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025. The address for The Benificus Foundation and Vallejo Ventures Trust is 751 Laurel Street, #717, San Carlos, California 94070.
(5)	Consists of 2,107 shares of Class A common stock held by the Hennessy 1993 Revocable Trust. John is a trustee of the Hennessy 1993 Revocable Trust and has voting and investment authority over the shares held by the Trust. The address for the Hennessy 1993 Revocable Trust is 580 Lomita Drive, Stanford, California 94305.
(6)	Includes 58,041 shares of Class A common stock held by Ram’s spouse and 16,884 shares of Class A common stock held by Janket Ventures Limited Partnership. Ram has voting and investment authority over the shares held by Janket Ventures Limited Partnership. The address for Janket Ventures L.P. is 2200 Geng Road, Suite 100, Palo Alto, California 94303.
(7)	Based on the most recently available Schedule 13G/A filed with the SEC on February 8, 2022 by BlackRock, Inc. BlackRock, Inc., a parent holding company through certain of its subsidiaries, beneficially owned 19,224,377 shares of Class A common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(8)	Based on the most recently available Schedule 13G/A filed with the SEC on February 15, 2022 by Eric E. Schmidt, The Schmidt Family Living Trust, The Schmidt Family Foundation, and The Eric and Wendy Schmidt Fund for Strategic Innovation. Includes 168,011 shares of Class A common stock held by The Schmidt Family Foundation, of which Mr. Schmidt is a member of the board and vice president; 212,506 shares of Class A common stock held by The Eric and Wendy Schmidt Fund for Strategic Innovation, of which Mr. Schmidt is a member of the board and president; 317,600 shares of Class B common stock held by the Schmidt Investments L.P. of which The Schmidt Family Living Trust is the sole general partner; and 2,386,199 shares of Class B common stock held by The Schmidt Family Living Trust of which Mr. Schmidt is a co-trustee. The address for Eric E. Schmidt, The Schmidt Family Living Trust, The Schmidt Family Foundation and The Eric and Wendy Schmidt Fund for Strategic Innovations is 1010 El Camino Real, Suite 200, Menlo Park, California 94025.
(9)	Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. The Vanguard Group, an investment adviser, beneficially owned through certain of its subsidiaries 22,972,466 shares of Class A common stock, with shared voting power over 505,126 shares, sole dispositive power over 21,730,813 shares, and shared dispositive power over 1,241,653 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than ten percent of our Class A common stock, Class B common stock, and our Class C capital stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2021, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements. We did however report the following transactions after the filing deadline: (i) Sergey Brin’s conversion of 62,200 shares of Class B common stock into Class A common stock on May 14, 2021 was reported on Form 5 filed on February 11, 2022; (ii) John L. Hennessy’s transfers of 211 shares and 208 shares of Class C capital stock to John L. Hennessy and Andrea J. Hennessy Revocable Trust on February 11, 2000 and August 4, 2000, respectively, were reported on Form 4 filed on January 11, 2022; and (iii) Roger W. Ferguson Jr.’s transfers of 177 shares of Class C capital stock on February 7, 2019, 320 shares on August 12, 2019, 100 shares on each of November 15, 2019, January 23, 2000, and March 9, 2000 to Roger W. Ferguson Jr. 2016 Revocable Trust were reported on Form 5 filed on February 11, 2022.

In making this statement, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors, executive officers, and ten percent stockholders.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

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RELATED PARTY TRANSACTIONS POLICY AND PROCEDURE

Our written Related Party Transactions Policy provides that we will only enter into or ratify a transaction with a related party when our Board, acting through the Audit Committee, determines that the transaction is in the best interests of Alphabet and our stockholders.

For the purposes of this policy, a related party means:

•	a member of our Board (or a nominee to our Board);
•	an executive officer;
•	any person who is known to be the beneficial owner of more than five percent of any class of our voting securities;
•	any immediate family member of any of the persons listed above and any person (other than a tenant or employee) sharing the household of such persons; or
•	any firm, corporation, partnership, or other entity in which any of the persons listed above is a general partner or principal or in a similar position or in which any of the persons listed above has a five percent or greater beneficial ownership interest.

A related party is not deemed to have a direct or indirect material interest in a transaction and such transaction is not a related party transaction under our policy if such related party’s interest in such transaction arises only from an ownership interest of less than five percent in, or as a director of, such entity that is a party to the transaction.

We review all known relationships and transactions in which Alphabet and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our legal staff, in consultation with our finance team, is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers, and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether Alphabet or a related party has a direct or indirect interest in these transactions. On a periodic basis, our legal and finance teams review all transactions involving payments between Alphabet and any company that has our executive officer or director as an officer or director. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If our legal department determines that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. If advance approval of a transaction is not feasible, the chair of the Audit Committee may approve the transaction, and the Audit Committee may ratify the transaction in accordance with the Related Party Transactions Policy. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	the benefits to us of the transaction;
•	the nature of the related party’s interest in the transaction;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Alphabet and our stockholders;
•	the potential impact of the transaction on a director’s independence; and
•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

If a related party transaction will be ongoing, the Audit Committee may establish guidelines for us to follow in our ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to monitor compliance with the Audit Committee’s guidelines and that the related party transaction remains appropriate. Based on all relevant facts and circumstances, the Audit Committee will determine if it is in the best interests of Alphabet and its stockholders to continue, modify, or terminate the related party transaction.

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RELATED PARTY TRANSACTIONS

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, our certificate of incorporation, and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Use of Moffett Airfield

Pursuant to a 60-year lease agreement with NASA in early 2015, we became the operator of Moffett Airfield (the Airfield). Larry, Sergey, Eric E. Schmidt, and Ram, through their affiliated entities (the Founder Entities), have historically used and paid NASA applicable fees for the use of the Airfield for their personal aircraft. As the operator of the Airfield, we charge the Founder Entities fees for the use of the Airfield that are (i) non-preferential when compared to the fees charged to other private customers landing aircraft at the Airfield, and (ii) derived from rate schedules that are consistent with what an independent airfield services company believes, based on its industry experience, to be arm’s-length terms that are fair and reasonable to us as the operator. In 2021, we charged the Founder Entities approximately $1,148,106. These flights have not interfered with our business plans for use of the Airfield. These fees are regularly reviewed by the Audit Committee. Larry, Sergey, Eric, and Ram do not have a material interest in any of the transactions described above.

License of Hangar Space at Moffett Airfield

In December 2015, we entered into an agreement to license a portion of our hangar space at the Airfield to LTA Research & Exploration LLC (LTA), which is owned by an entity affiliated with Sergey. From the beginning of 2021 through March 31, 2022, we charged LTA approximately $10,876,786. The Audit Committee believes that this transaction has been conducted on arm’s-length terms that are fair and reasonable to us as the operator of the Airfield based on its review of market comparables that were further reviewed and validated by an independent real estate services firm. This license has not interfered with our business plans for the use of the Airfield. Sergey does not have a material interest in the transaction described above.

License of Hangar Space at the San Jose International Airport

In November 2015, we entered into an agreement with BCH San Jose LLC (BCH) to license the use of a portion of BCH’s hangar space at the Mineta San Jose International Airport to hold Google’s corporate aircraft. Larry, Sergey, and Eric each own one-third interests in BCH, through their respective affiliated entities. In 2021, we paid approximately $1,006,401 to BCH. The Audit Committee reviewed market comparables and has deemed this transaction to be on terms, taken as a whole, no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances. Larry, Sergey, and Eric do not have a material interest in the transaction described above.

Investments in Certain Private Companies

Google, GV, and Gradient Ventures directly invested, or committed to invest, an aggregate of approximately $82.85 million in certain private companies from the beginning of 2021 through March 31, 2022, in which Kleiner Perkins was a co-investor or existing investor (excluding Viz.ai, Inc. investment described below). KPCB Holdings, Inc., as nominee for certain funds of Kleiner Perkins and several of the managers of the fund, holds more than 10% of the outstanding shares of such private companies. In addition, from time to time, we sell to and purchase from companies in which Kleiner Perkins holds more than 10% of the outstanding shares, products and services in the ordinary course of our business. L. John Doerr is a managing director/member of the managing members of those funds. L. John Doerr does not have a material interest in any of the transactions described above.

Office Building Lease

In July 2017, we purchased three office buildings in Mountain View, California, from an unaffiliated third-party seller. Pursuant to the purchase agreement, the seller’s existing leases were transferred to us, including a lease with Kitty Hawk Corporation (formerly Zee.Aero, Inc.), an entity affiliated with Larry. In June 2019, the lease was divided into three separate lease agreements. Kitty Hawk Corporation currently leases two out of three buildings. From the beginning of 2021 through March 31, 2022, we charged Kitty Hawk Corporation a total of approximately $2,064,714 in rent and operating expenses to occupy the two buildings. The third building is leased to Wisk Aero LLC, an entity affiliated with Larry. From the beginning of 2021 through March 31, 2022, we charged Wisk Aero LLC a total of approximately $1,004,918. Larry does not have a material interest in the transactions described above.

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Equity Investment in Technology Impact Growth Fund II

In November 2021, Alphabet committed to invest up to $100 million in Technology Impact Growth Fund II, L.P. (TIGF II) in exchange for a limited partnership interest therein. Larry has separately invested $100 million in TIGF II through his investment entity and his family’s charitable foundation, and holds more than 10% equity interest in TIGF II as a limited partner. Larry does not have a material interest in the transaction described above.

Equity Investment in Viz.ai, Inc.

In June 2018, GV invested $5,000,000 in Viz.ai, Inc., a private company that develops artificial intelligence assisted medical imaging products (Viz.ai). Between August and October 2019, GV invested an additional $6,750,000 in the follow-on round of financing. In March 2021, GV invested an additional $2,000,000, and in March 2022, GV invested an additional $4,000,000 in subsequent rounds of financing. KPCB Holdings, Inc., as nominee for certain funds of Kleiner Perkins, and Innovation Endeavors II, L.P. co-invested in Viz. ai alongside GV. An entity affiliated with Eric Schmidt is the sole limited partner of Innovation Endeavors II, L.P. L. John Doerr is a General Partner of Kleiner Perkins. Kleiner Perkins and Innovation Endeavors II, L.P. each hold less than 20% of the outstanding equity of Viz.ai. In addition, Larry holds an indirect investment in Viz.ai as a limited partner of a venture fund. L. John Doerr, Eric, and Larry do not have a material interest in the transaction described above.

Certain Relationships

From time to time, we engage in certain transactions with other companies affiliated with our directors, executive officers, and significant stockholders or their immediate family members. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis and do not represent a material interest to such directors, executive officers, or significant stockholders.

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DIRECTOR COMPENSATION

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BOARD COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS

Alphabet’s director compensation program is designed to attract and retain highly qualified non-employee directors. Our program aligns director compensation with compensation offered by peer companies (identified in Section 2 of the “Compensation Discussion and Analysis”) that compete with us for talent.

We designed the program to address the time, effort, expertise, and accountability required of active board membership. The Nominating Committee and Compensation Committee believe that annual compensation for non-employee directors should consist of both cash and equity to compensate members for their service on our Board and its committees and to align their interests with those of stockholders. By vesting over time, equity also creates an incentive for continued service on our Board. The Nominating Committee and the Compensation Committee jointly review the compensation programs for non-employee directors on an annual basis.

In 2021, we awarded our standard ongoing compensation to each of our non-employee directors, including an annual $75,000 cash retainer payable in arrears and an annual $350,000 Class C Google Stock Unit (GSU) grant. To John L. Hennessy, we paid an additional $25,000 annual cash retainer and an additional $150,000 annual GSU grant for his role as our non-executive Chair of our Board. To Ann Mather, we also paid an additional $25,000 annual cash retainer for her role as the Audit Committee Chair.

We awarded the above-mentioned cash retainers and GSU grants to our non-employee directors on July 7, 2021, the first Wednesday of the month following the month of our 2021 Annual Meeting of Stockholders. GSUs entitle the holder to receive one share of Class C capital stock for each share underlying the GSU as the GSU vests. The exact number of GSUs comprising the equity awards was calculated by dividing the target dollar value of the award by the average closing price of Alphabet’s Class C capital stock during the month of June 2021, rounded up to the nearest whole share. Annual GSU grants made to our non-employee directors are intended to vest at the rate of 1/48th monthly, beginning on the 25th day of the month following the grant date until fully vested, subject to continued service on our Board through the applicable vesting dates. Effective December 17, 2019, the Compensation Committee approved an amendment to Alphabet’s form of restricted stock unit agreement under Alphabet’s 2012 Stock Plan for future grants, such that, similar to GSUs granted to all other Alphabet employees, GSUs granted to directors will immediately vest in full upon termination of service on the Board by reason of death.

We reimburse our non-employee directors for reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings.

Under Alphabet’s 2021 Stock Plan, the aggregate amount of stock-based and cash-based awards that may be granted to any non-employee director in respect of any calendar year, solely with respect to his or her service as a member of our Board, is limited to $1.5 million.

To further align directors’ interests with those of our stockholders, each director is required to own shares of Alphabet stock equal in value to at least $1.0 million. Each director has five years from the date he or she became a director to comply with these ownership requirements. All of our directors either met the applicable minimum stock ownership guideline as of December 31, 2021 or were within the grace period noted above to come into compliance with these requirements.

During 2021, Larry, Sergey, and Sundar served as our employee directors and did not receive any compensation for their services as members of our Board. Please see the section titled “Executive Compensation” for more information about compensation paid to Sundar, who was a named executive officer during 2021.

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DIRECTOR COMPENSATION FOR 2021

The following table summarizes compensation earned by our directors other than Sundar during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Frances H. Arnold(2)	75,000	364,217	—	439,217
Sergey Brin(3)	—	—	1	1
L. John Doerr(4)	75,000	364,217	—	439,217
Roger W. Ferguson Jr.(4)	75,000	364,217	—	439,217
John L. Hennessy(5)	100,000	520,310	—	620,310
Ann Mather(4)	100,000	364,217	—	464,217
Alan R. Mulally(4)	75,000	364,217	—	439,217
Larry Page(3)	—	—	1	1
K. Ram Shriram(4)	75,000	364,217	—	439,217
Robin L. Washington(6)	75,000	364,217	—	439,217
(1)	The amounts in the Stock Awards column reflect the aggregate grant date fair value of GSUs granted to directors in 2021 calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation – Stock Compensation). The grant date fair value of each GSU award is measured based on the closing price of Alphabet’s Class C capital stock on the date of grant. The grant date fair value of GSUs granted to the non-employee directors on July 7, 2021 (GSU grant following the 2021 Annual Meeting of Stockholders) was $2,601.55 per share.
(2)	On December 31, 2021, there were 576 Class C GSUs outstanding.
(3)	Co-Founders Larry and Sergey serve as employee directors and do not receive any compensation for their services as members of our Board. Their “All Other Compensation” reflects an annual employee salary of $1.
(4)	On December 31, 2021, there were 435 Class C GSUs outstanding.
(5)	On December 31, 2021, there were 609 Class C GSUs outstanding.
(6)	On December 31, 2021, there were 593 Class C GSUs outstanding.

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EXECUTIVE COMPENSATION

TABLE OF CONTENTS

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Discussion and Analysis (CD&A) includes a detailed discussion of compensation for five named executive officers during the fiscal year ended December 31, 2021:

Section 1—Executive Summary

Compensation Philosophy

We designed our employee and executive compensation programs to support three goals:

•	Attract and retain the world’s best talent
•	Support our culture of innovation and performance
•	Align employee and stockholder interests

We pay employees competitively compared to other opportunities they might have in the market. We also offer competitive benefits to promote the health and wellbeing of our employees, provide certain perks that make life and work more convenient, design compelling job opportunities aligned with our mission, and create a fun and energizing work environment. Additionally, we offer significant flexibility for our employees, including a hybrid work week, numerous geographic locations for in-office work, and opportunities for remote work.

We believe in pay for performance. Compensation is tied to performance for all employees who receive more than nominal compensation. The proportion of overall pay tied to performance is higher for employees at more senior levels in the organization, reflecting their opportunity to have more impact on company performance.

We use equity awards that vest over time to align employee and stockholder interests and provide incentive for continued service. We believe that retaining and developing the best talent over the long-term is a key factor in our business success and ability to continue creating value for our stockholders. We require our named executive officers and other senior executives to maintain certain levels of holdings of Alphabet stock. See Section 4 of this CD&A for a description of our minimum stock ownership requirements.

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Section 2—Determining Competitive Levels of Pay

Our executive compensation decisions are informed by market data in addition to the reviews of individual roles and performance. We use peer group data to obtain compensation benchmarks for our named executive officers.

We review our peer group and our evaluation criteria each year. For 2021, we determined our peer group by evaluating potential companies against the following criteria:

•	High-technology or media company
•	Key talent competitor
•	High-growth, with a minimum of 50% of Alphabet’s revenue and/or headcount growth over the previous two-year period
•	$25 billion or more in annual revenue
•	$100 billion or more in market capitalization

Considering these criteria, in October 2020, the Compensation Committee selected the following peer companies for 2021:

Amazon.com, Inc.	Intel Corporation	Netflix, Inc.
Apple Inc.	International Business Machines Corporation	Oracle Corporation
Cisco Systems, Inc.	Meta Platforms, Inc. (previously Facebook, Inc.)	salesforce.com, inc.
Comcast Corporation	Microsoft Corporation	The Walt Disney Company

When appropriate, we supplement publicly available peer group data with compensation data for comparable opportunities at other S&P 500 companies and startup organizations.

Process for Determining Compensation

We regularly review our compensation levels against our peer group and comparable opportunities. We also assess executives based on their individual performance and overall company performance. Management uses this information to develop compensation recommendations for our named executive officers. The Compensation Committee then reviews these recommendations, considers any relevant guidance from their independent compensation consultants, and makes the final decision on compensation for named executive officers.

Compensation Consultants

The Compensation Committee directly engaged both Compensia Inc. and Semler Brossy Consulting Group LLC as independent consultants in 2021. The consulting firms provide input, analysis, and guidance on Alphabet and Google’s executive compensation, peer groups, compensation design, equity usage and allocation, risk assessment, and human capital management. Both firms report directly to the Compensation Committee rather than to management, and the firms provided no services to Alphabet other than those in support of the Compensation Committee. The Compensation Committee has evaluated the independence of both consultants and concluded that there are no conflicts of interest.

Say-on-Pay and Say-When-on-Pay

We hold our advisory vote on executive compensation (commonly known as a “say-on-pay” vote) every three years, and hold our advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) every six years. We will hold both advisory say-on-pay and say-when-on-pay votes at the 2023 annual meeting of stockholders. The Compensation Committee annually reevaluates our compensation practices to determine how they might be improved.

Section 3—Elements of Pay and Fiscal Year 2021 Pay Decisions

Base Salary

We use salaries to provide employees, including our named executive officers, a steady income in line with their contributions to our business, skills, experiences, and the job opportunities available to them outside of Alphabet, as appropriate.

For 2021, the base salaries for Sundar and all other named executive officers were maintained at $2.0 million and $650,000, respectively.

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Equity Awards

We grant equity awards to our named executive officers to reinforce management’s focus on long-term stockholder value and commitment to the company. The Compensation Committee annually evaluates the structure of our equity awards to ensure the right balance of time- and performance-based equity that supports the objectives of our compensation philosophy, aligns with our business priorities, and considers the perspectives of our stockholders.

In April 2021, the Compensation Committee granted a combination of GSUs and performance stock units (PSUs) to our named executive officers Ruth, Prabhakar, Philipp, and Kent. The GSU and PSU awards serve to transition our named executive officers onto an annual equity award structure, and are subject to the terms and conditions of Alphabet’s 2021 Stock Plan. The Compensation Committee determined individual grant values and the proportion of GSUs and PSUs following a review of the following items:

•	Market compensation values and practices for performance-based equity awards, including peers and S&P 100 companies.
•	The scope of role, impact, and performance of each recipient.
•	Each recipient’s outstanding and unvested equity awards, and the vesting schedules of those awards.
•	The resulting compensation at target and maximum performance values for recipient, including the value of outstanding and unvested equity awards.

The GSU awards vest quarterly in four equal installments beginning March 25, 2022. The PSU awards will vest, if at all, on December 31, 2023, based on the total shareholder return (TSR) performance of Alphabet relative to the companies comprising the S&P 100 over a 2021-2023 performance period, subject to continued employment on the vesting date. The payout structure and time period of these PSUs mirror the structure of the three-year performance period PSUs granted to Sundar in 2019. The number of PSUs vesting will be determined after the end of the performance period based on the payout curve illustrated below. Depending upon performance, the number of PSUs that vest will range from 0%-200% of target. Upon vesting, each PSU and GSU will entitle the grantee to receive one share of Alphabet’s Class C capital stock.

(1)	The number of PSUs vesting will be determined by linear interpolation for relative TSR ranks between the 25th and 50th percentile and between the 50th and 75th percentile

In determining the value of their equity awards, the Compensation Committee considered Alphabet’s overall business performance, each officer’s individual performance in leading their respective organizations, overall role scope, and market benchmarks against our peer competitors. The following table summarizes the equity award decisions made by the Compensation Committee with respect to each of our named executive officers (based on target award value). See the “Grants of Plan-Based Awards in 2021” table on page 52 for further details.

Named Executive	Number of GSUs Granted(1)	Target GSU Award Value ($)	Number of PSUs Granted(1)	Target PSU Award Value ($)	Aggregate Target Award Value ($)
Sundar Pichai	—	—	—	—	—
Ruth M. Porat	2,428	5,000,000	2,428	5,000,000	10,000,000
Prabhakar Raghavan	4,855	10,000,000	4,855	10,000,000	20,000,000
Philipp Schindler	4,855	10,000,000	4,855	10,000,000	20,000,000
Kent Walker	2,428	5,000,000	2,428	5,000,000	10,000,000

(1)	The exact number of GSUs and PSUs comprising the equity awards was calculated by dividing the target dollar value of the award by the average closing price of Alphabet’s Class C capital stock during the month of March 2021 ($2,059.84), rounded up to the nearest whole share.

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2022 Compensation Decisions

Increase to Base Salaries

Effective January 2022, the Compensation Committee increased the annual salaries of Ruth, Prabhakar, Philipp, and Kent from $650,000 to $1,000,000. The increases are intended to align with talent market movement since we last adjusted senior executive base salaries (excluding the Alphabet Chief Executive Officer) in January 2011.

Environmental, Social, and Governance Bonus

In January 2022, we adopted an Environmental, Social, and Governance Bonus (ESG Bonus) for members of Google’s senior executive team, including our named executive officers Ruth, Prabhakar, Philipp, and Kent. The ESG Bonus provides individual participants with a maximum $2.0M annual cash bonus opportunity, based on contributions to Google’s performance against social and environmental goals for 2022. Actual bonus payouts will be reduced if target performance is not met.

2022 GSU and PSU Awards

In January 2022, the Compensation Committee granted GSUs and PSUs to our named executive officers Ruth, Prabhakar, Philipp, and Kent. The Compensation Committee determined individual grant values and the proportion of GSUs and PSUs following a review of the following items:

•	Market compensation values and practices for performance-based equity awards, including peers and S&P 100 companies.
•	The scope of role, impact, and performance of each recipient.
•	Each recipient’s outstanding and unvested equity awards, and the vesting schedules of those awards.
•	The resulting compensation at target and maximum performance values for recipient, including the value of outstanding and unvested equity awards.

The GSUs vest quarterly over a three-year period beginning March 25, 2022. The PSUs will vest, if at all, based on the TSR performance of Alphabet relative to the companies comprising the S&P 100 over a 2022-2024 performance period, subject to continued employment on the vesting date. Depending upon performance, the number of PSUs that vest will range from 0%-200% of target. Upon vesting, each GSU and PSU will entitle the grantee to receive one share of Alphabet’s Class C capital stock.

Sundar 2022 PSU Award Vest

The performance period for the first tranche (Tranche A) of the PSUs awarded to Sundar on December 19, 2019 ended on December 31, 2021. Sundar’s Tranche A award provides that if Alphabet’s relative TSR performance is at or above the 75th percentile of the companies in the S&P 100 for a two-year performance period ending December 31, 2021, the maximum number of PSUs vest in full. Alphabet’s TSR for the two-year performance period was 123.62%, which ranked Alphabet at the 96th percentile relative to companies in the S&P 100. On January 12, 2022, Sundar earned the maximum number of PSUs (69,004 shares) upon the certification by the Compensation Committee based on the satisfaction of performance criteria underlying the award.

Section 4—Other Compensation Information

The first three sections of this CD&A describe how we think about compensation and how that affects our pay practices. Other compensation-related details that may be important considerations for our investors are discussed below.

Risk Considerations

The Compensation Committee reviews our compensation programs continuously throughout the year to assess and mitigate against material risks. In addition, in January 2022, the Compensation Committee reviewed a comprehensive evaluation conducted by Alphabet management of all our compensation programs and concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.

The Compensation Committee believes that the design of our annual and long-term incentives focuses performance on long-term value creation and discourages short-term risk taking at the expense of long-term results. A substantial portion of employees’ compensation is delivered in the form of equity awards, further aligning their interests with those of stockholders.

The Compensation Committee believes that the following risk oversight and compensation design features safeguard against excessive risk-taking:

•	Our Board as a whole has responsibility for risk oversight and regularly reviews reports on the deliberations of its committees. In addition, our Board reviews the strategic, financial, and execution risks and exposures associated with the financial, operational, and capital decisions that serve as inputs to our compensation programs.

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•	Through discussions with management, the Compensation Committee gains insight into a reasonable range of future company performance expectations. This information is incorporated into decisions regarding compensation of our named executive officers.
•	The majority of compensation provided to our named executive officers is delivered through equity awards, with payout based on long-term company performance. Our GSUs awards vest over a long-term period, and our PSUs awards are earned based on company performance. As compensation of our named executive officers is tied to long-term performance, their interests are closely aligned with stockholders and they are motivated to carefully assess risks to the company to protect their compensation.
•	Given that equity compensation comprises a high percentage of our named executive officers’ overall pay:

•	Our equity awards are subject to vesting conditions and performance goals that promote focus on long-term interests rather than only short-term results and create compelling incentives for executive retention.
•	Our named executive officers are subject to, and are in compliance with, Alphabet’s minimum stock ownership requirements (detailed in the Minimum Stock Ownership Requirements section below). This ensures that each named executive officer will hold a certain amount of our equity to further align his or her interests with those of our stockholders over the long term.
•	We prohibit all speculative, short-sale, short-term and hedging transactions involving our securities. As a result, our named executive officers cannot insulate themselves from the effects of poor stock price performance.
•	We have internal controls over financial reporting, the measurement and calculation of performance relative to goals, and other financial, operational, and compliance policies and practices designed to protect our compensation programs from manipulation by any employee.

Timing of Equity Award Grants

The effective grant date for equity awards to employees, members of our Board, and non-employee advisors is typically the first non-holiday Wednesday of the month following the date on which the equity award is approved by the Compensation Committee, unless otherwise specified by our Board or the Compensation Committee.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Minimum Stock Ownership Requirements

To align our named executive officers’ interests with those of our stockholders, our Board has instituted minimum stock ownership requirements under our Corporate Governance Guidelines.

Our current minimum stock ownership requirements are as follows: (i) the Founders of Google and the Chief Executive Officer of Alphabet and Google shall each own shares of Alphabet stock equal in value to at least $30.0 million; and (ii) senior vice presidents of Alphabet or Google shall each own shares of Alphabet stock equal in value to at least $6.0 million.

The Chief Executive Officer of Alphabet and Google, and senior vice presidents of Alphabet or Google have five years from hire or promotion to their respective levels to comply with the minimum stock ownership requirements. Alphabet advisors who do not receive annual equity awards and the chief executive officers of Alphabet’s Other Bets are exempt from the minimum stock ownership requirements.

All of our named executive officers met the applicable minimum stock ownership requirements as of December 31, 2021.

Insider Trading, Hedging, and Pledging Policies

Our policy against insider trading prohibits all employees and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Alphabet’s securities. No employee or director may engage in short sales of Alphabet securities, hold Alphabet securities in a margin account, or pledge Alphabet securities as collateral for a loan.

Perquisites and Other Benefits

Like all employees, our named executive officers are eligible to participate in various employee benefit plans, including medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, survivor income benefit, employee assistance programs (e.g., confidential counseling), matching gift program, and paid time off. We also pay life insurance premiums for all employees (other than Larry and Sergey).

In addition, we maintain a tax-qualified 401(k) retirement savings plan with both pre-tax and after-tax Roth savings features for eligible employees, including our named executive officers. In 2021, we provided a company match equal to the greater of 100% of contributions up to $3,000, or 50% of $19,500, the maximum contribution under the Internal Revenue Code for employees younger than 50, for a maximum match of $9,750 per employee (other than Larry and Sergey). Our company match is fully vested at the

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time of contribution. Participants are not taxed on their pre-tax contributions or earnings on those contributions until distribution, but pre-tax contributions and all company matching contributions are deductible by us when made. Participants are taxed on their after-tax Roth contributions, and all company matching contributions and after-tax Roth contributions are deductible by us when made.

In 2021, we paid for personal security for Sundar, and incremental costs related to the personal use of non-commercial aircraft for Sundar, Ruth and Philipp. Pursuant to our Non-Commercial Aircraft Policy, which sets forth the guidelines and procedures for the personal use of non-commercial aircraft, named executive officers and their guests may use company aircraft with appropriate approvals and pay tax on any associated imputed income.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our named executive officers from the benefits we offer other employees, we do not maintain any benefit plans that cover only named executive officers. We also do not maintain any executive retirement programs such as executive pension plans or supplemental executive retirement plans.

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LEADERSHIP DEVELOPMENT, INCLUSION AND COMPENSATION COMMITTEE REPORT

The Leadership Development, Inclusion and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Leadership Development, Inclusion and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in this proxy statement.

LEADERSHIP DEVELOPMENT, INCLUSION AND COMPENSATION COMMITTEE

Robin L. Washington, Chair
L. John Doerr
K. Ram Shriram

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SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to, or earned by, our named executive officers for the fiscal years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary ($)	(1)	Stock Awards ($)	(2)	All Other Compensation ($)	(3)	Total ($)
Sundar Pichai	2021	2,000,000		—		4,322,599	(4)	6,322,599
Chief Executive Officer, Alphabet and Google, and Director	2020	2,000,000		—		5,410,162		7,410,162
	2019	650,000		276,612,072		3,359,480		280,621,552
Ruth M. Porat	2021	650,000		13,995,065		17,411		14,662,476
Senior Vice President, Chief Financial Officer, Alphabet and Google	2020	650,000		50,217,913		17,770		50,885,683
	2019	650,000		—		14,052		664,052
Prabhakar Raghavan	2021	650,000		27,984,366		13,643		28,648,009
Senior Vice President, Knowledge and Information, Google	2020	650,000		54,585,860		9,750		55,245,610
Philipp Schindler	2021	650,000		27,984,366		27,617	(5)	28,661,983
Senior Vice President, Chief Business Officer, Google	2020	650,000		65,501,684		226,816		66,378,500
Kent Walker	2021	650,000		13,995,065		12,697		14,657,762
President, Global Affairs and Chief Legal Officer, Alphabet and Google	2020	650,000		50,217,913		9,750		50,877,663
(1)	Beginning this year, salaries reflect each named executive officer’s stated annual salary for the relevant fiscal year (historically, salaries reflected the actual amount paid during the year, which fluctuate each year based on the number of working days in that year). The historical salaries have been updated to reflect this change. Salaries include amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.
(2)	Amounts reflect the aggregate grant date fair value of GSUs and PSUs computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of the value that will be realized if and when vesting occurs. The grant date fair value of each GSU award is measured based on the closing price of Alphabet’s Class C capital stock on the date of grant. The grant date fair value of each PSU award is measured using a Monte Carlo simulation model as PSUs contain a market condition at the time of grant (as calculated in accordance with FASB ASC Topic 718 and SEC Staff Accounting Bulletin Topic 14). The Monte Carlo simulation model for the PSUs assumes that the stock prices of Alphabet and the peer firms follow a correlated geometric Brownian motion. Under this model, the daily stock prices for Alphabet and peer firms were simulated over the remaining performance period using volatilities and correlations calculated from daily stock returns over a lookback term from the grant date. The valuation was done under a risk-neutral framework using the term-matched zero-coupon risk-free interest rate derived from the Treasury Constant Maturities yield curve on the grant date.
(3)	Generally consists of our 401(k) plan company match of up to $9,750 and personal use of company aircraft, unless otherwise noted. The aggregate incremental cost of personal use of the company aircraft is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The charge reflects the direct operating cost of the aircraft, including fuel, additives and lubricants, an allocable allowance for airframe, engine and APU maintenance and restoration, crew travel expenses, on-board catering, and trip-related landing/hangar/ramp fees and parking costs. This charge does not include any fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, home hangar expenses, and general taxes and insurance.
(4)	Includes $4,309,583 for personal security.
(5)	Includes $15,434 for personal use of aircraft chartered by the company.

ALPHABET  •  2022 PROXY STATEMENT     51

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GRANTS OF PLAN-BASED AWARDS IN 2021

The following table provides information regarding the equity awards granted in 2021 to our named executive officers.

			Estimated Future Payouts Under Equity Incentive Plan Awards				Equity Grants
Name	Grant Date	Date of Approval of Equity Awards by Committee	Threshold (#)	Target (#)	(1)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	(1)	Grant Date Fair Value of Stock Awards ($)	(2)
Sundar Pichai	—	—	—	—		—	—		—
Ruth M. Porat	4/7/2021	4/6/2021	—	—		—	2,428		5,462,223
Ruth M. Porat	4/7/2021	4/6/2021	1,214	2,428		4,856	—		8,532,842
Prabhakar Raghavan	4/7/2021	4/6/2021	—	—		—	4,855		10,922,196
Prabhakar Raghavan	4/7/2021	4/6/2021	2,428	4,855		9,710	—		17,062,169
Philipp Schindler	4/7/2021	4/6/2021	—	—		—	4,855		10,922,196
Philipp Schindler	4/7/2021	4/6/2021	2,428	4,855		9,710	—		17,062,169
Kent Walker	4/7/2021	4/6/2021	—	—		—	2,428		5,462,223
Kent Walker	4/7/2021	4/6/2021	1,214	2,428		4,856	—		8,532,842
(1)	The exact number of GSUs and PSUs comprising the equity award was calculated by dividing the target GSU and PSU grant values by the average closing price of Alphabet’s Class C capital stock during the month of March 2021 ($2,059.84), rounded up to the nearest whole share number.
(2)	GSUs and PSUs are shown at their aggregate grant date fair value in accordance with FASB ASC Topic 718. The fair value of GSUs is measured based on the closing price of Alphabet’s Class C capital stock on the date of grant, and the fair value of PSUs is measured using a Monte Carlo simulation model, as PSUs contain a market condition at the time of grant (as calculated in accordance with FASB ASC Topic 718 and SEC Staff Accounting Bulletin Topic 14). The Monte Carlo simulation model for the PSUs assumes that the stock prices of Alphabet and the peer firms follow a correlated geometric Brownian motion. Under this model, the daily stock prices for Alphabet and peer firms were simulated over the remaining performance period using volatilities and correlations calculated from daily stock returns over a lookback term from the grant date. The valuation was done under a risk-neutral framework using the term-matched zero-coupon risk-free interest rate derived from the Treasury Constant Maturities yield curve on the grant date. See “Equity Awards” under Section 3 of the CD&A for details on the GSUs and PSUs awarded.

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DESCRIPTION OF PLAN-BASED AWARDS

The GSUs and PSUs granted to named executive officers in fiscal year 2021 were granted under Alphabet’s Amended and Restated 2012 Stock Plan in accordance with its terms and the applicable award agreements. See footnotes to the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below for a description of the vesting schedule of the GSUs and PSUs reported in the “Grants of Plan-Based Awards in 2021” table above.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table provides information on the current holdings of unexercised stock options and unvested GSUs and PSUs by our named executive officers as of December 31, 2021.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options That Are Exercisable (#)	(1)	Option Exercise Price ($)	(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	(4)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)	(3)
Sundar Pichai	12/19/2019	(5)	—		—		—	30,669	88,743,512		—		—
	12/19/2019	(6)	—		—		—	—	—		103,506		299,503,927
	4/4/2012		8,646		318.21		4/4/2022	—	—		—		—
	4/4/2012		8,646		316.94		4/4/2022	—	—		—		—
Ruth M. Porat	4/7/2021	(7)	—		—		—	2,428	7,025,637		—		—
	4/7/2021	(8)	—		—		—	—	—		2,428		7,025,637
	5/6/2020	(9)	—		—		—	18,637	53,927,837		—		—
Prabhakar Raghavan	4/7/2021	(7)	—		—		—	4,855	14,048,379		—		—
	4/7/2021	(10)	—		—		—	—	—		4,855		14,048,379
	5/6/2020	(9)	—		—		—	20,258	58,618,346		—		—
Philipp Schindler	4/7/2021	(7)	—		—		—	4,855	14,048,379		—		—
	4/7/2021	(10)	—		—		—	—	—		4,855		14,048,379
	5/6/2020	(9)	—		—		—	24,309	70,340,279		—		—
Kent Walker	4/7/2021	(7)	—		—		—	2,428	7,025,637		—		—
	4/7/2021	(8)	—		—		—	—	—		2,428		7,025,637
	5/6/2020	(9)	—		—		—	18,637	53,927,837		—		—
(1)	All outstanding options are fully vested and exercisable.
(2)	The option exercise prices have been adjusted to reflect the April 2, 2014 stock split.
(3)	The market value of unvested GSUs and PSUs is calculated by multiplying the number of unvested GSUs and PSUs held by the named executive officer by the closing price of Alphabet’s Class C capital stock on December 31, 2021, which was $2,893.59 per share.
(4)	The number of PSUs included in the table assumes achievement of market-based goals at the target level, except for Sundar’s Tranche A PSUs, which are shown at the maximum level based on actual performance for the performance period that ended December 31, 2021.
(5)	This award vests as follows: 1/12th of GSUs vested on March 25, 2020 and an additional 1/12th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.
(6)	This award vests as follows: The number of PSUs earned per the applicable grant will be determined by the Compensation Committee based on the Company’s achievement of performance goals set forth in the grant agreement and shall vest within 45 days after the performance period ends. With respect to the January 1, 2020 to December 31, 2021 performance period (Tranche A), the Compensation Committee determined on January 12, 2022 that based on the Company’s performance, Sundar earned the maximum number of PSUs (69,004 shares). With respect to the January 1, 2020 to December 31, 2022 performance period (Tranche B), the target is 34,502 shares, but between 0 and 69,004 shares may be earned in accordance with the market-based performance goals.
(7)	This award vests as follows: 1/4th of GSUs shall on March 25, 2022 and an additional 1/4th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.
(8)	This award vests as follows: The number of PSUs earned per the applicable grant will be determined by the Compensation Committee based on the Company’s achievement of performance goals set forth in the grant agreement and shall vest within 45 days after the performance period ends. With respect to the January 1, 2021 to December 31, 2023 performance period, the target is 2,428 shares, but between 0 and 4,856 shares may be earned in accordance with the market-based performance goals.
(9)	This award vests as follows: 1/8th of GSUs vested on June 25, 2020 and an additional 1/8th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.
(10)	This award vests as follows: The number of PSUs earned per the applicable grant will be determined by the Leadership Development, Inclusion and Compensation Committee based on the Company’s achievement of performance goals set forth in the grant agreement and shall vest within 45 days after the performance period ends. With respect to the January 1, 2021 to December 31, 2023 performance period, the target is 4,855 shares, but between 0 and 9,710 shares may be earned in accordance with the market-based performance goals.

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OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2021

The following table provides information for the named executive officers regarding stock option exercises during the year ended December 31, 2021, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions, and GSUs that vested during the same period, before payment of any applicable withholding tax.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(2)
Sundar Pichai	—	—		30,668	79,631,072
Ruth M. Porat	—	—		19,820	51,464,261
Prabhakar Raghavan	—	—		19,646	51,012,166
Philipp Schindler	—	—		30,418	78,982,229
Kent Walker	—	—		19,820	51,464,261
(1)	The value realized on exercise is calculated as the product of (a) the number of shares of Alphabet’s Class A common stock or Class C capital stock, as applicable, for which the stock options were exercised and (b) the excess of the closing price of Alphabet’s Class A common stock or Class C capital stock, as applicable, on the NASDAQ Global Select Market on the date of the exercise over the applicable exercise price per share of the stock options.
(2)	The value realized on vesting is calculated as the product of (a) the number of shares of Class C capital stock underlying the GSUs that vested and (b) the closing price of Class C capital stock on the NASDAQ Global Select Market on the day before vesting.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have no agreements with our named executive officers that provide for additional or accelerated compensation upon termination of the executive’s employment or a change in control of Alphabet, except as set forth below.

In the event of a change in control of Alphabet and, unless our Board or the Compensation Committee determines otherwise, if the successor corporation does not assume or substitute the equity awards held by our employees, including our named executive officers, all unvested stock options and unvested GSUs will fully vest and the target number of PSUs awarded to each of our named executive officers will fully vest.

Effective December 17, 2019, the Compensation Committee approved an amendment to Alphabet’s form of restricted stock unit agreement under the Amended and Restated 2012 Stock Plan for future grants, such that, similar to GSUs granted to all other Alphabet employees, GSUs granted to directors and named executive officers of Alphabet will immediately vest in full upon termination of service on the Board, or of employment, by reason of death.

In respect to PSUs awarded to named executive officers:

•	Upon a termination of employment by reason of death (i) prior to the start of the performance period of a PSU award or during the performance period of a PSU award, the target number of PSUs for such award will immediately vest in full as of the date of such termination of employment and (ii) following the end of the performance period of an award but prior to the determination date with respect to such award, the number of PSUs earned based on actual performance will immediately vest as of the determination date.
•	Upon a termination of employment by Alphabet without cause (as defined in the PSU agreement) prior to the determination date for an award but after the start of the performance period with respect to such award, the number of PSUs earned based on actual performance will be prorated based on the number of calendar days in the performance period a named executive officer performed services and the pro rata portion will vest as of the determination date.

The table on page 55 of this proxy statement shows our estimates of the value each of our named executive officers would have received if their unvested GSUs and PSUs had become fully vested as a result of termination of employment by reason of a change in control, death, or by Alphabet without cause (as defined in the PSU Agreement) occurring on December 31, 2021. All stock options held by our named executive officers as of December 31, 2021 are fully vested.

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Name	Estimated Benefit of Equity Acceleration Upon Change in Control ($)	(1)	Estimated Benefit of Equity Acceleration Upon Death ($)	(1)(2)	Estimated Benefit of Equity Acceleration Upon Termination without Cause ($)	(3)
Sundar Pichai	288,412,796		288,412,796		266,225,712
Ruth M. Porat	67,979,110		67,979,110		—
Prabhakar Raghavan	86,715,105		86,715,105		—
Philipp Schindler	98,437,038		98,437,038		—
Kent Walker	67,979,110		67,979,110		—
(1)	The estimated benefit amount of equity acceleration was calculated by multiplying the number of unvested GSUs, and in Sundar’s case, the target number of PSUs, by the closing price of Class C capital stock on December 31, 2021, which was $2,893.59 per share.
(2)	The amendment of Alphabet’s form of restricted stock unit agreement under the Amended and Restated 2012 Stock Plan, adopted by the Leadership Development, Inclusion and Compensation Committee on December 17, 2019 for future grants, that provides for equity acceleration upon death is applicable to the equity awards granted after the adoption date.
(3)	The estimated benefit amount of equity acceleration reflects prorated achievement of market-based goals at the maximum level for Tranche A and target level for Tranche B of Sundar’s 2019 PSU award. As of December 31, 2021, the full performance period of Tranche A (January 2020 to December 2021) and two-thirds of Tranche B (January 2020 to December 2022) has been completed. The value shown was calculated by multiplying 100% of the maximum number of PSUs for Tranche A and two-thirds the target number of PSUs for Tranche B by the closing price of Alphabet’s Class C capital stock on December 31, 2021, which was $2,893.59 per share.

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ALPHABET CEO PAY RATIO

The following table sets forth the ratio of Alphabet Chief Executive Officer Sundar’s total compensation to that of Alphabet’s median employee for the year ended December 31, 2021.

Chief Executive Officer total compensation in 2021	$6,322,599
Median Employee total compensation in 2021	$295,884
Ratio of Chief Executive Officer to Median Employee total compensation	21:1

To determine the median employee compensation, we analyzed all of Alphabet’s employees, excluding Alphabet’s Chief Executive Officer, as of December 31, 2021. We annualized wages and salaries for employees that were not employed for the full year. We used base salary and actual bonus as the consistently applied compensation metric to determine the median employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our named executive officers in the Summary Compensation Table on page 51.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. There are no shares of Class B common stock issued and outstanding under any of our current equity compensation plans. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	Class of Common Stock/Capital Stock	(a) Common/ Capital Shares to be Issued Upon Exercise of Outstanding Options and Rights (#)		(b) Weighted- average Exercise Price of Outstanding Options and Rights ($/Share)	(1)	(c) Common/ Capital Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by our stockholders	Class A	10,945	(2)	312.59		—	(3)
Equity compensation plans approved by our stockholders	Class C	16,889,168	(4)	311.60		37,479,707	(5)
Equity compensation plans not approved by our stockholders	Class A	—		—		—
Equity compensation plans not approved by our stockholders	Class C	—		—		—
Total	Class A	10,945		312.59		—
Total	Class C	16,889,168		311.60		37,479,707	(5)
Total	Class A and Class C	16,900,113		312.10		37,479,707	(5)
(1)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding GSUs, which have no exercise price.
(2)	Consists of stock options to purchase 10,907 shares and GSUs representing the right to acquire 38 shares of our Class A common stock outstanding under our 2004 Stock Plan.
(3)	We granted Class A common stock under the 2004 Stock Plan that expired in April 2014. No further grants may be made under the 2004 Stock Plan.
(4)	Consists of stock options to purchase 10,774 shares of Class C capital stock and GSUs representing the right to acquire 38 shares of Class C capital stock outstanding under our 2004 Stock Plan, GSUs representing the right to acquire 15,520,374 shares of Class C capital stock outstanding under our Amended and Restated 2012 Stock plan, and GSUs representing the right to acquire 1,357,982 shares of Class C capital stock outstanding under our 2021 Stock Plan.
(5)	Consists of shares of Class C capital stock authorized to be issued pursuant to the Alphabet Inc. 2021 Stock Plan, which was approved by our stockholders at the 2021 Annual Meeting of Stockholders. No further grants may be made under the 2004 Stock Plan and the Alphabet Inc. Amended and Restated 2012 Stock Plan.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth all fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during the years ended December 31, 2020 and 2021 (in thousands):

	2020 ($)	2021 ($)
Audit Fees(1)	21,718	23,880
Audit-Related Fees(2)	6,652	8,715
Tax Fees(3)	988	1,155
Other Fees(4)	1,871	625
TOTAL FEES	31,229	34,375
(1)	Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP.
(2)	Audit-Related Fees: This category consists primarily of system and organization controls reporting and other attest services related to information systems.
(3)	Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.
(4)	Other Fees: This category consists of fees for permitted services other than the services reported in audit fees, audit-related fees, and tax fees.

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AUDITOR INDEPENDENCE

We maintain a policy that aims to help maintain auditor independence and our compliance with regulatory requirements by ensuring a process for: (1) internal and external auditor review of proposed services for independence and (2) pre-approval of the services by the Audit Committee. The Audit Committee considers whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.

ALPHABET  •  2022 PROXY STATEMENT     57

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PRE-APPROVAL POLICIES AND PROCEDURES

All audit and non-audit services provided by Ernst & Young LLP to us must be pre-approved in advance by the Audit Committee.

If the following conditions are met, the service will be considered pre-approved by the Audit Committee (without any further action from the Audit Committee):

•	the service is identified as a permitted service, as determined by the Audit Committee each year, and
•	the estimated fee for the permitted service is less than or equal to $500,000.

If the service does not meet the conditions noted above, explicit approval must be obtained from the Audit Committee, or the delegate of the Audit Committee who has been granted the authority to grant pre-approvals, before the professional from the independent registered accounting firm is engaged by Alphabet or its subsidiaries to render the service. If a pre-approval is obtained from the Audit Committee delegate, the auditor may be engaged to commence the service but the service must still be presented to the full Audit Committee at its next scheduled meeting.

All services provided to us by Ernst & Young LLP in 2020 and 2021 were pre-approved by the Audit Committee.

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REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Compliance Committee of the Board of Directors of Alphabet is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the NASDAQ Stock Market and the SEC. The Audit and Compliance Committee operates pursuant to a charter that is available on our Investor Relations website at https://abc.xyz/investor/other/board/#audit-committee.

The Audit and Compliance Committee oversees Alphabet’s financial reporting process and internal control structure on behalf of our Board. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Alphabet’s internal control over financial reporting. Alphabet’s independent auditors are responsible for expressing an opinion as to the conformity of Alphabet’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Alphabet’s internal control over financial reporting.

In performing its responsibilities, the Audit and Compliance Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2021. The Audit and Compliance Committee has also discussed with Ernst & Young LLP, Alphabet’s independent auditors, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit and Compliance Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The Audit and Compliance Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee unanimously recommended to our Board that the audited consolidated financial statements be included in Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2021.

AUDIT AND COMPLIANCE COMMITTEE

Ann Mather, Chair
Roger W. Ferguson Jr.
Alan R. Mulally

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MANAGEMENT PROPOSALS TO BE VOTED ON

Proposal Number 1    Election of Directors

Nominees

The Nominating Committee recommended, and our Board nominated:

•	Larry Page,
•	Sergey Brin,
•	Sundar Pichai,
•	John L. Hennessy,
•	Frances H. Arnold,
•	L. John Doerr,
•	Roger W. Ferguson Jr.,
•	Ann Mather,
•	K. Ram Shriram, and
•	Robin L. Washington

as nominees for election as members of our Board at the Annual Meeting. At the Annual Meeting, ten directors will be elected to our Board. Alan R. Mulally, who is currently serving on our Board, is not a nominee for election at the Annual Meeting and his term as a director will end at the Annual Meeting. We thank Alan for his extraordinary contributions over many years.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of Alphabet. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

The sections titled “Directors and Executive Officers” and “Director Selection Process and Qualifications” on pages 21 and 33 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating Committee and our Board to determine that these nominees should serve as directors of Alphabet.

Required Vote

We have implemented a majority voting standard for elections of directors. To be elected, a nominee must receive the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted FOR these nominees.

Our Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If an incumbent director fails to receive the required number of votes for re-election, the Nominating Committee will act on a prompt basis to determine whether to recommend that our Board accept the director’s resignation and will submit such recommendation for prompt consideration by our Board. Our Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions as our Board may impose. Additional details about this process are specified in our Corporate Governance Guidelines, which are available on our Investor Relations website at https://abc.xyz/investor/.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ABOVEMENTIONED NOMINEES.

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Proposal Number 2    Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. During the fiscal year ended December 31, 2021, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain audit-related, tax, and other services. See “Independent Registered Public Accounting Firm” on page 57 of this proxy statement.

The Audit Committee believes that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of Alphabet and our stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Alphabet and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to participate in the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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Proposal Number 3    Approval of the Alphabet Inc. Amended and Restated 2021 Stock Plan

At the Annual Meeting, stockholders will be asked to approve the Alphabet Inc. Amended and Restated 2021 Stock Plan (the Plan), in order to increase the maximum number of shares of our Class C capital stock that may be issued under the Plan by 4,000,000 shares.

In April 2022, the Compensation Committee recommended, and the full Board adopted, subject to stockholder approval, the Plan which increases the share reserve by 4,000,000 shares of Class C capital stock. Our stockholders have previously authorized us to issue under the Plan up to a total of 60,010,002 shares of Class C capital stock, subject to adjustment upon certain changes in our capital structure.

The Compensation Committee and the full Board believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. The proposed share reserve increase would allow Alphabet to continue its current granting practices.

As of December 31, 2021, of the 60,010,002 shares of Class C capital stock authorized for issuance under the Plan, 37,479,706 shares of stock remained available for future grants of stock awards, a number that the Compensation Committee and the full Board believes to be insufficient to meet our anticipated needs. Therefore, the Compensation Committee recommended, and the full Board approved, subject to stockholder approval, an increase in the maximum number of shares of Class C capital stock issuable under the Plan by 4,000,000 shares to a total of 64,010,002 shares of our Class C capital stock, subject to adjustment upon certain changes in our capital structure. We note that in the event Proposal Number 4 is approved and our proposed stock dividend to stockholders takes place as described, all of the share numbers in the Plan, as well as all outstanding awards, will be adjusted to reflect the stock dividend in accordance with the terms of the Plan.

Summary of the Plan

The material features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this proxy statement.

Purpose

The Plan is intended to promote the interests of Alphabet and its subsidiaries (collectively, the company) and its stockholders by providing the employees and consultants of the company and members of our Board with incentives and rewards to encourage them to continue in the service of the company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the company.

Administration

The Compensation Committee shall administer the Plan in accordance with its terms. The Compensation Committee has full discretionary authority to administer the Plan, including, without limitation, the authority to (1) designate the employees and consultants of the Company and members of our Board who shall be granted incentive awards under the Plan and the amount, type and other terms and conditions of such incentive awards and (2) interpret and construe any and all provisions of the Plan and the terms of any incentive award (and any agreement evidencing the grant of an incentive award). The Compensation Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among participants. The Compensation Committee may delegate to a subcommittee of one or more members of our Board or employees of the company the authority to grant incentive awards, subject to such limitations as the Compensation Committee shall specify and to the requirements of applicable law.

Eligibility

Any employee or consultant of, or person who renders services directly or indirectly to, the company and any member of our Board is eligible for selection by the Compensation Committee to receive an incentive award under the Plan (such a person who is selected to receive an incentive award is referred to herein as a participant). As of December 31, 2021, the company had approximately 156,500 employees and eleven members of our Board (including three employee directors).

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Shares Subject to the Plan

Currently, the maximum number of shares of Class C capital stock that may be covered by incentive awards granted under the Plan shall not exceed 60,010,002 shares in the aggregate, and the maximum number of shares of Class C capital stock that may be covered by incentive awards granted under the Plan that are intended to be incentive stock options (ISOs) shall not exceed 60,010,002 shares in the aggregate. As of December 31, 2021, of the 60,010,002 shares of Class C capital stock authorized for issuance under the Plan, 37,479,706 shares of stock remained available for future grant of stock awards. Assuming stockholders approve this proposal, a total of 64,010,002 shares of Class C capital stock will have been authorized and reserved for issuance pursuant to the Plan. Assuming stockholders approve this proposal, the maximum number of shares of Class C capital stock that may be covered by incentive awards granted under the Plan that are intended to be ISOs shall not exceed 64,010,002.

For purposes of these maximum share limitations, shares of Class C capital stock shall only be counted as used to the extent that they are actually issued and delivered to a participant (or such participant’s permitted transferees as described in the Plan) pursuant to the Plan. Accordingly, if an incentive award is settled for cash or if shares of Class C capital stock are withheld to pay the exercise price of a stock option or to satisfy any tax withholding requirements in connection with an incentive award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Class C capital stock that are available for delivery under the Plan. In addition, shares of Class C capital stock related to incentive awards that expire, are forfeited or cancelled, or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan. In addition, if shares of Class C capital stock owned by a participant (or such participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the company in payment of any obligation in connection with an incentive award, the number of shares tendered shall be added to the number of shares of Class C capital stock that are available for delivery under the Plan. Notwithstanding anything to the contrary herein, shares of Class C capital stock attributable to incentive awards transferred under any incentive award transfer program (as described below) shall not again be available for delivery under the Plan. As of April 5, 2022, the market value of a share of Class C capital stock was $2,821.26 (representing the closing price on NASDAQ on such day).

Award Types

The Plan permits grants of the following types of incentive awards subject to such terms and conditions as the Compensation Committee shall determine, consistent with the terms of the Plan: (1) stock options, including stock options intended to qualify as ISOs, (2) other stock-based awards, including in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units and (3) cash awards. Subject to the terms and conditions set forth in the Plan, incentive awards may be settled in cash or shares of Class C capital stock and may be subject to performance-based and/or service-based conditions.

Stock Options

The Plan permits the Compensation Committee to grant stock options, including ISOs, which are stock options that are designated by the Compensation Committee as incentive stock options and which meet the applicable requirements of incentive stock options pursuant to Section 422 of the Code, subject to certain terms and conditions.

Exercise Price. The exercise price per share of Class C capital stock covered by a stock option shall not be less than 100% of the fair market value of a share of Class C capital stock on the date on which such stock option is granted. For this purpose, fair market value (Fair Market Value) is determined as being equal to the closing sales price on the date of grant or, if not so reported for such day, the immediately preceding business day, of a share of Class C capital stock as reported on the principal securities exchange on which shares of Class C capital stock are listed and admitted to trading.

Terms Applicable to Stock Options. A stock option granted to a participant under the Plan allows a participant to purchase up to a specified total number of shares of Class C capital stock at a specified exercise price per share during specified time periods, each as determined by the Compensation Committee in its discretion, provided that no stock option may have a term of longer than ten (10) years.

Additional Terms for ISOs. Stock options granted under the Plan that are intended to qualify as ISOs are subject to certain additional terms and conditions as set forth in the Plan, including: (1) each stock option that is intended to qualify as an ISO must be designated as an ISO in the agreement evidencing its grant, (2) ISOs may only be granted to individuals who are employees of the Company, (3) the aggregate Fair Market Value (determined as of the date of grant of the ISOs) of the number of shares of Class C capital stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under all plans of the Company cannot exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code and (4) no ISO may be granted to a person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (a) the exercise price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Class C capital stock at the time such ISO is granted and (b) such ISO is not exercisable after the expiration of five years from the date it is granted. Any stock option

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granted under the Plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO shall be treated under the Plan as a nonstatutory stock option.

Repricing Prohibited. Alphabet may not reprice any stock option granted under the Plan without the approval of the stockholders of Alphabet. For this purpose, “reprice” means (1) any of the following or any other action that has the same effect: (a) lowering the exercise price of a stock option after it is granted, (b) any other action that is treated as a repricing under U.S. generally accepted accounting principles (GAAP) or (c) cancelling a stock option at a time when its exercise price exceeds the fair market value of the underlying Class C capital stock, in exchange for another stock option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (2) any other action that is considered to be a repricing under formal or informal guidance issued by NASDAQ.

Term

No grants of incentive awards may be made under the Plan after June 2, 2031.

Non-Employee Director Awards

Any awards granted to non-employee members of our Board under the Plan in respect of any calendar year, solely with respect to his or her service to our Board, may not exceed $1,500,000, based on the aggregate value of cash-based awards and the fair market value of any stock-based awards granted under the Plan, in each case determined as of the date of grant. Our Board will reassess this cap at least once every five years. As of December 31, 2021, there were eight non-employee members of our Board.

Amendment and Termination

Our Board may at any time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, provided that to the extent that any applicable law, tax requirement or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. No amendment will be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action under the Plan may, without the consent of a participant, reduce the participant’s rights under any previously granted and outstanding incentive award.

Adjustments Upon Certain Changes

The Plan includes provisions that require or permit the Compensation Committee to make certain adjustments upon the occurrence of specified events, including provisions that provide as follows: (1) upon the occurrence of certain events affecting the capitalization of Alphabet such as a recapitalization or stock split, the Compensation Committee shall make appropriate adjustments in the type and maximum number of shares available for issuance under the Plan and the limits described above for ISOs; (2) in the event of an increase or decrease in the number or type of issued shares of common or capital stock of Alphabet without receipt or payment of consideration by the Company, the Compensation Committee shall appropriately adjust the type or number of shares subject to each outstanding incentive award and the exercise price per share, if any, of shares subject to each such incentive award; (3) in the event of a merger or similar transaction as a result of which the holders of shares of Class C capital stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Compensation Committee shall appropriately adjust each outstanding incentive award so that it pertains and applies to the securities which a holder of the number of shares of Class C capital stock subject to such incentive award would have received in such transaction; and (4) upon the occurrence of certain specified extraordinary corporate transactions, such as a dissolution or liquidation of Alphabet, sale of all or substantially all of the company’s assets, and certain mergers involving Alphabet, and upon any other corporate change, including, but not limited to an extraordinary cash dividend, spin off or the sale of a subsidiary or business unit, the Compensation Committee has discretion to make certain adjustments to outstanding incentive awards, cancel outstanding incentive awards and provide for cash payments to participants in consideration of such cancellation, or provide for the exchange of outstanding incentive awards.

Summary of Federal Income Tax Consequences of Awards

ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, Alphabet would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess, if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

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Nonstatutory Stock Options. A participant who is granted a stock option that is not an ISO (a nonstatutory stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income equal to the aggregate fair market value of the shares subject to nonstatutory stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of nonstatutory stock options by an employee is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of nonstatutory stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Restricted Stock and Restricted Stock Units. A participant will not recognize income at the time a restricted stock award is granted. When the restrictions lapse with regard to any portion of restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elected to realize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. A participant will not recognize income at the time an award of restricted stock units (GSUs) or performance-based restricted stock units (PSUs) is granted. When GSUs or PSUs vest, the participant will recognize ordinary income in an amount equal to the cash paid or to be paid or the fair market value of the shares delivered or to be delivered. The amount of ordinary income recognized by the participant is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Performance-Based Awards. A participant will not recognize income at the time of grant of a performance-based award. The participant will recognize ordinary income at the time the performance-based award vests in an amount equal to the dollar amount, or the fair market value of the shares of Class C capital stock, subject to the award. The amount of ordinary income recognized by the participant is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Section 162(m) Compensation Deduction Limitation. In general, Section 162(m) limits Alphabet’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m), as amended. A “covered employee” includes each individual who served as Alphabet’s Chief Executive Officer or Chief Financial Officer at any time during the taxable year, each of the three other most highly compensated officers of the Company for the taxable year, and any other individual who was a covered employee of the company for the preceding tax year beginning after December 31, 2016.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Plan Benefits

The amount and timing of awards granted under the Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Required Vote

Approval of the proposed amendment to the Plan to increase the maximum number of shares of our Class C capital stock that may be issued under the Plan by 4,000,000 shares requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Plan.

Alphabet Recommendation

We believe strongly that the approval of the increase in the number shares of Class C capital stock issuable under the Plan by 4,000,000 shares is essential to our continued success. Our employees are among our most valuable assets. Equity awards provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2021 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS C CAPITAL STOCK ISSUABLE UNDER THE PLAN BY 4,000,000 SHARES.

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Proposal Number 4    Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares

Our Amended and Restated Certificate of Incorporation (Charter) currently authorizes the issuance of up to nine billion (9,000,000,000) shares of Class A common stock, par value $0.001 per share; three billion (3,000,000,000) shares of Class B common stock, par value $0.001 per share; and three billion (3,000,000,000) shares of Class C capital stock.

As we disclosed on February 1, 2022, our Board approved and declared a 20-for-one stock split (Stock Split) in the form of a one-time special stock dividend on each share of Class A common stock, Class B common stock, and Class C capital stock that is outstanding as of July 1, 2022. In connection with the Stock Split and for general corporate purposes, our Board is recommending that we increase the number of shares authorized for issuance under our Charter to one hundred and eighty billion (180,000,000,000) shares of Class A common stock, sixty billion (60,000,000,000) shares of Class B common stock, and sixty billion (60,000,000,000) shares of Class C capital stock (Charter Amendment). The full text of the Charter Amendment is set forth in Appendix B to this proxy statement. The Charter Amendment would not affect the number of authorized shares of preferred stock. Currently, there are no shares of preferred stock issued and outstanding.

If our stockholders approve the Charter Amendment, we expect to implement the Charter Amendment and the Stock Split following the Annual Meeting. In connection with the Stock Split, each of our stockholders of record at the close of business on July 1, 2022 (Stock Split Record Date) will receive, after the close of business on July 15, 2022: (i) nineteen (19) additional shares of Class A common stock for each share of Class A common stock held by such stockholder as of the Stock Split Record Date; (ii) nineteen (19) additional shares of Class B common stock for each share of Class B common stock held by such stockholder as of the Stock Split Record Date; and (iii) nineteen (19) additional shares of Class C capital stock for each share of Class C capital stock held by such stockholder as of the Stock Split Record Date.

Required Vote

Approval of the Charter Amendment requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock outstanding and entitled to vote thereon voting together as a single class. Unless marked to the contrary, proxies received will be voted FOR the Charter Amendment.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

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STOCKHOLDER PROPOSALS

Various stockholders have submitted the proposals below. Stockholders will vote on these proposals at our Annual Meeting if the proponents or their qualified representatives present their proposals at the Annual Meeting and submit them for a vote. Stockholder proposals, including any supporting statements, are included exactly as submitted to us by their proponents.

Our Board’s recommendation on each stockholder proposal immediately follows our opposing statement. A number of the proposals touch on matters that we believe are being appropriately handled by our management and/or our Board. While a number of these proposals contain claims that we believe are incorrect or misleading, we have not attempted to refute all of them. We do appreciate the concerns raised in many of the proposals, and in many cases we have already taken actions to address them, rendering the implementation of a specific proposal unnecessary or not the best use of company resources. While our actions may not be exactly as prescribed in a proposal, they are designed to further the long-term interests of the company, our stockholders, and other stakeholders.

For the reasons set forth in the table below and others set forth in our opposing statements, we generally disagree with the proposals requesting specific additional reports or initiatives that do not fully recognize or reflect the actions we are already taking to address such issues, the clear oversight responsibilities and structures we have in place to evaluate and monitor our progress, and our ongoing commitment to transparency.

STOCKHOLDER PROPOSALS		Alphabet Board Voting Recommendation	Rationale
(5)	Stockholder proposal regarding a lobbying report (page 70 )	AGAINST

•  Our Board is committed to transparency and the company already makes extensive disclosures on our lobbying efforts

•  Our Board also maintains oversight of Google’s corporate political activities to ensure they are serving the interest of stockholders

(6)	Stockholder proposal regarding a climate lobbying report (page 72 )	AGAINST

•  Our comprehensive lobbying disclosures, with oversight from our Board, provide the necessary information to understand the scope of the company’s lobbying activities, including as it relates to our positions on climate change and the Paris Agreement

(7)	Stockholder proposal regarding a report on physical risks of climate change (page 74 )	AGAINST	• We conduct a robust climate risk assessment and already publish information on this assessment, as well as on our climate strategies and performance, through our annual CDP and Environmental Reports
(8)	Stockholder proposal regarding a report on water management risks (page 76 )	AGAINST

•  We have already reported on our water management strategies and performance in Google’s Water Stewardship paper

•  Our commitment to water stewardship is reflected in our water-related goals and initiatives across our global locations

(9)	Stockholder proposal regarding a racial equity audit (page 78 )	AGAINST

•  With the Board’s oversight, we already continuously review our approach to racial equity and seek engagement with independent experts and stakeholders to find areas where we can improve, including by ensuring (1) that our commitment to racial equity is reflected in our goals and actions; and (2) that we are building our products so that they work for everyone

(10)	Stockholder proposal regarding a report on concealment clauses (page 81 )	AGAINST

•  Google’s employment, severance, and settlement agreements do not prohibit the disclosure of facts underlying claims of harassment or discrimination

•  We review our employment practices and policies on an ongoing basis and strive to make them best in class

(11)	Stockholder proposal regarding equal shareholder voting (page 83 )	AGAINST	• Our strong governance practices and current capital structure have provided significant long-term stability to the company and have proven beneficial to stockholders through the delivery of exceptional returns over the life of the company

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STOCKHOLDER PROPOSALS		Alphabet Board Voting Recommendation	Rationale
(12)	Stockholder proposal regarding a report on government takedown requests (page 85 )	AGAINST	• We annually publish our Google Transparency Report to provide stockholders with details on how the policies and actions of governments and corporations affect privacy, security, and access to information
(13)	Stockholder proposal regarding a human rights assessment of data center siting (page 87)	AGAINST	• Our existing disclosures provide transparent information on how we evaluate and manage human-related risks, including related to data center siting
(14)	Stockholder proposal regarding a report on data collection, privacy, and security (page 89)	AGAINST	• We provide extensive public disclosure on our approach to data privacy and security risk management that we believe already exceeds the requests of the proposal
(15)	Stockholder proposal regarding algorithm disclosures (page 91)	AGAINST	• We disclose significant information about our advertising and search policies and procedures and their application, and additional details on proprietary algorithmic systems could be used to compromise our operations and the quality of our services
(16)	Stockholder proposal regarding misinformation and disinformation (page 93)	AGAINST

•   We maintain robust policies and transparent reporting on how we combat the potential spread of misinformation and disinformation

•   We take a systematic approach to ensuring respect for human rights across our business, supported by significant transparency around our efforts

(17)	Stockholder proposal regarding a report on external costs of disinformation (page 96)	AGAINST

•   We undertake substantial efforts to prevent misuse of our platforms and provide meaningful disclosures on our policies and activities to address risks

•   Our management team has direct responsibility for combatting disinformation, and regularly meets with our Audit and Compliance Committee to discuss our efforts to ensure platform quality

(18)	Stockholder proposal regarding a report on board diversity (page 98)	AGAINST

•   Our Board considers diversity in its director nomination and evaluation process and these practices have fostered a diverse board composition

•   We already provide information regarding the company’s board diversity practices in our proxy statement and Diversity Annual Report

(19)	Stockholder proposal regarding the establishment of an environmental sustainability board committee (page 100)	AGAINST	• Our Board has oversight of the company’s key environmental sustainability matters and this oversight structure best serves our company to view environmental sustainability risks in the context of all of Alphabet’s major risk exposures and initiatives
(20)	Stockholder proposal regarding a policy on non-management employee representative director (page 102)	AGAINST

•   We have established a director nomination process that effectively serves our Board and our stockholders by focusing on the critical qualities needed for effective oversight

•   Our Leadership Development, Inclusion and Compensation Committee is charged with overseeing human capital and corporate culture matters, and we have created multiple channels to provide employees with opportunities to share feedback with management and the Board

(21)	Stockholder proposal regarding a report on policies regarding military and militarized policing agencies (page 104)	AGAINST	• We already maintain and disclose policies and principles on the use of our technology, including in the context of our work with governments, to ensure our work with customers and partners aligns with the company’s values

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Upon receiving an oral or written request, we will promptly provide the address and the number of known voting securities held by the proponents of the stockholder proposals. You may request this information via mail, email, or phone, as follows:

Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	Email: corporatesecretary@abc.xyz	(650) 253-3393

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Proposal Number 5    Stockholder Proposal Regarding a Lobbying Report

Boston Common Asset Management, LLC, on behalf of the Boston Common ESG Impact US Equity Fund, has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Whereas, full disclosure of Alphabet’s lobbying activities and expenditures to assess whether its lobbying is consistent with Alphabet’s expressed goals and stockholders’ best interests.

Resolved, stockholders request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Alphabet used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Alphabet is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee and posted on Alphabet’s website.

Supporting Statement

Alphabet fails to provide an annual report breaking out its lobbying payments by federal, individual states, trade associations (TAs) and social welfare groups (SWGs). Alphabet spent $93,960,000 on federal lobbying from 2015 – 2020. This does not include state lobbying, where Alphabet also lobbies but disclosure is uneven or absent. For example, Alphabet spent $1,895,971 lobbying in California from 2015 – 2020. Alphabet also lobbies abroad, spending €5,750,000 as the top lobbying spender in Europe for 2020.1

Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity. These groups may be spending “at least double what’s publicly reported.”2

Alphabet lists support of 378 TAs, SWGs and nonprofits for 2020, yet fails to disclose its payments, or the amounts used for lobbying. Alphabet belongs to the Chamber of Commerce and Business Roundtable, which have spent over $2 billion on lobbying since 1998, supports SWGs that lobby like Americans for Tax Reform and Taxpayers Protection Alliance, and funds controversial nonprofits like the Competitive Enterprise Institute (CEI)3 and Independent Women’s Forum (IWF).

Alphabet’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, Alphabet believes in addressing climate change, but the Chamber and CEI undermined the Paris climate accord. Alphabet signed a statement opposing state voter restrictions, yet the Chamber lobbied against the For the People Act.4 Alphabet has “funded a bevy of political groups, including those producing positive polling, and engaged in other fingerprint-free tactics designed to deter regulators.”5 And while Alphabet funds IWF, IWF is a partner of Stop Corporate Tyranny6 and has promoted opposition to school mask mandates.7

We urge Alphabet to expand its lobbying disclosure.

(1)	https://www.reuters.com/technology/google-facebook-microsoft-top-eu-lobbying-spending-study-2021-08-30/.
(2)	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/.
(3)	https://www.nytimes.com/2019/07/10/climate/nyt-climate-newsletter-cei.html.
(4)	https://thehill.com/business-a-lobbying/business-a-lobbying/554430-watchdog-group-launches-campaign-to-pressure?rl=1.
(5)	https://www.washingtonpost.com/technology/2020/06/10/amazon-facebook-google-political-allies-antitrust/.
(6)	https://www.exposedbycmd.org/2021/09/07/alec-claims-credit-for-voter-suppression-and-anti-critical-race-theory-laws-at-secret-meeting/.
(7)	https://www.washingtonpost.com/politics/2021/10/01/masks-schools-koch-money/.

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Alphabet Opposing Statement

Our Board believes that participating in the political process in a transparent manner is an important way to enhance stockholder value and promote good corporate citizenship. Our engagement with policymakers and regulators is guided by a commitment to ensuring our participation is open, transparent, and clear to our users, stockholders, and the public.

Consistent with our mission to organize the world’s information and make it universally accessible and useful, our Board is committed to transparency in all areas of our business, including our public policy activities and lobbying expenditures. Our U.S. Public Policy Transparency website already contains much of the information requested by the proposal. Our Board therefore believes that the report requested by this proposal would not provide substantial additional information to our stockholders and recommends a vote AGAINST this proposal.

We Already Publish Transparent and Extensive Lobbying Disclosures

Google has long been a champion of disclosure and transparency. Consistent with our mission and values, we adopted a transparency policy for our public policy activities, including our lobbying efforts. Our U.S. Public Policy Transparency website includes robust and detailed disclosures, including:

•	Our governance and management structure, policies, and procedures regarding our lobbying and political engagement activities.
•	Key issues informing our public policy work and our positions on such issues.
•	Publicly available reports on our lobbying expenditures, updated quarterly, including contributions to our NetPAC (an employee-funded political action committee), federal lobbying disclosures, state and local candidate contributions, national political committees, and organizations contributions.
•	List of trade associations, independent organizations, and other tax-exempt groups that receive the most substantial support from our U.S. Government Affairs and Public Policy team.
•	Oversight and compliance of our political activity.

Additionally, in compliance with applicable laws, Google discloses a significant amount of information in hundreds of publicly available filings at the state and local level in the U.S.

We Maintain Robust Board Oversight of Political Engagement

Our Board and senior management team oversees Google’s corporate political activity to ensure appropriate policies and practices are in place and serving the interest of our stockholders. The Nominating Committee reviews our political activities, including corporate expenditures, NetPAC contributions, corporate contributions to state and local political campaigns, and our prohibition on trade associations and other organizations from using Google funds for political activities. Google’s VP of Government Affairs and Public Policy, works directly with Google’s President for Global Affairs and Chief Legal Officer, Kent Walker, who reports to Google’s CEO.

Our Practices are Recognized as Best in Class

Our best in class transparency efforts have been recognized by the 2021 CPA-Zicklin Index of Corporate Political Disclosure and Accountability, which has noted Alphabet’s high level of disclosure and named us a “trendsetter” — its highest category — for three consecutive years.

Given the depth and breadth of our existing disclosures and frequency of our updates to our stockholders and the public about our public policy activities, our Board believes that the report requested by this proposal would not provide substantial additional information to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 6    Stockholder Proposal Regarding a Climate Lobbying Report

Zevin Asset Management, LLC, on behalf of Sisters of Saint Dominic of Grand Rapids, as lead filer, and Benedictine Sisters of Virginia, Benedictine Sisters of Mount St. Scholastica, Missionary Oblates of Mary Immaculate - U.S. Province, along with a number of others co-filers, whose names, addresses, and stockholdings will be provided by us upon request, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

RESOLVED: Shareholders request the Alphabet Inc. Board of Directors within the next year conduct an evaluation and issue a report (at reasonable cost, omitting proprietary information) describing if, and how, its lobbying activities (directly and indirectly through trade associations and social welfare and nonprofit organizations) align with the Paris Agreement’s ultimate goal to limit average global warming to 1.5° C. The report should also address Alphabet’s plans to mitigate the risks presented by any misalignment.

SUPPORTING STATEMENT

Recent UN reports highlight the critical gaps that remain between national governments and the actions necessary to prevent the worst effects of climate change.1 Companies have a crucial role to play in empowering policymakers to close these gaps, and investors need clear information on how companies are taking action to do so.

Investors and stakeholders are increasingly scrutinizing potential misalignment between companies’ climate commitments and policy advocacy.2 Corporate lobbying activities inconsistent with meeting the goals of the Paris Agreement present regulatory, reputational and legal risks. Such policy engagement also presents systemic risks to economies and markets, as delayed implementation of the Paris Agreement increases the physical risks of climate change, undermines economic stability and introduces into investment portfolios uncertainty and volatility.

Alphabet publicly supports the goals of the Paris Agreement, advocates for specific science-based climate policies, leads investment in carbon-free energy, and recently announced a new policy for Google advertisers, publishers and YouTube creators “that will prohibit ads for, and monetization of, content that contradicts well-established scientific consensus around the existence and causes of climate change.”3 Alphabet also discloses a list of its memberships in trade associations and policy-focused non-profits. Alphabet does not, however, disclose sufficient information as to how it ensures lobbying practices (directly and indirectly via these groups) align with the Paris Agreement’s aims.

Of particular concern are industry and policy groups that represent business but too often present obstacles or obfuscations that impede global emissions reductions. A review of Alphabet’s disclosed memberships4 reveals concerning inconsistencies with Alphabet’s actions on, and commitments to, the Paris Agreement and the prevailing science.5678 An alignment assessment can help to identify and address risks presented by misalignment and protect the credibility of Alphabet’s leadership efforts on climate. We believe Paris-aligned lobbying helps mitigate these risks and contributes positively to the long-term value of companies.

Unabated climate change characterized by “business as usual” scenarios of 3-4°C or greater will have unacceptable and far-reaching economic, environmental, and societal implications. As investors, we view fulfillment of the Paris Agreement’s stated goals as an economic imperative.

Thus, we urge the Board and management to conduct a comprehensive review of Alphabet’s lobbying and public policy activity, assessing the degree of alignment with the Paris Agreement’s objectives, and detailing clear plans for action to address any misalignment.

(1)	https://www.unep.org/resources/emissions-gap-report-2021
(2)	https://www.politico.com/news/2021/04/20/investors-corporate-climate-lobbying-activity-483429
(3)	https://support.google.com/google-ads/answer/11221321?hl=en
(4)	https://kstatic.googleusercontent.com/files/565eb487f8cf9f96af89a4147ee79eb4cf3989d3c3953197b1e36e65e132b57ffaebccfb03ed62c57b8ffc5cd83654686f6b5160a97d3b561bc65ce5206012e9
(5)	https://cei.org/sites/default/files/20170508%20CEI%20Paris%20Treaty%20with%20logos%20-%2044%20Final.pdf
(6)	https://www.aei.org/politics-and-public-opinion/its-time-to-cancel-the-climate-crisis/ (Nov. 12, 2021)
(7)	https://www.cato.org/public-comments/public-comments-request-public-input-climate-change-disclosures https://www.cato.org/briefing-paper/what-should-policymakers-do-about-climate-change#externalities-limits-private approaches-dealing-carbon-emissions
(8)	https://www.heritage.org/renewable-energy

Alphabet Opposing Statement

Our Board believes that our existing disclosures on lobbying, trade association, and political engagement, in combination with our climate change strategy and transparent reporting on our climate-related activities, makes the additional reporting requested by this proposal unnecessary and duplicative, and therefore recommends a vote AGAINST this proposal.

We Have Highlighted Our Support for the Paris Agreement and Our Positions and Actions on Climate Change and Clean Energy

Alphabet and our Board have long supported robust international action on climate change. We have demonstrated this commitment through our ongoing public support of the Paris Agreement, our collaboration with our peers and key stakeholders, and our active engagement with policymakers to drive climate action. Leading up to COP-21 in Paris in 2015, we publicly supported a robust outcome

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from the global climate negotiations. In 2019, our CEO Sundar Pichai joined with over 80 other CEOs and labor leaders as part of United for the Paris Agreement initiative to call for the U.S. to remain in the Paris Agreement, and later applauded the Biden Administration’s decision to rejoin the Agreement. We were an official partner of COP-26 in 2021, where an executive leadership team led by our CFO Ruth Porat joined with other business, government, and non-governmental leaders in Glasgow to call for accelerated action on climate.

We have consistently supported strong climate policies. For instance, we actively supported and submitted comments on the design of the Clean Power Plan under the Obama Administration; in March 2021 we advocated for 24/7 carbon-free energy for federal facilities; and in April 2021, we called for and supported the announcement of an ambitious 2030 goal to cut U.S. emissions. We have similarly lent public support to climate goals in the European Union, and helped found the Climate Neutral Data Center Pact, a commitment to helping transition the data center sector to be climate neutral by 2030 in line with the European Green Deal.

Our ambitious climate goals for our own operations reflect our commitment to mitigating our climate impacts, including our previously shared goal to achieve net-zero emissions across our operations and value chain and to become the first major company to operate on carbon-free energy 24 hours a day, seven days a week, 365 days a year by 2030. We disclose our emissions performance annually in our Environmental Report and through the CDP Climate survey.

We Already Publish Transparent and Extensive Lobbying Disclosures With Robust Board Oversight

Google’s U.S. Public Policy Transparency Report for our public policy and lobbying activities provides robust and regularly updated disclosures on topics including our lobbying-related governance and policies, key issues informing our public policy work, regular reporting on our lobbying expenditures, and a list of trade associations in which we participate.

Our reporting also includes transparent disclosure on instances where we have engaged in lobbying activity specifically on climate-related issues. For instance, our most recent federal lobbying report, covering Q4 2021, includes our lobbying efforts with regard to U.S. federal energy policy, including the Clean Energy for Americas Act, CLEAN Future Act, and Clean Electricity Performance Program provisions of the Build Back Better Act, all of which align with our advocacy for ambitious federal climate and clean energy policies.

Our Board and senior management team oversees our corporate political activity to ensure appropriate policies and practices are in place and serving the interest of our stockholders. The Nominating Committee reviews our corporate political activities, including expenditures made with corporate funds, contributions to our NetPAC (an employee-funded political action committee), direct corporate contributions to state and local political campaigns, and our prohibition on trade associations and other organizations using Google funds for political activities.

We Advance Sustainability Through Trade Association Participation

Our participation in various trade associations provides us the platform to conduct robust and productive engagement on climate policy, including at the U.S. Chamber of Commerce, Business Roundtable, and others. For example, we are founding members of the Chamber’s Task Force on Climate Actions, and we have engaged within the Task Force since its inception to support constructive engagement by the Chamber on climate policy to create a zero-carbon economy. We encourage our trade associations to support sensible climate policies that can create a prosperous and competitive net-zero economy.

We participate in trade associations to advance the interests of our company and our stockholders. We respect the independence and agency of trade associations to shape their own policy agendas and positions, and our participation does not represent an endorsement of an organization’s entire agenda or the views of its leaders or other members.

Our comprehensive lobbying disclosures, with oversight from our Board, provide the information needed by our stockholders and other stakeholders to understand the scope of these activities, including as it relates to our positions on climate change and the Paris Agreement. Our Board therefore believes that publishing an additional report narrowly focused on climate-related lobbying would not provide additional meaningful information to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 7    Stockholder Proposal Regarding a Report on Physical Risks of Climate Change

Pax World Funds, as lead filer, and The Comptroller of the State of New York, Thomas P. DiNapoli, on behalf of the New York State Common Retirement Fund, as co-filer, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

Resilience to Physical Risks Posed By Climate Change

Resolved, shareowners request that Alphabet (“the Company”) publish a regular periodic assessment of resilience to the physical risks of climate change, including description of short-, medium-, and long-term measures that the Company is taking to mitigate physical risks, including threats to its headquarters and other key assets from sea level rise and flooding. The report should be completed at reasonable cost and omit proprietary information.

Supporting Statement:

S&P Global states that nearly 60% of companies in the S&P 500 “hold assets at high risk of physical climate change impacts.” Even where companies do not have vulnerable assets, they may be exposed to physical risks through impacts of climate hazards on critical infrastructure and key parts of their value chain, both upstream and downstream.

Alphabet has characterized physical risks to its headquarters and data centers:

We found our biggest risk to be flooding at our Bay Area headquarters. In 2020, we conducted an updated global assessment of near-term (2030) and mid-term (2050) climate risks [which] found exposure to flooding and extreme heat across the portfolio to be our biggest risks. Our 2017 assessment suggested that these trends are likely to increase and continue through the end of the century.

Despite these disclosures of identified risks, the Company offers little disclosure regarding its adaptive planning for these short-, medium-, and long-term risks. It is prudent for investors to know whether the company is taking reasonable mitigation measures or contingency plans for these risks, such as efforts to protect or relocate its Bay Area headquarters, and to mitigate the risks to data centers.

The implementation guide for the Task Force on Climate-related Financial Disclosures (TCFD) recommends that reporting companies utilize Sustainability Accounting Standards Board (SASB) and Climate Disclosure Standards Board (CDSB) which are “well-established in the market with rigorously developed TCFD-aligned reporting tools,” as guidance to help shape reporting on mitigation strategies for physical climate risks. The implementation guide illustrates how a company should go beyond identifying physical risks, to also report on measures being taken to protect the company’s business from those risks.

A recent scientific article in Nature Climate Change noted that the financial value at risk from climate change averaged $2.5 trillion, but tail risk could exceed $24 trillion. Losses at this scale could involve a substantial impairment in fundamental value.

Alphabet and its investors will benefit from disclosure of a resilience strategy to address mitigation of physical risks.

Alphabet Opposing Statement

Given our existing robust environmental and climate change reporting, our Board does not believe that the report requested by this proposal would be an effective use of company resources or provide additional information that would be of value to our stockholders and therefore recommends a vote AGAINST this proposal.

We Maintain an Effective Climate Risk Assessment Process

Sustainability is one of our key priorities. In April 2021, we formally expressed our support for the Task Force on Climate Related Financial Disclosures (TCFD) reporting framework, including its seven principles for climate disclosures, as an important tool to allow stakeholders to compare corporate commitments and performance. Risk management is among the key pillars of the TCFD and, as disclosed in our publicly available CDP reporting, we have conducted climate risk assessments for our physical assets. Our Chief Sustainability Officer collaborates with our risk management and operations teams to ensure risks and opportunities are identified and evaluated across our company for mitigation of and adaptation to climate change.

Within our climate risk assessment, we have conducted physical risk assessments of our real estate operations, including priority office sites and data center locations, and considered both acute and chronic physical risks. In 2017, we conducted an assessment of our exposure to climate risk in the near-term (2020-2025), mid-term (2050), and long-term (2100). This included a global assessment of the impact of sea level rise, flooding, drought, temperature and water stress on our real estate operations. In 2020, we conducted an updated climate risk assessment, including climate scenario analysis and an assessment of the impact of flooding, water stress, extreme heat, and wildfires on 26 priority office sites and 23 data center locations. The results of these analyses are considered in relevant decision-making processes, such as the overall development strategy for our expanding footprint. We continue to develop and evolve our risk assessment practices in consideration of TCFD’s guidance and will continue to publicly disclose this information in our CDP reporting.

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We Publish Robust, Transparent Disclosures on Our Climate Strategies, Performance, and Risk Assessment

As described above, we already publish meaningful information on our approach to climate change and climate risks, through our annual CDP reports and annual Environmental Reports. This disclosure aligns with TCFD’s recommendations and contains, among others, a description of:

•	Our Board’s oversight of climate-related risks and opportunities, including oversight responsibilities of the Audit Committee of sustainability risks;
•	Our processes for identifying and assessing climate-related risks, as described above;
•	Management’s role in assessing and managing risks and opportunities;
•	The climate-related risks and opportunities we have identified over the short, medium, and long term; and
•	Our Scope 1, Scope 2, and, where appropriate, Scope 3 greenhouse gas emissions.

We Have Set Robust Climate-Related Environmental Goals

Understanding the importance of creating a climate transition plan, in 2020 we launched our third decade of climate action to accelerate the climate transition. We are now working toward a new set of ambitious goals, which should strengthen our resilience to climate-related risks and help us harness opportunities. As we have previously shared, by 2030, our goal is to:

•	Achieve net-zero emissions across all of our operations and value chain;
•	Become the first major company to run on carbon-free energy 24 hours a day, seven days a week, 365 days a year;
•	Enable 5 gigawatts of new carbon-free energy through investments in our key manufacturing regions; and
•	Help more than 500 cities and local governments reduce an aggregate of 1 gigaton of carbon emissions annually.

Our annual Environmental Report discloses our progress towards these and other sustainability targets. We regularly track our progress toward our environmental goals and targets, and share updates with our stakeholders. Data and transparency are important markers of the progress we are making to evaluate and address climate-related risks and opportunities.

Our existing disclosures provide meaningful insight into how we identify, assess, and mitigate climate-related risks, including physical risks. As a result, our Board does not believe that the additional reporting requested in this proposal would provide substantial additional information to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 8    Stockholder Proposal Regarding a Report on Water Management Risks

As You Sow, on behalf of James McRitchie, as lead filer, and on behalf of other co-filers, whose names, addresses and stockholdings will be provided by us upon request, has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

REPORT ON WATER MANAGEMENT RISKS

WHEREAS: Climate change is expected to exacerbate water shortages globally. NASA, using array of satellites, has observed a distinctive pattern of the wet land areas of the world getting wetter and the dry areas in between getting dryer, increasing regional droughts, and resulting in hotspots of groundwater depletion.1

Increasing drought and water scarcity poses an outsize risk to Google, whose data centers require substantial amounts of water for cooling. Our Company also faces risks due to competition for water resources by local communities or other companies or industries.2

To reduce water risk and reduce costs, many large companies have developed water planning measures, water conservation programs, and reporting of water stress and water use, among other practices. Google’s 2021 Water Stewardship Report3 indicates an understanding of the important role of water scarcity management, describing generalized commitments to improve its operational water sustainability, including a goal to “replenish more water than we consume by 2030.”4

Google further states the importance of water-related data, describing a tool it helped develop “which aims to democratize information on water resources and empower policymakers, conservation organizations, and communities to better manage water resources collectively.”5

Yet, despite acknowledging the importance of these issues,6 our Company offers no recent reporting on its total enterprise-wide water use, nor does it disclose annual water use or other risk metrics by location. In fact, Google states that its local water use information, and its water use agreements with local governments, are trade secret.7 The company has claimed that public officials cannot disclose the company’s water consumption and may not respond to public record act requests seeking information about Google’s actual and proposed water use. This behavior has led to lawsuits, ill-will, and reputational damage.

Disclosure of location-specific water use metrics and management actions is the primary means by which investors can gauge whether our Company is sufficiently managing its water risk. Companies such as Coca-Cola provide in-depth water reporting including information on water-stressed areas.8 Google has not provided adequate information to shareholders on its location-specific water use, impacts, and actions so as to allow shareholders to accurately gauge localized water stress trends and risks, which are expected to be exacerbated by climate change.

RESOLVED: Shareholders request that Google annually report, at reasonable cost, quantitative water-related metrics by location, including data centers, and for each location, practices implemented to reduce climate-related water risk.

SUPPORTING STATEMENT: Proponents request the report disclose, at management discretion:

•	Annual water use-related metrics by location, including for data centers;
•	Any location-specific water reduction targets and annual progress in achieving them;
•	Location-specific risk assessments and water scarcity planning;
•	Any integration of water and company governance mechanisms;
•	Any compensation incentives related to water use reductions.

(1)	https://www.nasa.gov/press-release/nasa-satellites-reveal-major-shifts-in-global-freshwater
(2)	https://www.bloomberg.com/news/features/2020-04-01/how-much-water-do-google-data-centers-use-billions-of-gallons
(3)	https://www.gstatic.com/gumdrop/sustainability/google-water-stewardship.pdf
(4)	https://sustainability.google/commitments/water/#technology-tools
(5)	https://sustainability.google/commitments/water/#technology-tools
(6)	https://www.gstatic.com/gumdrop/sustainability/google-2021-environmental-report.pdf
(7)	https://www.oregonlive.com/silicon-forest/2021/11/the-dalles-sues-to-keep-googles-water-use-a-secret.html
(8)	https://www.coca-colacompany.com/content/dam/journey/us/en/policies/pdf/sustainability/2020-cdp-water-response.pdf

Alphabet Opposing Statement

Given our existing robust water management strategies and reporting, our Board does not believe that the report requested by this proposal would be an effective use of company resources or provide additional information that would be of value to our stockholders and therefore recommends a vote AGAINST this proposal.

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We Report on Our Water Management Strategies and Performance

We are committed to responsibly managing water at our facilities around the world, from our offices to our data centers, and water stewardship is among our key sustainability commitments. The nature and needs of our operations vary significantly, so we tailor our water stewardship approaches based on facility type, location, and local water context and risk. Google’s Water Stewardship paper, released in September 2021, provides details on the various innovative practices we implement to reduce climate-related water risk, both locally and globally. Starting with our 2020 Environmental Report covering the 2019 fiscal year, we enhanced our disclosure of operational water metrics to align with industry standards by introducing disclosure of three water indicators: total water withdrawal, consumption, and discharge. This information can be found in Google’s subsequent annual Environmental Reports.

We Are Focused on Effective Water Management Across Our Global Footprint

As a global company headquartered in drought-prone California, we have established a set of water principles to guide our approach to water use and ensure business and community continuity, especially in the places that face the greatest potential risk. Under these principles, we are working to use water responsibly, exploring ways to incorporate circularity, and engaging in partnerships that use Google technology to raise awareness of water-related risks and opportunities and to create platforms that help everyone understand global water challenges.

Across our global office facilities, we have initiated water efficiency and reduction measures by adopting standards aligned with Leadership in Energy and Environmental Design (LEED) certification. In 2020, we achieved the Alliance for Water Stewardship International Standard at our Mountain View, Los Angeles, and Dublin, Ireland office campuses, helping us work collaboratively with local stakeholders.

Our data centers employ a variety of cooling solutions based on site specific and compute platform based needs. We are focused on accelerating efficiency and using a localized, community-based approach to be responsible stewards. We have reduced water-use intensity within our cooling systems by recirculating water within the same data center, which saves up to 50% of water when compared with “once-through” cooling systems. As Google’s Water Stewardship paper indicates, various water-efficient solutions have been implemented to cool our data centers around the world, including the usage of industrial water from a new pipeline funded by Google in Eemshaven, Netherlands; sea water in Hamina, Finland; raw water from a nearby industrial canal in St. Ghislain, Belgium; and reclaimed wastewater in Douglas County, Georgia. At some of our data center locations, such as in Storey County, Nevada, and Dublin, Ireland, we have piloted air-cooled technology that reduces our cooling water demand. In addition to the work we do already, we are committed to responsibly manage, source, and design water solutions for our existing and new data centers based on robust local-level watershed assessments.

We Have Set Robust Water-Related Goals

We are proud of the progress we have made to advance water stewardship, but we also recognize the growing scale and urgency of the world’s water challenges. To benefit the people and places where we operate, we have set goals to replenish more water than we consume by 2030 and to support water security in communities where we operate. We are focused on three areas to achieve this goal:

•	Enhancing our stewardship of water resources across Google office campuses and data centers;
•	Replenishing 120% of the average amount of water we consume across our offices and data centers, and improving watershed health and ecosystems in water-stressed communities; and
•	Sharing technology and tools that help everyone predict, prevent, and recover from water stress.

Water stewardship is an evolving area, and we are striving to improve how we keep our stockholders and stakeholders apprised of our progress. Given our steadfast commitment to advance responsible water use and our public disclosures around our water stewardship work to date, including initiatives implemented to reduce such risks, our Board does not believe that implementing this proposal would provide additional benefit to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     77

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Proposal Number 9    Stockholder Proposal Regarding a Racial Equity Audit

The Nathan Cummings Foundation, as lead filer, along with a number of others co-filers, whose names, addresses, and stockholdings will be provided by us upon request, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

Racial Equity Audit

RESOLVED: Shareholders urge the Board of Directors to commission a third-party, independent racial equity audit analyzing Alphabet Inc.’s adverse impacts on Black, Indigenous and People of Color (BIPOC) communities. Input from racial justice and civil rights organizations and employees, temporary vendors, and contractors should be considered in determining specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential and proprietary information, should be published on Alphabet’s website.

WHEREAS: The harmful and often deadly impacts of systemic racism on BIPOC communities are a major focus of policymakers, media, and the public. While Alphabet has made charitable contributions and statements of solidarity with communities of color it must do more to address significant adverse impacts of its policies, practices, and products on communities of color.

Several aspects of Alphabet’s business suggest a racial equity audit would help mitigate reputational, regulatory, legal, and human capital risk. Alphabet’s Google and YouTube have been implicated in perpetuating racism. The New York Times reported YouTube was “successfully weaponized by racists...to undermine Black Lives Matter.” Research shows “YouTube plays a key role in exposing young people to white supremacist ideology and anti-Muslim propaganda.”1

Google’s advertising practices have prompted boycotts by advertisers concerned about discrimination, causing the company to lose advertising revenue. In 2021, five U.S. Senators urged Alphabet to “conduct a racial equity audit … to make the company and its products safer for Black people,” saying “Google Search, its ad algorithm, and YouTube have all been found to perpetuate racist stereotypes and white nationalist viewpoints.”2

Shareholders are concerned with the potential adverse impact of Google’s artificial intelligence (AI) tools on communities of color. Researchers found that an AI tool developed to detect hate speech was up to twice as likely to identify tweets as offensive when they were written with African American Vernacular English (AAVE) or by African Americans.3 Dermatologists have warned that Google’s dermatology app could disproportionately misdiagnose people with dark skin.4 Research found that Google’s face detection technology is susceptible to a range of racial biases.5 Google’s Vision AI labeled a thermometer a “gun” when held by a person of color, but labeled a similar image an “electronic device” when held by a white person.6 Furthermore, there are concerns that Google’s technology may be used by the government to surveil immigrants of color.7

Executives at peer companies have affirmed the usefulness of racial equity audits,8 as have civil rights organizations.9

Despite these and other issues, Alphabet has allegedly retaliated against employees who flagged issues of discrimination.10 In 2020, nine lawmakers wrote to Alphabet with concerns after Google fired Dr. Timnit Gebru, co-lead of Google’s AI Ethics team, who led research on discriminatory technology. In 2021, employees told reporters11 that when they reported workplace racism, they were told to “assume good intent,” seek counseling, or take leave.

(1)	https://acrecampaigns.org/wp-content/uploads/2020/04/FanningtheFlames-Oct2019.pdf
(2)	https://www.booker.senate.gov/imo/media/doc/booker_colleagues_urge_major_tech_conglomerate_alphabet_inc.toconductracialequityauditontheirproducts.pdf?utm_campaign=wp_the_technology_202&utm_medium=email&utm_source=newsletter&wpisrc=nl_technology202
(3)	https://www.newscientist.com/article/2213064-googles-hate-speech-detecting-ai-appears-to-be-racially-biased/#ixzz771qKjsPa
(4)	https://www.vice.com/en/article/m7evmy/googles-new-dermatology-app-wasnt-designed-for-people-with-darker-skin
(5)	https://venturebeat.com/2021/09/03/bias-persists-in-face-detection-systems-from-amazon-microsoft-and-google
(6)	https://algorithmwatch.org/en/google-vision-racism/
(7)	https://theintercept.com/2020/10/21/google-cbp-border-contract-anduril/
(8)	http://civilrightsdocs.info/pdf/reports/Civil-Rights-Audit-Report-2021.pdf
(9)	https://beyondthestatement.com/tech-framework/
(10)	https://www.engadget.com/nlrb-google-complaint-expansion-212411947.html
(11)	https://www.nbcnews.com/tech/tech-news/google-advised-mental-health-care-when-workers-Complained-about-racism-n1259728

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Alphabet Opposing Statement

Our Board has carefully considered this proposal and, while we share the proponent’s overall goals of equity and inclusion as well as the belief that it is important to understand systems and processes, we do not believe the proponent’s proposal is the best way to accomplish those shared goals.

Our Board believes that our current commitments, actions, and transparent disclosures describing our efforts to build racial equity already meet the aim of the proponent’s request. Specifically, with the Board’s oversight, we continuously review our approach to racial equity to find areas where we can improve, including by ensuring (i) that our commitment to racial equity is reflected in our goals and actions; and (ii) that we are building our products so that they work for everyone. We are also transparent with our Board, employees, stockholders, and the civil rights community about our goals and how we are performing against those goals. Most recently, we have retained noted civil rights attorney and expert Debo Adegbile, Chair of WilmerHale’s Anti-Discrimination Practice, to inform our work and program development. Our Board therefore recommends a vote AGAINST this proposal.

We Are Demonstrably Committed to Advancing Racial Equity through Concrete Goals and Actions

As our CEO Sundar Pichai said in his 2020 message “Our commitments to racial equity”, strengthening our commitment to racial equity and inclusion will help Google build more helpful products for our users and the world. We continue to evaluate our approach to ensuring racial equity and inclusion and take additional actions where necessary. Our Board has played an important role in elevating our focus on racial equity. In 2020, our Board agreed on a series of industry-leading principles and improvements that incorporated input from both Googlers and our stockholders, including the creation of a new Diversity Equity and Inclusion (DEI) Advisory Council comprised of senior executives and external DEI experts. Our Board has been working closely with our CEO and senior leadership to ensure that issues of misconduct, including discrimination, are properly addressed and that those who report misconduct receive care and support. Where allegations of misconduct are made against senior executives, our company has designated a specialist team to handle the inquiry and report the results of any case to the Audit Committee.

As part of our racial equity commitments, we set a goal to improve leadership representation of Black+, Latinx+ and Native American+ Googlers in the U.S. by 30% by 2025. Led by our Chief Diversity Officer Melonie Parker, the last two years have seen our biggest growth for hiring Black+ Googlers in the U.S. — both overall and in tech roles. As a result, we have already reached that leadership representation threshold, and we are on track to double the number of Black+ Googlers at all other levels in the U.S. by 2025. We are also investing in onboarding, progressing, and retaining Googlers from underrepresented communities, including by investing in fair and consistent performance reviews, promotion, and pay outcomes. Leadership engagement and accountability is critical in this area, so all VPs are now evaluated on their leadership in support of diversity, equity, and inclusion, which factors into their performance ratings and pay.

In order to elevate our internal civil and human rights leadership, we appointed a dedicated Head of Civil Rights and a Global Head of Human Rights. We also launched our Human Rights Executive Council to provide expertise and guidance to our Human Rights Program on global human rights and domestic civil rights in the U.S. Through continued and structured consultation with civil society and other stakeholders, we continue to identify, prioritize, and address existing and potential civil rights impacts of our policies, practices, and services. These external engagements, and our internal experts, help us to better incorporate civil and human rights principles into day-to-day decision-making.

We Are Investing in Making Products That Work for Everyone

As a part of our ongoing commitment to product inclusion, we work to make technology more equitable and accessible. We continue to develop and release tools and resources to mitigate discriminatory bias both in our own products and more generally. We have improved our algorithms to serve all users and reduce stereotypical representations of people and other forms of problematic results, and this work continues. We continually update and improve the filters we use to block offensive language from appearing in results. In collaboration with the U.S. Department of Housing and Urban Development, we launched a policy to prohibit housing, employment, and credit advertisers from targeting ads based on age, gender, family status, or ZIP Code, building on our longstanding policies prohibiting targeting based on sensitive categories like race. We also developed more stringent hate speech and harassment policies for YouTube that specifically ban videos alleging that a group is superior based on qualities like race, gender, religion, or sexual orientation in order to justify discrimination, segregation, or exclusion. We are steadfast in our commitment to ensure that underrepresented users, artists, and creators can share their stories on our platform and not experience hateful, supremacist, or bullying responses.

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Since 2020, we have launched 80 new projects to promote product equity, including a Black-owned business attribute on Maps, responses on Black Lives Matter topics in Assistant, and ways marketers can support Black-owned publishers in Display & Video 360. We recently undertook an effort to improve the quality and equity of digital photography, partnering with 17 professional image makers to improve our computational photo algorithms to address long-standing issues with how digital cameras represent Black people. This includes auto-balance adjustments to bring out natural brown tones and prevent over-brightening and desaturation of darker skin tones. Just last year, we launched the Pixel 6 with an improved camera, plus face detection and editing products, which we call Real Tone — specifically to power images with more brightness, depth, and detail across skin tones.

We worked closely with the United States Hispanic Chamber of Commerce (USHCC) to unveil a new Latino-owned attribute in Google Business Profiles to help people discover Latino-owned businesses in Google Search and Maps. We are creating Grow with Google digital resource centers with USHCC that will train an additional 10,000 Latino business owners on how to use digital tools to grow their businesses. Last year, we made our inclusive marketing toolkit available to all marketers. This toolkit has helped us create marketing that positively and authentically represents communities, and we are excited to share what we have learned with the industry.

We continue to be one of the leading companies investing heavily in responsible AI and implementation, in support of our view that AI should be socially beneficial, avoid creating or reinforcing unfair bias, and be accountable to people. Our responsible engineering efforts are led by Dr. Marian Croak, VP Engineering, Responsible AI Research & Engineering, who created a new center of expertise on responsible AI within Google Research. Dr. Croak is one of many Googlers working across our company to help develop AI responsibly and with positive social impact.

We Are Transparent About Our DEI and Racial Equity Efforts, Including Our Commitments, Performance, and Areas for Further Improvement

Consistent with our mission and company-wide commitment to transparency, we have a long record of reporting on our DEI and racial equity work and have publicly released our workforce diversity data since 2014. Our Diversity Annual Report describes both our successes and our continued challenges as we act on our DEI commitments — recognizing that a systemic approach to racial equity is integral to advancing it within and beyond Google. We have also expanded the scope of data we publish, including disaggregating by hiring, attrition, and intersectional identities, and we have worked with internal and external experts to use that data to inform our planning and resourcing. This year, we are expanding our transparency through a series of quarterly updates to provide additional visibility and accountability.

Our Google Transparency Report shows how we are enforcing our guidelines, including provisions against hate speech on services like YouTube. Over the past several years, we have added additional granularity, including our recent addition of a YouTube metric called Violative View Rate (VVR), which estimates the proportion of video views that violate YouTube’s Community Guidelines in a given quarter (excluding spam). We have added historical data for this metric to our Transparency Report, showing that our investments in machine learning and other steps have driven a 70% drop in VVR since the end of 2017.

Given our significant actions to evaluate and improve our DEI and racial equity efforts and our robust transparency around this work, our Board does not believe that the audit requested by this proposal would provide substantial additional information to stockholders as we advance this work.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 10  Stockholder Proposal Regarding a Report on Concealment Clauses

Whistle Stop Capital, on behalf of its clients whose names, addresses, and stockholdings will be provided by us upon request, has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

RESOLVED:

Shareholders of Alphabet Inc. (“Alphabet”) ask that the Board of Directors prepare a public report assessing the potential risks to the company associated with its use of concealment clauses in the context of harassment, discrimination and other unlawful acts. The report should be prepared at reasonable cost and omit proprietary and personal information.

SUPPORTING STATEMENT: Concealment clauses are defined as any employment or post-employment agreement, such as arbitration, non-disclosure or non-disparagement agreements, that Alphabet asks employees or contractors to sign which would limit their ability to discuss unlawful acts in the workplace, including harassment and discrimination.

WHEREAS:

Alphabet wisely uses concealment clauses in employment agreements to protect corporate information, such as trade secrets. However, harassment and discrimination are not trade secrets, nor are they core to Alphabet’s operations or needed for competitive reasons. Yet, Alphabet’s employment agreements may prohibit their workers from speaking openly on these topics. Given this, investors cannot be confident in their knowledge of Alphabet’s workplace culture.

A healthy workplace culture is linked to strong returns. McKinsey found that companies in the top quartile for workplace culture post a return to shareholders 60 percent higher than median companies and 200 percent higher than organizations in the bottom quartile.1 A study by the Wall Street Journal found that over a five-year period, the 20 most diverse companies in the S&P 500 had an average annual stock return almost six percentage points higher than the 20 least diverse companies.2

In contrast, a workplace that tolerates harassment invites legal, brand, financial and human capital risk. Companies may experience reduced morale, lost productivity, absenteeism and challenges in attracting and retaining talent.3 Employees who engage in harmful behavior may also be shielded from accountability.

Pinterest paid $22.5 million to settle a gender discrimination lawsuit brought by a former executive after years of binding employees who settled discrimination claims to concealment agreements. Shareholders sued Pinterest executives alleging a breach of fiduciary duty by “ perpetrating or knowingly ignoring the long-standing and systemic culture of discrimination and retaliation.”4 Similarly, in 2020, Alphabet agreed to limit confidentiality restrictions associated with harassment and discrimination cases in a $300 million settlement of shareholder lawsuits alleging the company created a toxic work environment.5

Yet, in 2021, reports suggested that at Alphabet’s Google, employees who filed internal complaints about racism and sexism were offered counseling or medical leave6 and Google paid $3.8 million to settle allegations of pay and hiring discrimination against women and Asian workers.7 Investors seek assurance that more missteps are not occurring at Alphabet, hidden from view because of concealment clauses.

California law prohibits concealment clauses in employment agreements involving recognized forms of discrimination and unlawful activity.8 Alphabet works under a patchwork of state laws related to the use of concealment clauses and may benefit from consistent practices across all employees and contractors.

(1)	https://www.mckinsey.com/business-functions/organization/our-insights/the-organization-blog/culture-4-keys-to-why-it-matters
(2)	https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200
(3)	https://conference.iza.org/conference_files/LaborMarkets_2021/sockin_j28322.pdf
(4)	https://www.institutionalinvestor.com/article/b1phynsfffr2bp/Retirement-System-Sues-Pinterest-Board-and-Execs-Over-Discrimination
(5)	https://nytimes.com/2020/09/25/technology/google-sexual-harassment-lawsuit-settlement.html
(6)	https://nytimes.com/2021/07/28/us/google-workplace-complaints-counseling.html
(7)	https://abcnews.go.com/Business/google-pay-38-million-alleged-discrimination-women-asians/story?id=75633080
(8)	https://www.marketwatch.com/story/silenced-no-more-act-becomes-law-in-california-crippling-ndas-11633705395

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Alphabet Opposing Statement

Our Board has closely evaluated this proposal and believes that our existing policies and practices comply with and often exceed legal requirements, and help us fulfill our commitment to equality and fairness. Specifically, they prohibit sexual harassment, permit an effective response to complaints of sexual harassment, discrimination, and retaliation, and promote diversity, equity, and inclusion in the workplace, and in fact, Google’s employment, severance, and settlement agreements do not prohibit the disclosure of facts underlying claims of harassment or discrimination. Our Board therefore believes that the report requested by this proposal would not provide substantial additional information to our stockholders and recommends a vote AGAINST this proposal.

Google’s Employment, Severance and Settlement Agreements Do Not Prohibit Disclosure of Facts and Circumstances Underlying Claims of Harassment or Discrimination

Google’s employment, severance, and settlement agreements do not prohibit the disclosure of facts underlying claims of harassment or discrimination. Specifically, its employment agreement provides that “nothing in this Agreement limits any right I may have to discuss terms, wages, and working conditions of employment, as protected by applicable law.” In addition, its severance and settlement agreements provide that “consistent with applicable law, nothing in this Agreement prevents you from disclosing the facts or circumstances underlying your claim or action for sexual assault, sexual harassment, workplace harassment or discrimination, the failure to prevent workplace harassment or discrimination, or retaliation for reporting or opposing harassment or discrimination”.

We Strive to Make Our Employment Practices and Policies Best in Class and We Review Them on an Ongoing Basis

Our Code of Conduct includes the requirement to comply with all applicable legal requirements, but more importantly, we have taken several meaningful steps beyond those basic requirements to avoid and prevent inequitable employment practices. In particular, we have developed a comprehensive set of policies and practices in this area, including, but not limited to, policies on harassment, discrimination, retaliation, standards of conduct, and workplace concerns.

As part of our ongoing evaluations of our employment policies and practices, we recently conducted a thorough review. In November 2018, we announced several changes to improve workplace practices and announced in February 2019 that we will no longer require current and future employees to arbitrate employment disputes, including, but not limited to, sexual harassment and assault claims. Furthermore, in September 2020, we issued a statement, Building on Our Workplace Commitments, in which we committed to five guiding principles and detailed changes to our workplace policies and practices, including continuing to allow our employees who settle claims of sexual harassment and related retaliation to disclose the facts and circumstances underlying such claims. Every Alphabet company (including Google and all of our non-Google businesses) will undertake an annual review of their own individual policies and practices to ensure they are consistent with Alphabet’s guiding principles in this area.

The Leadership Development, Inclusion and Compensation Committee is Committed to Overseeing a Respectful Workplace

The Leadership Development, Inclusion and Compensation Committee oversees management’s efforts to promote a workplace environment and culture that is healthy, vibrant, inclusive, respectful, and free from employment discrimination, including harassment and retaliation. The Committee has the power to investigate any matter brought to its attention, with full access to all of our books, records, facilities and employees, and the Committee regularly reports to our full Board on these matters. Management regularly updates the Committee on the effectiveness of numerous initiatives and programs, including those addressing sexual harassment and retaliation.

Given the above, our Board does not believe that implementing this proposal would provide substantial additional information to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 11  Stockholder Proposal Regarding Equal Shareholder Voting

The NorthStar Asset Management, Inc. Funded Pension Plan has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Give Each Share an Equal Vote

RESOLVED:

Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

SUPPORTING STATEMENT:

In our company’s multi-class voting structure, Class B stock has 10 times the voting rights of Class A. As a result, Mr. Page and Mr. Brin currently control over 51% of our company’s total voting power while owning less than 12% of stock –and will continue to do so even though they have stepped down from leading our company. This raises concerns that the interests of public shareholders may be subordinated to those of our co-founders.

Due to this voting structure, our company takes public shareholder money but refuses shareholders an equal voice in our company’s management. For example, it was primarily the weight of the insiders’ 10 votes per share that permitted the creation of a non-voting class of stock (class C) despite the fact that the “majority of [shareholders] voted to oppose the maneuver.” The New York Times reported that “only about 12.7 percent of Google’s Class A stockholders — other than Mr. Brin, Mr. Page and other Google directors and employees — voted in support of issuing the Class C stock ... With little regard for the shareholders’ opinion, Google continued with the plan.”

A variety of corporate governance experts illustrate a growing concern about multi-class share structures:

•	As of July 2017, the S&P Dow Jones Indices announced that certain indices will no longer add companies with multiple share class structures;
•	The Council for Institutional Investors (CII) recommends a seven-year phase-out of dual class share offerings. The International Corporate Governance Network supports CII’s recommendation “to require to a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date.”
•	The International Corporate Governance Network supports CII’s recommendation “to require to a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date.”
•	The Investor Stewardship Group recommends that “shareholders should be entitled to voting rights in proportion to their economic interest” and “boards should have a strong, independent leadership structure.”
•	As of September 26, 2021, Institutional Shareholder Services (ISS), which rates companies on governance risk, gave our company a 10, its highest risk category, for the Governance QualityScore.

Shareholders are encouraged to vote FOR this good governance request to allow better shareholder oversight.

Alphabet Opposing Statement

Our Board believes that the capital structure set out in our Amended and Restated Certificate of Incorporation is in the best interests of our company and our stockholders and recommends a vote AGAINST this proposal.

Our Long-Term Oriented Capital Structure Effectively Serves Stockholders

Since its inception, Google has been managed with a focus on the long term. This focus was emphasized by our co-founders, Larry and Sergey, in their letter to our stockholders at the time of Google’s initial public offering in 2004: “We are creating a corporate structure that is designed for stability over long time horizons.” They reiterated their commitment to our long-term focus in their April 2012 letter to our stockholders: “We have always managed Google for the long term, investing heavily in the big bets we hope will make a significant difference in the world.” The implementation of our holding company, Alphabet, in October 2015 further reinforces this view.

Our success is owed in large part to the leadership and vision originated by our co-founders, Larry and Sergey, and carried on today by Alphabet CEO Sundar Pichai. Through their collective leadership and focus on innovation and long-term growth, we have established a track record of building a strong company and creating stockholder value. This value creation is further enabled by the stability provided by our capital structure, which insulates us from short-term pressures and gives us greater ability to focus on long-term interests than might otherwise be the case. This is evidenced by our company’s history of delivering exceptional returns to our stockholders.

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Our Governance Structure and Independent Board Leadership Holds Management Accountable

We have established a robust governance structure that ensures effective independent oversight and enables our Board to hold management accountable to the best interests of our company and our stockholders. Our Board leadership structure is regularly evaluated and has been modified at times to uphold strong independent oversight in our evolving business and operating environment, including the establishment of the role of independent Chair in 2018. Today, under this structure, our Board of Directors, with a majority of independent directors, is led by John L. Hennessy, our non-executive, independent Chair, and our key committees are composed entirely of independent directors, which ensures clear accountability.

Further, we maintain and periodically enhance our governance practices and stockholder rights, including annual elections of all director nominees and the introduction of a majority voting standard for directors in 2021. These enhancements are informed by feedback gathered from direct engagement with our stockholders, which is shared with and reviewed by our Board. These practices ensure that our Board is able to effectively hold management accountable and to represent the interests of all our stockholders.

Our Board believes that our capital structure, combined with our strong governance practices, have provided significant stability to our company and proven benefits to our stockholders, and does not believe that implementing this proposal would be in the best interests of our company and our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 12  Stockholder Proposal Regarding a Report on Government Takedown Requests

The National Legal and Policy Center has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Report on Government Take-Down Requests

RESOLVED:

The shareholders request that Alphabet Inc. (“Company”) provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that specifies the Company’s policy in responding to requests to remove or take down material from its platforms by the Executive Office of the President, Centers for Disease Control, or any other agency or entity of the United States Government.

This report shall also include an itemized listing of such take-down requests, including the name and title of the official making the request, the nature and scope of the request, the date of the request, the outcome of the request, and a reason or rationale for the Company’s response, or lack thereof.

SUPPORTING STATEMENT:

In Bantam Books, Inc. vs. Sullivan (1963), and in other cases, the Supreme Court of the United States has ruled that private entities may not engage in suppression of speech at the behest of government, as it has the same effect as direct government censorship.

On July 15, 2021, White House press secretary Jen Psaki was asked, “Can you talk a little bit more about this request for tech companies to be more aggressive in policing misinformation? Has the administration been in touch with any of these companies and are there any actions that the federal government can take to ensure their cooperation, because we’ve seen, from the start, there’s not a lot of action on some of these platforms.”

Psaki candidly replied, “Sure. Well, first, we are in regular touch with these social media platforms, and those engagements typically happen through members of our senior staff, but also members of our COVID-19 team, given, as (Surgeon General) Dr. (Vivek) Murthy conveyed, this is a big issue of misinformation, specifically on the pandemic.”

Shareholders need to know whether the Company is cooperating with government officials engaged in unconstitutional censorship, opening the Company to liability claims by victims. Shareholders also need to know whether the Company is failing to disclose these potential liabilities as material risks in its public filings. There is currently no single source providing shareholders the information sought by this resolution.

Alphabet Opposing Statement

Our Board has considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of our company and our stockholders and recommends a vote AGAINST this proposal.

We Are Committed to Robust Information Governance and Transparency

Since our founding, Google has been committed to making the world’s information available to everyone. We believe that knowledge is empowering and that a society with more information is better off than one with less. Providing access to information to people around the world is central to our mission.

Our Board has the ultimate responsibility of risk management and robust oversight of risks and exposures associated with operational, human rights, data privacy, legal, regulatory, compliance, and reputational risks. Specifically, the Audit Committee, per its charter, is tasked with reviewing and discussing with management Alphabet’s major risk exposures and the steps Alphabet takes to prevent, detect, monitor, and actively manage such exposure. Management meets regularly with the Audit Committee to discuss how we manage our platforms in light of regulatory trends around the world.

In 2010, we launched the Google Transparency Report with the mission of sharing data that sheds light on how the policies and actions of governments and corporations affect privacy, security, and access to information. As noted on this website, we have expanded the Transparency Reports over time to include more information, further enhancing our transparency. Specifically, in the “Government requests to remove content” section of the website, we voluntarily disclose the number of requests we receive from courts and government agencies if the requesting government body was a member of the judicial or executive branch. We also provide this information on a country/regional basis.

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Additionally, we provide transparency about removals via Lumen, a project of Harvard University’s Berkman Klein Center for Internet & Society, which works with a variety of international research partners to offer information about the global landscape of Internet takedown requests. Lumen posts and analyzes different kinds of requests to remove material from the Internet, including requests based on copyright claims. Lumen receives these requests from participating companies as well as from individuals. When we are able to do so legally, Google links from our search results to the requests published by Lumen in place of removed content.

We Innovate and Enhance Our Approach to Content Governance, and We Are Committed to Tackling the Spread of Misinformation Across Our Platforms

Our Search and News platforms rank websites based on assessments of their relevance and authoritativeness based on many factors, and we continue to improve Search every day. We have been transparent about these developments, publishing detailed information about these constant Search improvements and our overall approach to Search on our Google Search Overview website. Google News uses AI techniques to take a constant flow of information as it hits the web, analyze it in real-time, and organize it around breaking news events. We have published information about these improvements, including a discussion of how we leverage AI to improve Google News in our 2018 blog post The new Google News. AI meets human intelligence.

We also continue to innovate around how our company enforces the Community Guidelines for YouTube. We have always used a combination of human reviewers and technology to address content on our platform that violates our guidelines, and we use a combination of smart detection technology and highly-trained human reviewers to enable YouTube to consistently enforce policies with increasing speed.

In April 2018, we launched a quarterly YouTube Community Guidelines Enforcement Report. As part of this ongoing commitment to transparency, we expanded the report to include additional data like channel removals, the number of comments removed, the policy reason why a video or channel was removed, and appeals data.

Given the significant work that we have done in this area, our public reporting of these issues, and our commitment to keep the public informed about our efforts, all under the oversight of our Board, we do not believe that implementing this proposal would provide additional benefit to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     86

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Proposal Number 13  Stockholder Proposal Regarding a Human Rights Assessment of Data Center Siting

SumOfUs, on behalf of Mari Mennel-Bell, as lead filer, and on behalf of other co-filers, whose names, addresses, and stockholdings will be provided by us upon request, has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Data Operations in Human Rights Hotspots

Resolved : Shareholders request the Board of Directors commission a report assessing the siting of Google Cloud Data Centers in countries of significant human rights concern, and the Company’s strategies for mitigating the related impacts.

The report, prepared at reasonable cost and omitting confidential and proprietary information, should be published on the Company’s website within six months of the 2022 shareholders meeting.

Supporting Statement:

As shareholders we are concerned by Alphabet’s announced plans1 to expand data center operations in locations reported by the US State Department’s Country Reports on Human Rights Practices to present significant human rights violations.

These include Jakarta, Indonesia where opponents of the government face up to 18 months in prison for insulting the president or government officials online; Doha, Qatar where security forces interrogate social media users for tweets critical of government officials; and Delhi, India where the government frequently orders internet shutdowns and where Google’s Transparency report showed a 69% increase in government requests for user data in 2019.

Of particular concern is the plan to locate a Google Cloud Data Center in Saudi Arabia. The US State Department Country Report2 details the highly restrictive Saudi control of all internet activities and notes pervasive government surveillance, arrest, and prosecution of online activity. Human rights activists have reliably reported3 that “Saudi authorities went so far as to recruit internal Twitter employees in the US to extract personal information and spy on private communications of exiled Saudi activists.” Given this history and particularly the use of spyware to violate privacy rights of dissidents and the use of actual spies inside a similar platform (Twitter) to track US based exiled Saudi activists, the choice to locate here is particularly troubling4.

When asked by human rights activists to address these concerns, our company stated that “an independent human rights assessment was conducted for the Google Cloud Region in Saudi Arabia, and Google took steps to address matters identified as part of that review.5” While the company has declared that “Transparency is core to our commitment to respect human rights,” neither the Company’s human rights assessment for Saudi Arabia nor the resulting actions have been made public.

Alphabet’s Human Rights Policy notes that:

In everything we do, including launching new products and expanding our operations around the globe, we are guided by internationally recognized human rights standards.

Yet, the company’s decisions regarding siting of cloud data centers in human rights hot spots are occurring behind closed doors and without the promised transparency. A report sufficient to fulfill the essential objectives of this proposal would examine the scope, implementation, and robustness of the company’s human rights due diligence processes on siting of cloud computing operations. It would assess, with an eye toward the the rights enshrined in the Universal Declaration of Human Rights, the standards established in the United Nations Guiding Principles on Business and Human Rights (UNGPs) and in the Global Network Initiative Principles (GNI Principles), the priorities and potential impacts on people, any mitigating actions, any tracking of outcomes, and whether the company identifies and engages rights-holders to ensure that its human rights efforts are well informed.

(1)	https://techcrunch.com/2020/03/04/google-cloud-announces-four-new-regions-as-it-expands-its-global-footprint/
(2)	https://www.state.gov/reports/2020-country-reports-on-human-rights-practices/saudi-arabia/
(3)	https://www.hrw.org/news/2021/05/26/saudi-arabia-google-should-halt-plans-establish-cloud-region
(4)	https://www.cbsnews.com/news/us-charges-ex-twitter-employees-spying-for-saudi-arabia-royal-family/
(5)	https://www.accessnow.org/cms/assets/uploads/2021/02/Google-Cloud-Response-to-Access-Now-and-CIPPIC.pdf

Alphabet Opposing Statement

Given our existing robust disclosures on our approach to evaluating and managing human rights-related risks, including in the context of siting data centers, our Board of Directors believes the additional report requested by this proposal would not provide additional useful information to our stockholders and therefore recommends a vote AGAINST this proposal.

ALPHABET  •  2022 PROXY STATEMENT     87

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Existing Disclosures Provide Transparent Information About How We Evaluate and Manage Human Rights-Related Risks, Including Related to Data Center Siting

We have a longstanding commitment to respecting the rights enshrined in the Universal Declaration of Human Rights and its implementing treaties, as well as to upholding the standards established in the United Nations Guiding Principles on Business and Human Rights and in the Global Network Initiative Principles. In September 2021, we agreed with other leading cloud service providers on Trusted Cloud Principles that inform our work. When making business decisions about where to locate data centers, we consider a number of important factors, including human rights and security, as well as how to optimize our overall data infrastructure so as to provide a high level of performance, reliability, and sustainability, and we undertake human rights due diligence when expanding data center operations into new locations.

We publish extensive disclosures on our human rights approach generally and specifically with regard to how we consider human rights in siting data centers. These include:

•	Our Human Rights website provides detail on executive oversight and governance over our Human Rights Program, which includes due diligence, risk management, and engagement with external experts and affected stakeholders.
•	The Google Transparency Report hub includes detailed reports on requests for user information, government requests to remove content, traffic and disruptions, and many other topics that can potentially impact human rights.
•	Our December 2021 blog post Expanding our infrastructure with cloud regions around the world describes our process and developments on each existing and planned data center around the world, including Chile, Israel, Germany, Saudi Arabia, and the United States, and how we take human rights concerns into account. As noted in the proponent’s supporting statement, this included an independent human rights assessment conducted for the Google Cloud Region in Saudi Arabia.
•	Trusted Cloud Principles provide additional disclosure on our position regarding considerations of and strategies to mitigate the human rights concerns inherent in establishing data centers in countries where the government is likely to restrict the rights of users on the Google Cloud.

Further, we also disclose how we collaborate with our stakeholders to advance human rights matters and address related risks. For example, we are an original co-founder of the Global Network Initiative, where we work closely with civil society, academics, investors and industry peers to protect and advance freedom of expression and privacy globally.

Our Human Rights Governance and Management Structure Provides Effective Oversight of Key Human Rights Risks and Mitigation Strategies

As disclosed on Google’s Human Rights website, under the umbrella of our Human Rights Program, our senior management oversees the implementation of our civil rights and human rights work. Responsibility for oversight of human rights issues is specifically codified in the Audit Committee charter. We also continuously evaluate how we act on our human rights commitments and mitigate related risks, and may make enhancements to our governance, such as our recent establishment of a Human Rights Executive Council to oversee the Human Rights Program.

Further, Google’s Human Rights Policy discloses key parts of the human rights due diligence process, which includes human rights impact assessments and regular engagement and formal consultation with internal and external stakeholders, as well as with civil society, on topics such as content policies and data governance. These engagements help us identify, prioritize, and address existing and potential civil and human rights impacts as well as providing feedback on how and where we should consider improvements to our policies, practices, and services.

Our Board believes our existing disclosures relating to our human rights policies and risk management approach, both generally and in the context of siting our data centers, provide our stockholders with substantial information to understand the scope of these activities, and the additional report requested by this proposal would therefore not provide further useful information.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     88

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Proposal Number 14   Stockholder Proposal Regarding A Report on Data Collection, Privacy, and Security

Brandon Hardy has advised us that he intends to submit the proposal set forth below for consideration at our Annual Meeting.

WHEREAS: Internet media companies collect, use, and store substantial amounts of user data and track user behavior across online platforms, creating significant financial, legal, regulatory, and reputational risks, should those data be improperly collected, misused, or accessed by unauthorized parties.

Policymakers and regulators recognize the fundamental importance of online privacy and have implemented meaningful protections to that end. Regulations such as the EU’s GDPR, along with other similar measures implemented around the world, represent an important step toward greater data privacy protection. Given the fundamental significance of privacy, regulatory scrutiny is likely to only increase going forward. Companies who wish to remain competitive must stay ahead of the regulatory curve by proactively managing, mitigating, and disclosing information about such issues.

Alphabet is particularly exposed to these risks. Unfortunately, the company may not be adequately managing these risks and lacks transparency in its handling of such issues, as evidenced by multiple Congressional inquiries regarding the Company’s data practices.

A 2018 study published by Precursor, LLC regarding Alphabet-Google’s privacy track record cited repeated violations of privacy laws and unfair and deceptive data collection practices. The study concluded, “Google has serially harmed consumer welfare in unfairly and deceptively undermining consumers’ expectation of, and actual, privacy and data security, as well as undermining consumers’ ability to protect their own privacy and data security and that of minors.”

A 2020 class action suit alleges that Google tracks and collects consumer browsing history and other web activity data no matter what safeguards consumers undertake. According to the suit, “even when Google users launch a web browser with ‘private browsing mode’ activated (as Google recommends to users wishing to browse the web privately), Google nevertheless tracks the users’ browsing data and other identifying information.” This is in direct contravention of global standards such as those provided by the UN Development Group’s Data Privacy, Ethics and Protection: Guidance Note on Big Data for Achievement of the 2030 Agenda.

Alphabet has also failed to provide adequate transparency regarding the use and protection of the data it collects. The 2020 RDR Corporate Accountability Index concluded that Google should increase transparency of data inference practices and collection of user information from third parties. Further, the report stated that “Google was less transparent about its security policies than many of its peers and failed to disclose anything about is policies for handling data breaches.”

RESOLVED: Shareholders request that the Company publish an annual report explaining how the Board is managing risks associated with user data collection, privacy, and security, subject to existing laws and regulation, at reasonable cost and omitting proprietary information, and excluding disclosure of anything that would constitute an admission in pending litigation.

SUPPORTING STATEMENT: Alphabet’s business model demands that it collect, use, and store potentially sensitive user data. Evidence suggests that Alphabet has failed to properly manage these risks or disclose processes or procedures for mitigating these risks. A comprehensive report from the Board on data risk management would be welcomed by a broad array of stakeholders.

Alphabet Opposing Statement

Given our existing robust program, controls, data privacy and security operations, and transparent disclosure, our Board of Directors does not believe that the report requested by this proposal would be an effective use of company resources or provide additional information of value to our stockholders. Our Board therefore recommends a vote AGAINST this proposal.

We Maintain Robust Oversight of Data Privacy and Security

Protecting data privacy and security is critical to maintaining our users’ trust and to ensuring our long-term business success, and is an important priority of our Board. The Audit Committee oversees risks associated with data privacy and security, as well as legal, regulatory, compliance, and reputational risks, and the steps Alphabet takes to prevent, detect, monitor, and actively manage such exposures. The Audit Committee regularly discusses these risks with management.

ALPHABET  •  2022 PROXY STATEMENT     89

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We Already Publish Extensive Disclosure on Data Privacy and Security Risks and Management

We also regularly disclose both our Board’s oversight and our internal processes and procedures for managing risks associated with data collection, privacy, and security, in addition to the related or anticipated impacts of new, existing, and contemplated interpretations of laws and regulations that far exceed the proponent’s request.

Our existing disclosures demonstrate our commitment to publicly providing insight into our management of data privacy and security risks. For example, our Annual Report on Form 10-K includes robust disclosures on the most significant risks we face, including risks related to user data collection, privacy, and security. In fact, six of our risk factors discuss these risks, and two risk factors give detailed descriptions of these risks and the steps we take to manage them. Specifically, our risk factors disclose:

•	The adequacy of our practices with regard to the collection, use, governance, disclosure, or security of personal information or other data privacy-related matters, as well as our management of bugs, defects, breaches, and attacks on our systems;
•	Information concerning the significant resources we dedicate to privacy and security incident response capabilities; and
•	The impact of complex and rapidly evolving privacy and data protection regulations, including a summary of select regulations and related impacts such as federal regulations in the U.S., various state regulations, and others around the world, including the EU General Data Protection Regulation, the EU-U.S. and the Swiss-U.S. Privacy Shield frameworks, and the impact of court decisions such as the Court of Justice of the European Union’s “right to be forgotten” ruling.

Google’s Privacy Policy describes the types of data we collect and why, as well as our data privacy practices and policies. Additional disclosures across product interfaces, help centers, and informational guides provide more real-time and up-to-date information about such risks. Our public safety and data security website explains how we protect the privacy and security of our users, including details about how we use leading encryption technology like HTTPS and Transport Layer security to keep data safe, proactive security alerts to help protect private information, and our “Safe Browsing” feature to detect and automatically block cybersecurity threats. Our website Google Data Centers - Data and Security discusses how we store user data, detailing the security practices of our data centers and describing our custom-built servers’ additional layers of data center protection, including secure perimeter defense systems, comprehensive camera coverage, biometric authentication and a 24/7 guard staff, to prevent unauthorized access to user data.

We believe these disclosures far exceed those requested by the proponent, and an additional report as detailed in this proposal would not enhance our stockholders’ understanding of how management or our Board manages risks associated with user data collection, privacy, and security.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     90

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Proposal Number 15   Stockholder Proposal Regarding Algorithm Disclosures

Trillium ESG Global Equity Fund and other co-filers, whose names, addresses, and stockholdings will be provided by us upon request, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

Algorithm Disclosures

Whereas, legislators, regulators, academics, and civil society increasingly require information to help understand how algorithmic systems can lead to discriminatory and other harmful outcomes in education, labor, medicine, criminal justice, and online platforms.1

Bipartisan lawmakers have introduced the Filter Bubble Transparency Act, which would require companies to provide a version of their products which uses an “input-transparent” algorithm.2 The Social Media Disclosure and Transparency of Advertisements Act introduced in Congress would force disclosure regarding online targeted advertisements.3 In December 2021, Washington, D.C. Attorney General Karl Racine introduced the Stop Discrimination by Algorithms Act, which would require companies to audit algorithms for discriminatory impact.4 General artificial intelligence bills or resolutions were introduced in at least 17 U.S. states in 2021, and enacted in four.5

The European Union’s proposed Digital Services Act will require online platforms “to maintain and provide access to ad repositories, allowing researchers, civil society and authorities to inspect how ads were displayed and how they were targeted,” and will require auditing, disclosure, and transparency of “recommender systems.”6

In 2020, Black content creators launched litigation against YouTube and Alphabet for allegedly violating laws intended to prevent racial discrimination.7 In 2021, an investigation by The Markup found that Google Ads “blocks advertisers from using 83.9 percent of social and racial justice terms”.8 White supremacist and anti-Muslim ideologies have appeared on YouTube and can lead to offline violence; for example, the New Zealand Royal Commission found that content on YouTube radicalized the man who massacred 51 people at Christchurch mosques in 2019.9

In 2020, Google fired Timnit Gebru, co-lead of Google’s AI ethics team, after she conducted research that found Google’s technology could perpetuate racism and sexism.10

Promoting fairness, accountability, and transparency in artificial intelligence is central to its utility and safety to society. The Open Technology Institute has recommended a set of algorithmic disclosures for tech companies.11 Deloitte has said algorithmic risk management “requires continuous monitoring of algorithms”.12 The Mozilla Foundation and researchers at New York University have put forward recommendations and technical standards for algorithm and ad transparency.13

Resolved, shareholders request Alphabet go above and beyond its existing disclosures and provide more quantitative and qualitative information on its algorithmic systems. Exact disclosures are within management’s discretion, but suggestions include, how Alphabet uses algorithmic systems to target and deliver ads, error rates, and the impact these systems had on user speech and experiences. Management also has the discretion to consider using the recommendations and technical standards for algorithm and ad transparency put forward by the Mozilla Foundation and researchers at New York University.

(1)	https://d1y8sb8igg2f8e.cloudfront.net/documents/Cracking_Open_the_Black_Box.pdf
(2)	https://finance.yahoo.com/news/bipartisan-bill-seeks-curb-recommendation-225203490.html
(3)	https://trahan.house.gov/news/documentsingle.aspx?DocumentID=2112
(4)	https://oag.dc.gov/release/ag-racine-introduces-legislation-stop
(5)	https://www.ncsl.org/research/telecommunications-and-information-technology/2020-legislation-related-to-artificial-intelligence.aspx
(6)	https://ec.europa.eu/commission/presscorner/detail/en/QANDA_20_2348
(7)	https://www.hollywoodreporter.com/business/business-news/youtube-alleged-racially-profile-artificial-intelligence-algorithms-1298926/
(8)	https://themarkup.org/google-the-giant/2021/04/09/how-we-discovered-googles-social-justice-blocklist-for-youtube-ad-placements
(9)	https://www.cnbc.com/2020/12/08/youtube-radicalized-christchurch-shooter-new-zealand-report-finds.html
(10)	https://www.wired.com/story/google-timnit-gebru-ai-what-really-happened/
(11)	https://www.newamerica.org/oti/reports/why-am-i-seeing-this/promoting-fairness-accountability-and-transparency-around-algorithmic-recommendation-practices/
(12)	https://www2.deloitte.com/content/dam/Deloitte/us/Documents/risk/us-risk-algorithmic-machine-learning-risk-management.pdf
(13)	https://blog.mozilla.org/en/mozilla/facebook-and-google-this-is-what-an-effective-ad-archive-api-looks-like/,https://foundation.mozilla.org/en/campaigns/mandating-tools-to-scrutinize-social-media-companies/, and https://papers.ssrn.com/sol3/papers.cfm?abstract_id=3898214

Alphabet Opposing Statement

Given our existing policies and disclosures regarding our technologies, our Board of Directors believes the additional information requested by this proposal would not provide substantial value to our stockholders and recommends a vote AGAINST this proposal.

ALPHABET  •  2022 PROXY STATEMENT     91

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We Already Provide Significant Information About Our Product Policies and Procedures

Supporting a trustworthy and transparent digital ecosystem for our users, advertisers, and publishers is critical to our business.

Transparency is key to mitigating risks and promoting trust around our services. We publish a number of policies and reports that provide meaningful visibility into how those services operate, including:

•	A collection of our blog posts that provide an overview of How Search Works, including how we build and operate Google Search, when and why we remove content from search results, how we update our systems to improve results, and how Google’s Search Quality Rater Guidelines help evaluate and improve search quality around the world.
•	A set of YouTube Community Guidelines that outline what type of content is not allowed on YouTube. These policies apply to all types of content on our platform, including videos, comments, links, and thumbnails. Our YouTube Community Guidelines are a key part of our broader suite of policies and are regularly updated in consultation with outside experts.
•	We are also committed to making progress in the responsible development of AI and to sharing knowledge, research, tools, datasets, and other resources with the larger community — as outlined in Google’s Responsible AI Practices.
•	Our Google Ads Policies and our Google Publisher Policies provide guidelines for publishers and advertisers to help maintain trust in our ads ecosystem by, for instance, (1) outlining our approach to ensure a safe and positive experience for our users, and (2) clearly disclosing how we consider ads or destinations that we believe may to be harmful to users or displays shocking content or promotes hatred, intolerance, discrimination, or violence.
•	Our Personalized Ads Policies provide substantial information on the company’s personalized advertising policies, with separate pages for sensitive interest categories.
•	For the past decade, we have published an Ads Safety Report each year which outlines our efforts to prevent malicious use of our ads platforms.

We use a combination of automated and human evaluation to ensure Google Ads comply with these policies. We also provide information about our targeted ad services, including what the algorithms allow and what they prohibit.

Numerous Studies Have Found That Our Algorithms Deliver High-Quality, Reliable Results

We invest significant resources in developing and maintaining the industry-leading quality of the algorithms used by our various services, including having teams devoted to avoiding unfairness in machine learning or other advanced tools. Multiple academic and journalistic studies of our services, including Search, Ads, YouTube, and more, have found that those services deliver high-quality results, and do not reflect political or other improper biases. And we publish a significant volume of research into our efforts to improve our algorithms and related services.

Disclosure of Additional Details on Proprietary Algorithmic Systems Could Harm the Quality of Our Services

Many of our services rely on constantly evolving algorithms to provide high-quality performance to our users. But many actors in the digital ecosystem have incentives to manipulate or exploit those algorithms in ways that would compromise their integrity. Providing proprietary information with regard to our algorithmic systems would not provide meaningful information to investors, but could disclose trade secrets, enable others to game our systems through illegitimate “search engine optimization”, bypass established protections, or reveal information with respect to our business operations and advertising products that could be used to compromise our operations and the quality of our services.

Given these considerations, our comprehensive policies, and our existing level of disclosure, our Board does not believe that additional disclosure requested by this proposal would provide substantial additional information to stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     92

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Proposal Number 16   Stockholder Proposal Regarding Misinformation and Disinformation

The Sustainability Group of Loring, Wolcott & Coolidge, on behalf of the W. Andrew Mims Trust, NEI Investments, and Robeco, as co-lead filers, and other individuals and organizations, as co-filers, whose names, addresses, and stockholdings will be provided by us upon request, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

Stockholder Proposal Regarding Misinformation & Disinformation

Whereas:

Alphabet Inc. (“Alphabet” or “the Company”) recognizes that misinformation and disinformation can harm society and negatively impact human rights.

Google, Alphabet’s largest subsidiary, “holds a market share of around 90 percent in a wide range of digital markets,” a position that generated over $145 billion in 2020 advertising revenue worldwide.1 With such market dominance, Alphabet’s policies and practices—especially those related to misinformation and disinformation—significantly shape our information environment and have profound impacts on society.

To retain the trust of users, advertisers, employees, stockholders, regulators and the public, Alphabet’s policies must be sufficiently robust, enforced, and independently verified. Moreover, its Audit and Compliance Committee (“the Committee”) has the obligation to review “civil and human rights, sustainability, and reputational risks.”2

Commissioning an independent Human Rights Impact Assessment report assessing whether existing policies and practices sufficiently address potential human rights abuses and societal impacts posed by misinformation and disinformation would provide the Committee an independent evaluation of the Company’s existing policies and implemented practices and help determine if they are sufficient to protect human rights and stockholder value.

Further, such a report is consistent with Google’s commitment to upholding United Nations Guiding Principles on Business and Human Rights (“UNGPs”).3 The Company has disclosed certain efforts to address information quality, combat misinformation and disinformation,4 provides some transparency via Global Network Initiative assessments, and has conducted a narrow Human Rights Impact Assessment for Google’s Celebrity Recognition tool. However, these all fall short of the expectations set forth in the UNGPs, which state: “In order to identify, prevent, mitigate and account for how they address their adverse human rights impacts, business enterprises should carry out human rights due diligence,” a process of “assessing actual and potential human rights impacts, integrating and acting upon the findings, tracking responses, and communicating how impacts are addressed.”5 Meaningful disclosure regarding Google’s Human Rights Program would benefit stockholders.

Resolved: Stockholders request the Audit and Compliance Committee commission an independent Human Rights Impact Assessment report (“the Report”), conducted by a reputable third party at reasonable cost, evaluating the efficacy of Alphabet’s existing policies and practices to address the human rights impacts of its content management policies to address misinformation and disinformation across its platforms. A summary of its findings should be published, omitting confidential, proprietary, or legally privileged information, or admissions relevant to pending litigation.

Supporting Statement:

The Report should reflect international standards and guidelines such as the UNGPs, and evaluate:

•	Existing governance and oversight mechanisms to evaluate how Alphabet’s senior leadership and directors incorporate human rights due diligence—especially related to misinformation and disinformation—in their decision-making.
•	Whether existing policies are effectively limiting the proliferation of misinformation and disinformation on its platform;
•	Potential recommendations, if necessary, to strengthen measures to mitigate human rights harms associated with the dissemination of misinformation and disinformation.

(1)	https://www.statista.com/statistics/266249/advertising-revenue-of-google/
(2)	abc.xyz/investor/other/board/#audit-committee
(3)	https://about.google/human-rights/
(4)	https://about.google/human-rights/;https://blog.google/documents/83/information_quality_content moderation_white_paper.pdf/;https://blog.google/around-the-globe/google-europe/fighting-misinformation-online-together/;https://www.blog.google/documents/37/How Google_Fights_Disinformation.pdf/
(5)	#17 https://www.ohchr.org/documents/publications/hr.pub.12.2 en.pdf

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Alphabet Opposing Statement

Our Board of Directors has carefully considered this proposal and believes our policies, practices, and disclosures to protect human rights and oversee content, under the Audit Committee’s purview, exceed the proponent’s request. Therefore, our Board believes the additional reporting requested by this proposal would not be in the best interests of our company and our stockholders and recommends a vote AGAINST this proposal.

We Are Committed to Human Rights and Our Efforts Have Been Reviewed by an Independent Third Party

Our goal has always been to “develop services that significantly improve the lives of as many people as possible.” We believe in technology’s potential to have a profoundly positive impact. As noted in its charter, the Audit Committee provides oversight for, among other risks, those related to human rights and also reviews and discusses with management the steps taken to prevent, detect, monitor, and actively manage this exposure.

We are committed to respecting the rights enumerated in the Universal Declaration of Human Rights and its implementing treaties, as well as upholding the standards established in the United Nations Guiding Principles on Business and Human Rights as well as in the Principles of the Global Network Initiative (GNI). We were a founding member of the GNI, where we have worked closely with civil society, academics, investors, and industry peers to protect and advance freedom of expression and privacy. In 2020, GNI released its third assessment, The GNI Principles at Work, conducted by an independent party, and confirmed that Google was making good-faith efforts to implement the GNI Principles with improvement over time.

Our Dedicated Human Rights Program Supports Our Continued Effort

As disclosed on Google’s Human Rights website, under the umbrella of our Human Rights Program, our senior management oversees the implementation of our civil rights and human rights work. We also continuously evaluate how we act on our human rights commitments and mitigate related risks, and may make enhancements to our governance, such as our recent establishment of a Human Rights Executive Council to oversee the Human Rights Program.

Further, the Google Human Rights Policy lays out key parts of our human rights due diligence process, which includes human rights impact assessments and regular engagement and formal consultation with internal and external stakeholders on topics such as content policies and data governance. These engagements help us identify, prioritize, and address existing and potential civil and human rights concerns, and form a basis for areas in which we can further improve our policies, practices, and services.

We Already Maintain Robust Policies and Transparency on Management of Misinformation and Disinformation Risks Across Our Platforms

The abuse of our platforms to spread disinformation is antithetical to our mission and is potentially harmful to our business success. We maintain robust policies and transparent reporting on how we combat the potential spread of misinformation and disinformation and take a systematic approach to ensuring respect for human rights across our business:

•	Google’s annual Transparency Reports and Transparency Hub shed light on how our policies and actions of governments and corporations affect privacy, security, and access to information.
•	Our 2019 blog post Fighting disinformation across our products outlines how we consistently block and remove hosted content that does not meet our guidelines. Every day we take down approximately 8 million deceptive ads to protect people from scams, and we regularly scan 100 billion apps to make sure they are safe.
•	YouTube follows a “4 Rs” policy: Remove content that violates our policies, Reduce the spread of harmful misinformation and borderline material, Raise authoritative sources for news and information, and Reward trusted creators. YouTube also provides insight into the types and amount of content that it removes due to violations of the YouTube Community Guidelines.
•	We publish an Ads Safety Report, where we explain how we are using evolving policies and better technology to find and remove policy-violating ads. For example, our Ads Safety Report published in 2021 noted that we added or updated more than 40 policies for advertisers and publishers and our team blocked or removed approximately 3.1 billion ads for violating our policies while restricting an additional 6.4 billion ads. The Ads Safety Report published in 2021 also disclosed that we took action on nearly 168 million pages under our dangerous and derogatory policy, among other actions.
•	We support practices like the EU Code of Practice on Disinformation, which we signed in 2018, including actively working to update it to be more robust and impactful. Our 2021 blog post Google’s €25 million contribution to media literacy outlines how we were the first company to contribute to the European Media and Information Fund to strengthen media literacy skills, fight misinformation and support fact checking. This work built on our earlier grants to fact checkers and nonprofits, including those related to the COVID-19 pandemic and vaccines, and our work against misinformation in the run-up to other major events like elections.

ALPHABET  •  2022 PROXY STATEMENT     94

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•	Our AI Principles affirm our commitment to socially beneficial and accountable AI technology, and state that we will not design or deploy AI technology that violates international law and human rights. This builds upon our core efforts to incorporate the UN Guiding Principles into our responsible decision-making around emerging technologies. Our 2019 blog post Responsible AI: Putting our principles into action outlines how we established and evolved our processes to ensure we are thoughtfully considering and assessing new AI projects, products, and commercial engagements, including conducting human rights due diligence where appropriate.

Given the depth of our current practices and policies regarding human rights as well as our ongoing effort to combat misinformation and disinformation, our Board does not believe implementing this proposal would provide substantial additional information to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     95

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Proposal Number 17   Stockholder Proposal Regarding a Report on External Costs of Disinformation

John Chevedden has advised us that he intends to submit the proposal set forth below for consideration at our Annual Meeting.

ITEM 17: Report on external costs of disinformation

RESOLVED, shareholders ask that the board commission and disclose a report on (1) risks created by Company business practices that prioritize internal financial return over healthy social and environmental systems and (2) the manner in which such risks threaten the returns of its diversified shareholders who rely on a productive economy to support their investment portfolios.

Supporting Statement:

Google is the largest digital advertisement company in the world. It plays a critical role in the disinformation ecosystem in providing an ad revenue stream for propaganda producers.

A recent article notes, “The reason that a lot of dangerous misinformation exists is that it is, unfortunately, quite lucrative: Fake news brings real clicks, and with that comes real dollars in the form of ad revenue.”1 As an information science expert explains, “ad-driven search engines…are designed to reward clicking on enticing links…[T]his dangerous combination of corporate profit motive and individual susceptibility makes the problem difficult to fix.”2

A November 2021 report reveals that the ten most prolific publishers of climate disinformation generated up to $5.3 million in Google Ads revenue in just six months.3 Another recent report, “Endangering Women for Profit,” found that “Google places misleading and dangerous ads for so-called abortion ‘reversal’”–an unproven and potentially harmful medical procedure–“on 83% of searches for abortions.”4

Disinformation affects users’ perceptions, and these perceptions affect social institutions and the ability of the global community to address potentially catastrophic threats. These harms matter to shareholders, most of whom diversify their investments to optimize return. Diversified shareholders lose when companies harm the economy, because the value of a diversified portfolio rises and falls with GDP.5 While the Company may profit by inflicting social and environmental costs, its diversified shareholders pay the bill.

I ask the Company for a report identifying and analyzing areas where the Company’s practice of optimizing its own financial returns is opposed to the interests of its diversified shareholders in a healthy economy. This will help shareholders understand where the Company’s prioritization of profits before people creates a financial risk to their portfolios. Such a report would not need to provide precise numbers: identifying areas where the Company creates systemic risk and analyzing how those risks might manifest as economic costs that threaten diversified portfolios would be highly useful to shareholders.

Please vote for: Report on external costs of disinformation – Proposal 17

(1)	https://slate.com/technology/2021/11/google-ads-misinformation-defunding-artificial-intelligence.html
(2)	https://theconversation.com/its-not-just-a-social-media-problem-how-search-engines-spread-misinformation-152155
(3)	https://ww.counterhate.com/_files/ugd/f4d9b9_2a34b078cbe43b6820297e3a3113f69.pdf
(4)	https://ww.counterhate.com/_files/ugd/f4d9b9_87b148255a140a880d86f7d2d2e6f2a.pdf
(5)	https://ww.unepfl.org/fileadmin/documents/universal_ownership_full.pdf; cf.
https://advisorperspectives.com/dshort/updates/2020/11/05/market-cap-to-gdp-an-updated-look-at-the-buffett-valuation-indicator (total market capitalization to GDP “is probably the best single measure of where valuations stand at any given moment”) (quoting Warren Buffet).

Alphabet Opposing Statement

Our Board of Directors has considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of our company and our stockholders and recommends a vote AGAINST this proposal.

We Ensure Robust and Effective Risk Management Practices to Support Continued Long-Term Stockholder Value Creation, Including on Potential Spread of Disinformation

The abuse of our platforms to spread disinformation is antithetical to our mission and potentially harmful to our business success. We have a responsibility to our stockholders and broader stakeholders to prevent such abuses. In fact, our business model depends on our services providing a useful and trustworthy source of information for all of our users, giving us an inherent long-term incentive to prevent the spread of disinformation through our products.

This work is a top priority of our company and our Board. Members of our management team have direct responsibility for combatting disinformation, and regularly meet with the Audit Committee to discuss our efforts to ensure platform quality. The Audit Committee reviews and discusses with management our major risk exposures and the steps we take to prevent, detect, monitor, and actively manage those exposures, including risks of disinformation on our platforms.

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We Undertake Substantial Efforts to Prevent Misuse of Our Platforms and Provide Meaningful Disclosure on Our Policies and Activities to Address Related Risks

We make substantial efforts to prevent manipulation and abuse of our platforms and we report publicly on these efforts where feasible. For example, we have disclosed the significant efforts dedicated to tackling the intentional spread of disinformation across Google Search, Google News, YouTube, and our advertising systems, in a blog post titled Fighting disinformation across our products and a white paper on How Google Fights Disinformation. As we disclosed in our 2022 blog post Google at the Munich Security Conference, both Google and YouTube have specialized teams of intelligence and security experts globally who work to thwart disinformation threats and protect the people using our products. We continuously assess our approach and look at changes we can make to promote thoughtful engagement, and we use advanced technology to detect coordinated disinformation networks.

Furthermore, Google’s public Advertising Policies address the specific issue of disinformation on our advertising platforms and focus on misrepresentative or harmful behavior by advertisers or publishers. To that end, we have developed a number of policies designed to detect these harmful behaviors, including those associated with disinformation campaigns. We publish an Ads Safety Report, where we explain how we are using evolving policies and better technology to find and remove policy-violating ads. For example, our Ads Safety Report published in 2021 noted that we added or updated more than 40 policies for advertisers and publishers and our team blocked or removed approximately 3.1 billion ads for violating our policies while restricting an additional 6.4 billion ads. The 2021 Ads Safety Report also disclosed that we took action on nearly 168 million pages under our dangerous and derogatory policy, among other actions.

For Search and News, we rank websites based on assessments of their relevance and authoritativeness, and we work continually to improve Search. Google’s How Search Works website provides detailed information about these constant Search improvements. Google News uses AI techniques to take a constant flow of information as it hits the web, analyze it in real-time, and organize it around breaking news events. Our 2018 blog post The New Google News: AI meets human intelligence outlines these improvements and discusses how we leverage AI to improve Google News.

Our YouTube Community Guidelines outline several policies that are directly applicable in some form to disinformation, including policies against hate speech, deceptive practices, scams, impersonation, spam, and harassment. We also continue to take aggressive action to ensure compliance with our Community Guidelines. For example, in Q4 2021, we removed 77.3 million videos due to channel-level suspensions. Google’s Transparency Report provides more detailed information about our enforcement efforts under YouTube’s Community Guidelines.

We Contribute to External Efforts to Combat Disinformation

Google was one of the original signatories of the EU Code of Practice on Disinformation, which has led to constructive actions and exchanges between the industry, policymakers, and the expert community on the challenges of addressing disinformation. In late 2021, we co-hosted a summit on Fighting Misinformation Online to bring together those working to tackle mis- and disinformation from across governments, educators, nonprofits, technologists, and news organizations. Our 2021 blog post Fighting misinformation online, together described our learnings and actions from the summit.

As we outlined later that year in our blog post Google’s €25 million contribution to media literacy, we were also the first company to contribute to helping launch the European Media and Information Fund to strengthen media literacy skills, fight misinformation, and support fact checking. This builds on our previous grants to fact checkers and nonprofits, including those related to the COVID-19 pandemic and vaccines, and our work to tackle misinformation in the run up to other major events, such as elections.

We remain committed to fighting disinformation and contribute significant resources to this effort, and our Board believes that continuing this work serves our company, our stockholders, and society at large. Given the significant work and investments we have made to fight disinformation and our public reporting of these efforts, our Board does not believe that implementing this proposal would provide substantial additional information to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

ALPHABET  •  2022 PROXY STATEMENT     97

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Proposal Number 18   Stockholder Proposal Regarding a Report on Board Diversity

Arjuna Capital, on behalf of David M. Boghossian, as lead filer, and the Sisters of St. Francis Charitable Trust, as co-filer, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

Racial and Gender Board Diversity Report

Whereas : Our nation’s racial reckoning and coronavirus’s illumination of vast social inequities has led companies to reevaluate their diversity, equity, and inclusion policies and goals. Board diversity is one important facet, as investors and companies recognize it can be accretive to long term value creation. Board diversity requirements, including Nasdaq’s 2021 ruling and California’s 2018 legislation, acknowledge the value of racial and gender diverse boards.

Research indicates board diversity is an important lever to increase shareholder value, resulting in higher revenues, higher Return on Assets, a more diverse workforce, enhanced corporate governance, and improved stakeholder relations.

•	Boston Consulting Group finds companies with greater board diversity had 19 percent higher revenues than competitors.
•	International Monetary Fund finds substituting one man for one woman on a board is associated with higher Return on Assets.
•	Credit Suisse finds as the percentage of women on the board increases, so does the percentage of women in leadership.
•	The University of Toronto finds companies with greater board diversity are less prone to accounting mistakes, business controversies, and poor investment decisions.
•	Harvard Law research finds companies may be better positioned to recognize and respond to the interests of diverse stakeholders.

In response to this research, 61 percent of investors believe boards “should aim to reflect the company’s customer base and the broader societies in which they operate by including directors drawn from racial and ethnic minority groups” (Institutional Shareholder Services). Alphabet’s 2021 proxy statement acknowledges the importance of a diverse board stating, “...we have worked hard to...ensure diversity of backgrounds and perspectives within the boardroom.”

Yet, Alphabet’s board diversity is largely disproportionate from its customer base. The Board of Directors is comprised of 27 percent women and 18 percent underrepresented minorities, defined as Black and Latinx employees by National Science Board. The demographic makeup of the United States, used here as a proxy for its customer base, is comprised of 51 percent women and 32 percent underrepresented minorities.

We believe that a Board of Directors with racial and gender composition reflective of Alphabet’s customer base will more astutely minimize business risk, maximize opportunity, and increase shareholder value.

Resolved : Shareholders request that Alphabet report annually on its policies and practices to help ensure its elected Board of Directors attains racial and gender representation that is better aligned with the demographics of its customers and/or regions in which it operates.

The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Supporting Statement : A report adequate for investors could, with board discretion, include disclosure of:

•	Board targets aligned with customer demographics (for example, using company’s country/state headquarter demographics as a proxy)
•	Progress/challenges meeting racial and/or gender board diversity targets
•	Strategies or practices deployed to increase diversity of board candidates

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Alphabet Opposing Statement

Diversity, equity, and inclusion are critical to our success and future innovation. We are committed to diversity in all areas of our global and dynamic business, including in the boardroom. Our governance policies and our Board composition codify and reflect this commitment. Therefore, our Board of Directors does not believe an additional report as requested by this proposal would provide new information of value to our stockholders beyond our existing disclosures and recommends a vote AGAINST this proposal.

Our Board Considers Diversity in Its Director Nomination Process

Our Board considers all aspects of diversity, including racial and gender diversity, in evaluating board candidates. Specifically, as described on page 34 of this proxy statement, the Nominating Committee considers diversity of race, ethnicity, gender identity, age, education, cultural background, and professional experiences, among many other qualities, when considering a potential candidate. As set out in our Corporate Governance Guidelines, in evaluating director nominees, the Nominating Committee considers, and asks any search firm that it engages to include, among its proposed set of candidates, individuals from underrepresented groups. Our Board also conducts an annual self-assessment of its own effectiveness and that of each of its committees, providing an opportunity to evaluate whether it has the right composition of skills and experiences.

Our Existing Director Nomination Practices Foster Diverse Board Composition

As explained in our 2021 Diversity Annual Report, we take a “systems-level approach” to building diversity, equity, and inclusion, which entails “mobilizing every aspect of the company.” Our Board has adopted a multifaceted and holistic director nomination and evaluation process to ensure that our Board members are highly qualified leaders with diverse backgrounds, experiences, and skill sets. Under this approach, we have added three new directors in the past five years, all of them gender and/or ethnically diverse. These attributes bring unique perspectives and judgment necessary to guide our strategies and monitor their execution, while also inspiring robust, thoughtful discussions in the boardroom.

We Provide Transparent Information About Our Board Diversity

We have continued to enhance our disclosure on Board and employee diversity. Our proxy statement, including the director selection process and qualifications detailed on pages 33-34 and the director diversity information on page 21, already contains much of what is requested in this proposal. We also disclose our workforce data in our Diversity Annual Report and in our Equal Employment Opportunity (EEO-1) Report.

Given our commitment to diversity in all aspects in and outside of the boardroom and our existing disclosures, our Board does not believe that implementing this proposal would provide additional benefit to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 19   Stockholder Proposal Regarding the Establishment of an Environmental Sustainability Board Committee

Dale Wannen has advised us that he intends to submit the proposal set forth below for consideration at our Annual Meeting.

Board Committee on Environmental Sustainability

RESOLVED: Shareholders of Alphabet Inc. (GOOGL) request that the Board of Directors create a board committee on environmental sustainability to oversee and review policies and provide guidance on matters relating to environmental sustainability.

SUPPORTING STATEMENT

As one of the largest corporations in the world, our company’s exposure to environmental sustainability and issues around climate change are considerable and could substantially affect our bottom line.

In a recent report put out by consulting firm Deloitte titled “Addressing Climate Change”1 the firm asked 353 committee members of large corporations, “How prepared are we to deal with climate risk”? Globally 42% of respondents indicated that their company’s “climate response is not as swift and robust as they would like” and almost half “do not believe that they are well-equipped to fulfil their climate regulatory responsibilities.” Deloitte called the responses “sobering.”

With over 78 offices in more than 50 countries, Alphabet has a major international presence. Though ESG or environmental, social and corporate governance issues are at the forefront of our company ethos, at the director level, the board doesn’t seem to have any oversight with environmental sustainability.

Current board committees at Alphabet include the Audit and Compliance Committee, Leadership Development and Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee. Within the verbiage of all committees’ responsibilities and purpose, there are zero mentions of climate change and zero mentions of the environment. Within the Audit and Compliance Committee there is one mention of sustainability, but we feel that because of the scale of climate change, a separate committee specifically focused on environmental issues is warranted. Alphabet’s commitment to ESG as a corporation is strong but is the board “on board”.

The purpose of an environmental sustainability committee could be to initiate, review, and make policy recommendations regarding topics such as global climate change, resource shortages, biodiversity loss, and political instability due to changing environmental conditions. It could also propose approval of sustainability policies to the full Board of Directors and review management and control systems for non-financial risks. Many of these policies may already be in place at the company level but having additional board oversight will only strengthen these policies.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Environmental Sustainability shall not incur any costs to the company except as authorized by the Board of Directors.

Having an independent committee with focused fiduciary duties for oversight of environmental sustainability policies and practices will only strengthen the bottom line and reinforce our company’s position as an industry leader in environmental stewardship. The significant risks associated with climate change warrant more fine-tuned accountability and responsibility at the board level. The issue at hand and this proposal seems to go beyond ordinary business and for that reason we urge shareholders to support it.

(1)	https://www.lexology.com/library/detail.aspx?g=9db08e75-c1a0-489a-b61b-9e61279381c1

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Alphabet Opposing Statement

Our Board of Directors has considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of our company and our stockholders and recommends a vote AGAINST this proposal.

Our Board Already Has Robust Oversight of ESG Risks and Opportunities

Building a sustainable company and contributing to a sustainable future has long been core to our corporate DNA. Our Board oversees the risks and exposures associated with environmental sustainability and climate change, and the Audit Committee, per its charter, reviews and discusses with management our major risk exposures, including sustainability, and the steps we take to prevent, detect, monitor, and actively manage such exposures. We believe this oversight structure best serves our company to view environmental sustainability risks in the context of all of Alphabet’s major risk exposures.

We Maintain a Robust Sustainability Strategy

Guided by the leadership and oversight provided by our Board, we strive to build sustainability into everything we do. As set forth in our 2021 Environmental Report, our key achievements over the past two decades include:

•	In 2007, we became the first major company to be carbon neutral for our operations.
•	In 2017, we became the first major company to match 100% of our annual electricity use with renewable energy, a bar we have now met for four consecutive years.
•	In 2020, we compensated for our legacy carbon footprint, making Google the first major company to be carbon neutral across its entire operating history.

In addition, to support both our ongoing efforts and new projects that are environmentally or socially responsible, in 2020, our Board approved the issuance of $5.75 billion in sustainability bonds, the largest sustainability or green bond issuance by any company in history at that time. The proceeds from these bonds will fund investments that create value over the long term and allow investors to join us in building a more sustainable future. Our 2021 Sustainability Bond Impact Report outlines the allocation of our net proceeds from our sustainability bonds.

We are working towards a new set of ambitious goals to fight climate change and support the generation of clean energy, among other sustainability priorities, under the guidance and oversight of our Board and management team. Given our steadfast commitment to sustainability and the clear oversight of environmental sustainability matters by the Audit Committee, our Board does not believe that implementing this proposal would benefit our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 20   Stockholder Proposal Regarding a Policy on Non-Management Employee Representative Director

The SOC Investment Group have advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Resolved: Shareholders of Alphabet Inc. (‘Alphabet’ or ‘Company’) urge the board to adopt a policy (‘Policy’) requiring that the initial list of candidates from which new director nominees are chosen by the Nominations and Corporate Governance Committee include (but need not be limited to) non-management employees. The Policy should provide that any third-party consultant asked to furnish an initial list will be requested to include such candidates.

Whereas: Alphabet employees create a great deal of value for the Company and its shareholders. In last year’s annual report, Alphabet asserted, “Our people are critical for our continued success” and cited problems with employee recruitment, retention, or motivation as a risk to the Company’s continued growth. Clearly, the Company’s relationship with its employees is critical to long-term shareholder value.

Expanding and diversifying the pool of potential director nominees can have important benefits. A 2020 NBER study states that giving workers formal control rights increases female board representation and raises capital formation. Employees also often increase board diversity in terms of race. Other potential benefits include reduced turnover as employees are more empowered to influence firm-specific investments, better informed decision-making because employees have specialized knowledge, and better monitoring of management with increased information channels.

The Rooney Rule in the National Football League seeks to diversify the pool of candidates from which a head coach or front-office executive is selected. In similar fashion this proposal recommends a mechanism to expand the pool of candidates from which the Nominations and Corporate Governance Committee selects a slate of director nominees to recommend. Many companies have adopted a similar mechanism to increase the representation of women and people of color on their boards, including Amazon.com, Citigroup, and Home Depot.

Several actions by Alphabet employees over the last few years highlight the risks posed by a corporate culture that is out of alignment with the values of its employees:

•	In 2018, thousands of Alphabet employees signed petitions opposing the Company’s involvement in censorship (“Project Dragonfly”) and in developing military technology (“Project Maven”). Moreover, approximately 20,000 employees and contractors staged a walkout to protest how the Company handles sexual harassment and discrimination. The protest was triggered by the revelation that Alphabet had paid millions of dollars to three male executives despite credible accusations of sexual misconduct.
•	In 2019, Alphabet workers protested the company’s continued work with immigration agencies responsible for detaining children, against anti-LBGTQ+ content on YouTube, and for fair treatment of contract workers.
•	In 2020, following nation-wide protests against racism and police violence, over 1,000 Alphabet workers petitioned the company to cease working with police departments facing racial bias lawsuits.
•	In 2021, after Alphabet terminated some participants in these actions, the National Labor Relations Board charged the Company with multiple Unfair Labor Practices.

We urge shareholders to vote for this proposal.

Alphabet Opposing Statement

We value the role of our Board of Directors in overseeing our commitment to significantly improving the lives of as many people as possible. We believe that our robust director qualification and evaluation process, led by the Nominating Committee and focused on the critical qualities needed for success, best serves our stockholders. We have created multiple channels to provide employees with opportunities to share feedback with us to ensure their voices are heard. For these reasons, our Board recommends a vote AGAINST this proposal.

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Our Director Nomination Process Effectively Serves Our Board and Our Stockholders

The Nominating Committee has effective policies and practices in place to identify individuals qualified to become members of our Board. The Nominating Committee looks for individuals with knowledge of our business as well as the ability to represent the best interests of all of our stockholders as key attributes in a nominee. The global and complex nature of our business puts a premium on exceptional leadership skills and experiences, such as professional experience in executive or director-level leadership roles at large international organizations. Our Board is composed of a diverse group of leaders in their respective fields, whose collective skills and experiences across a wide range of industries and disciplines enables the Board as a whole to be highly effective in providing oversight.

Beyond diversity of professional experiences, our Board believes it is important to consider diversity of race, ethnicity, gender identity, age, education, and cultural background in evaluating board candidates. In evaluating director nominees, the Nominating Committee considers, and asks any search firm that it engages to include, among its proposed set of candidates, individuals from underrepresented groups.

Our Board Oversees and Works with Management on Human Capital and Corporate Culture Matters

The charter of our Leadership Development, Inclusion, and Compensation Committee charges it with overseeing matters relating to our human capital management, including with respect to diversity and inclusion, workplace environment and safety, and corporate culture. We incorporate feedback from all stakeholders, including our employees, into our decision-making process at the Board and management level. We have multiple channels through which employees can provide feedback and voice concerns regarding issues that may affect their ability to perform at the highest level as a part of our workplace.

We Have a Record of Responsiveness to Employee Feedback

Open communication is an important dimension of our corporate culture and provides valuable information that is factored into our decision-making. For example, we host regular company-wide meetings that are live-streamed to employees around the world, where the leadership team gives updates and answers questions posed by employees. We also internally publish our company-wide goals, Objectives and Key Results, and every quarter our executive management team reports back to employees on what they have achieved and, importantly, explains why they may not have achieved other goals. We also conduct an annual survey of employee feedback on a wide range of topics and use this in making decisions about our workplace culture.

Further, in response to employee feedback, we regularly review our transparency, compensation processes, and people policies and practices. Taking employee suggestions into account, we have implemented significant updates to build a more equitable and respectful workplace, including overhauling the way we handle and investigate employee concerns, introducing new care programs for employees who report concerns, and making arbitration optional for Google employees. We continue to work to improve the work environment for our employees.

Our Board believes that our director nominating and evaluation process already allows the best and most qualified candidates to be elected to our Board. In addition, our People Operations team regularly informs our Board of employee developments and concerns. Given this, our Board does not believe that implementing this proposal would provide any incremental benefit to our stockholders or our employees.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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Proposal Number 21   Stockholder Proposal Regarding a Report on Policies Regarding Military and Militarized Policing Agencies

Sanford Lewis, on behalf of Raymond Daffner, as lead filer, and other individuals and organizations, as co-filers, whose names, addresses, and stockholdings will be provided by us upon request, have advised us that they intend to submit the proposal set forth below for consideration at our Annual Meeting.

Report Assessing Collaboration with Military and Militarized Policing Agencies

Whereas:

In 2018, Google faced widely publicized, significant opposition from its employees and the public over its Project Maven sub-contract with the U.S. Department of Defense over concerns regarding artificial intelligence being used for military drone technology.1 Google publicly decided not to seek renewal of the contract with the Pentagon after it expired.

In 2019, a public employee petition2 demanded that Google refrain from bidding on a contract with the militarized policing agency U.S. Customs and Border Protection (CBP), after the public learned of the severity of CBP’s human rights violations and inhumane treatment of immigrants that resulted in deaths of dozens in their custody. A National Labor Relations Board complaint and lawsuit alleges that employees were unjustly fired for protesting the contract.3

In October 2021, nearly 700 Google employees signed a public letter4 calling on Google to end the “Project Nimbus” contract with the Israeli military and government. The employees opposed working on technology used to harm Palestinians5 living under illegal military occupation and to maintain Israel’s well-documented, oppressive institutions, which have been accused of apartheid6 and war crimes.7 Google workers spoke out publicly in a variety of press outlets, including The Guardian and MSNBC.

In October 2021, Google’s pursuit of the Joint Warfighter Cloud Capability contract with the U.S. Department of Defense garnered press attention,8 particularly given Google’s previous reversal on Project Maven due to employee protest.9

Given this pattern of Google providing technology services to militaries and militarized policing agencies with documented records of human rights abuses that harm the Company’s own users — and Google’s declared intent to continue to pursue military contracts — the Proponents expect that employee and public opposition to such contracts will increase and pose a risk to Alphabet, Inc. and subsidiaries’ reputations and strategic positioning on social responsibility.

Resolved:

Shareholders request that the board issue a report, at reasonable expense and excluding proprietary information, reassessing the Company’s policies on support for military and militarized policing agency activities and their impacts on stakeholders, user communities, and the Company’s reputation and finances.

Supporting Statement

The Proponents recommend that, subject to board and management discretion, the report should assess:

•	risks posed to directly-impacted populations through application or misapplication of technology services;
•	risks posed to labor relations and relationships with other stakeholders, including users and the academic research community;
•	risks posed to diverse communities, and the relationship of these communities to the Company that would imperil the Company’s diverse hiring mandates;
•	risks to the Company’s reputation, including its reputation for social responsibility; and
•	risks to the Company’s assets and operations.

The report should assess potential changes to current policies, such as a policy to avoid entering into or renewing contracts with military and militarized policing agencies.

(1)	https://www.nytimes.com/2018/04/04/technology/google-letter-ceo-pentagon-project.html
(2)	https://medium.com/@no.gcp.for.cbp/google-must-stand-against-human-rights-abuses-nogcpforcbp-88c60e1fc35e
(3)	https://www.bloomberg.com/news/articles/2021-11-29/google-workers-sue-over-firings-stemming-from-border-project
(4)	https://www.theguardian.com/commentisfree/2021/oct/12/google-amazon-workers-condemn-project-nimbus-israeli-military-contract
(5)	https://www.nbcnews.com/think/opinion/new-amazon-google-contracts-israel-betray-company-values-workers-us-ncna1281349
(6)	https://www.hrw.org/report/2021/04/27/threshold-crossed/israeli-authorities-and-crimes-apartheid-and-persecution, https://www.btselem.org/publications/fulltext/202101_this_is_apartheid
(7)	https://www.bbc.com/news/world-middle-east-56687437, https://www.aljazeera.com/news/2021/6/3/will-israel-be-held-accountable-for-war-crimes
(8)	https://www.nytimes.com/2021/11/03/technology/google-pentagon-artificial-intelligence.html
(9)	https://www.wired.com/story/3-years-maven-uproar-google-warms-pentagon/

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

Alphabet Opposing Statement

Our Board of Directors has considered this proposal, and for the reasons stated below, does not believe it is in the best interest of our stockholders and recommends a vote AGAINST this proposal.

We Maintain Transparent Policies and Principles on Use of Our Technology

Our technologies further our mission to organize the world’s information and make it universally accessible and useful. We recognize that various applications of those tools raise important challenges that we need to address thoughtfully and affirmatively. We have robust policies and processes, guiding principles, and terms of service that govern our work with our customers and partners, including our work with government and military customers.

In 2018, we released our AI Principles, providing clarity about the use of Google AI and machine learning technology. We will make our technology available if the application is in line with the criteria outlined in the AI Principles, including being socially beneficial; avoiding unjust impacts, particularly those related to sensitive characteristics such as race, ethnicity, and gender; building and testing for safety; and upholding high standards of scientific excellence. We also publish an annual update on our work on the AI principles.

Google Cloud does not design or deploy solutions in the following application areas:

•	Technologies that cause or are likely to cause overall harm.
•	Weapons or other technologies whose principal purpose or implementation is to cause or directly facilitate injury to people.
•	Technologies that gather or use information for surveillance that violates internationally accepted norms.
•	Technologies whose purpose contravenes widely accepted principles of international law and human rights.

We Are Transparent About Our Work With the Government and Military

We are proud to support the U.S. government, our military, and our veterans in areas like cybersecurity, productivity tools, healthcare, and other cloud initiatives, all in accordance with our AI Principles. We are transparent about this work, including our projects serving civilian agencies, such as helping the National Oceanic and Atmospheric Association predict weather or enabling the Patent and Trade Office to make more patents more readily discoverable. Our longstanding partnership with various U.S. government agencies also includes efforts like detecting cancer faster, finding rust corrosion on Navy vessels, and helping the Air Force improve vehicle maintenance.

Google Cloud’s website Google Cloud for the Department of Defense provides updates on Google Cloud’s work with the U.S. government, including how we would work with the U.S. Department of Defense as part of the JWCC framework. If selected to contribute to these projects, we would help modernize the Department’s IT infrastructure to reduce costs, drive innovation, increase productivity, and enhance cybersecurity. We would follow the processes we have in place for working with our customers, including governance processes around our AI Principles.

Google Cloud adopts a similarly balanced approach when working with government and military customers outside the U.S. For example, in the United Kingdom, we participate in the public sector “Cloud Compute” framework, which allows military and policing entities to procure Google Cloud services under a unified marketplace. Use of Google Cloud services under this British framework is subject to compliance with our acceptable use policy and prohibitions on high-risk activities.

Given our processes and principles governing our work with our customers and partners, including the government, and our transparency around these matters, including our annual update on our work on the AI principles, our Board does not believe that implementing this proposal would provide additional benefit to our stockholders.

Required Vote

Approval of the stockholder proposal requires the affirmative FOR vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

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PROXY MATERIALS

1.	Why am I receiving these materials?

Our Board of Directors made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Alphabet’s 2022 Annual Meeting of Stockholders (Annual Meeting), which will take place on Wednesday, June 1, 2022 at 9:00 a.m., Pacific Time, via our virtual meeting site at www.virtualshareholdermeeting. com/GOOGL22. You are invited to participate in and vote on the items of business described in this proxy statement at the Annual Meeting if you were an Alphabet Class A or Class B common stock holder as of the close of business on April 5, 2022, the Record Date for the Annual Meeting, or hold a valid proxy for the Annual Meeting. This proxy statement includes information that we are required to provide to you under the SEC rules and that is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	our proxy statement for the Annual Meeting;
•	our Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•	the proxy card or a voting instruction form for the Annual Meeting.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (Notice), which was mailed to the holders of Class A and Class B common stock, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

5.	I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Investor Relations Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	Email: investor-relations@abc.xyz	(650) 253-3393

Stockholders who hold shares in street name (as described on page 108 ) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

6.	How can I access the proxy materials over the Internet?

The Notice, proxy card, or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet and vote your shares; and
•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

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VOTING INFORMATION

7.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are set forth beginning on page 60 of this proxy statement. We will also consider any other business that properly comes before the Annual Meeting. See Question 21.

8.	How does our Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the director nominees; “FOR” Proposals Number 2, Number 3, and Number 4; and “AGAINST” Proposals Number 5 through Number 21 .

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

9.	What shares can I vote?

Each share of Alphabet Class A common stock and Class B common stock issued and outstanding as of the close of business on April 5, 2022, the Record Date for the Annual Meeting, is entitled to be voted on all items being voted on at the Annual Meeting. Holders of Alphabet Class C capital stock have no voting power as to any items of business that will be voted on at the Annual Meeting. You may vote all shares of Alphabet Class A common stock and Class B common stock that you owned as of the Record Date, including shares held: (1) directly in your name as the stockholder of record, and (2) for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 345,163,362 shares of Class A common stock and Class B common stock issued and outstanding, consisting of 300,758,936 shares of Class A common stock and 44,404,426 shares of Class B common stock. On the Record Date, we had 315,573,679 shares of Class C capital stock issued and outstanding.

10.	How many votes am I entitled to per share?

Each holder of shares of Alphabet Class A common stock is entitled to one (1) vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Alphabet Class B common stock is entitled to ten (10) votes for each share of Class B common stock held as of the Record Date. The holders of the shares of Alphabet Class A common stock and Class B common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

11.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Alphabet stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare Investor Services (Computershare), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to Alphabet or to vote during the Annual Meeting. If you requested to receive printed proxy materials, you may use the proxy card that was sent to you. You may also vote over the Internet, by telephone, or by mail as described in the Notice and under Question 13.
•	Beneficial Owner — If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you may vote over the Internet, by telephone, or by mail, as described in the Notice and under Question 13. You may also direct your broker, bank, trustee or nominee how to vote your shares, and you may vote during the Annual Meeting. If you do not wish to vote during the Annual Meeting or you will not be participating in the Annual Meeting, you may vote over the Internet, by telephone, or by mail, as described in the Notice and under Question 13.

12.	How can I vote my shares at the Annual Meeting?

This proxy statement was first mailed to stockholders on or about April 22 , 2022. It is furnished in connection with the solicitation of proxies by our Board to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice.

Participation in the Annual Meeting is limited to holders of Class A or Class B common stock as of April 5, 2022. You will be able to participate in, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOOGL22. To be admitted to and to vote at the Annual Meeting at www.virtualshareholdermeeting.com/GOOGL22, you must enter the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, the voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients. If you encounter any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call: (844) 986-0822 (toll-free) or (303) 562-9302 (international). Technical support will be available 30 minutes prior to the start time of the Annual Meeting.

13.	How can I vote my shares without participating in the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without participating in the Annual Meeting.

If you are a stockholder of record, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

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1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers	6	Appendices

14.	Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) follow the instructions given for changing your vote via the Internet or by telephone or deliver a valid written proxy with a later date; (2) notify Alphabet’s Corporate Secretary in writing that you have revoked your proxy by mail at Alphabet Inc., 1600 Amphitheatre Pkwy, Mountain View, CA 94043, or (3) vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/GOOGL22.

15.	Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Alphabet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Alphabet management.

16.	How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock outstanding as of the Record Date must be present or represented by proxy. Both abstentions and broker non-votes (described below in Question 18) are counted for the purpose of determining the presence of a quorum.

17.	How are votes counted?

For each proposal submitted for a vote, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Broker non-votes (described below in Question 18) will not affect the outcome of any item of business being voted on at the Annual Meeting, except for Proposal Number 4, assuming that a quorum is obtained. For Proposal Number 4, broker non-votes will have the same effect as “AGAINST” votes.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board.

18.	What is the voting requirement to approve each of the proposals?

The approval of Proposals Number 1 through 3 and 5 through 21 in each case requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved). The approval of Proposal Number 4 requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock outstanding and entitled to vote thereon, voting together as a single class (meaning that, of the total number of shares of Class A common stock and Class B common stock outstanding as of the Record Date and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2022. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Please note that since brokers may not vote your shares on “non-routine” matters, including the election of directors (Proposal Number 1), the proposal to amend Alphabet’s 2021 Stock Plan (Proposal Number 3), the proposal to amend Alphabet’s Amended and Restated Certificate of Incorporation (Proposal Number 4), and each of the stockholder proposals (Proposals Number 5 through Number 21 ), in the absence of your specific instructions, we encourage you to provide instructions to your broker regarding the voting of your shares.

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19.	Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

20.	Who will bear the cost of soliciting votes for the Annual Meeting?

Alphabet is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and vote tabulation. We will pay Broadridge Financial Solutions, Inc. a fee of approximately $13,000 plus reasonable out-of-pocket expenses for these services.

21.	What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Sundar Pichai, Ruth M. Porat, Kent Walker, Halimah DeLaine Prado, and Kathryn W. Hall, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

22.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final voting results on the 2022 Annual Meeting section of our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/. We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

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PARTICIPATING IN THE ANNUAL MEETING

23.	How can I participate in the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a holder of Alphabet Class A or Class B common stock as of the Record Date or you hold a valid proxy for the Annual Meeting. This year’s Annual Meeting will be accessible through the Internet. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.

Alphabet stockholders of Class A or Class B common stock (or their proxy holders) as of the close of business on the Record Date can participate in and vote at the Annual Meeting by logging in with the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, the voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients, at www.virtualshareholdermeeting.com/GOOGL22. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Prior to the Annual Meeting, you may vote your proxy via the Internet, telephone, or if you received a printed copy of your proxy materials, by mail — in each case the deadline for voting is 11:59 p.m., Eastern Time, on Tuesday, May 31, 2022. To vote your shares via the Internet in advance of the Annual Meeting, go to the voting website, www.proxyvote.com and enter your 16-digit control number.

You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GOOGL22.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 30 minutes before the Annual Meeting on June 1, 2022. If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please call: (844) 986-0822 (toll-free) or (303) 562-9302 (international). Technical support will be available 30 minutes prior to the start time of the Annual Meeting.

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24.	Is the Annual Meeting going to be webcast?

For your convenience, we are pleased to offer a live webcast of the Annual Meeting through our Investor Relations YouTube channel at https://www.youtube.com/c/AlphabetIR.

25.	Who will serve as inspector of elections?

Our independent inspector of elections, Broadridge Financial Services, Inc. will tabulate votes cast by proxy or electronically during the meeting. We expect to publish the final vote tabulation on the 2022 Annual Meeting section of our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/ within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

26.	How can I contact Alphabet’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 (courier services should be sent to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202-3467), by telephoning shareholder services 1-866-298-8535 (toll free within the USA, US territories and Canada), or 1-781-575-2879 or by visiting Investor Centre™ portal at www.computershare.com/investor.

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STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS, AND RELATED BYLAW PROVISIONS

27.	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2023 Annual Meeting of Stockholders by submitting their proposals in writing to Alphabet’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered timely for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders, the Corporate Secretary of Alphabet must receive the written proposal at our principal executive offices or at the email address set forth below no later than Friday, December 23, 2022. If we hold our 2023 Annual Meeting of Stockholders more than 30 days before or after June 1, 2023 (the one-year anniversary date of the 2022 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed in one of the following two ways:

1. via email only:		2. via mail with a copy via email:
corporatesecretary@abc.xyz	OR	Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	AND	corporatesecretary@abc.xyz

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices and/or at the email address set forth above:

•	not earlier than the close of business on Wednesday, February 1, 2023, and
•	not later than the close of business on Friday, March 3, 2023.

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If we hold our 2023 Annual Meeting of Stockholders more than 30 days before or after June 1, 2023 (the one-year anniversary date of the 2022 Annual Meeting of Stockholders), the notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or
•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by the Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to the Corporate Secretary of Alphabet at the mailing and/or email address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Directors, Executive Officers, and Corporate Governance—Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 33 of this proxy statement.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with the advance notice procedure set forth in our bylaws, which, in general, requires that our Corporate Secretary receive the notice within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules for purposes of our 2023 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, either postmarked or transmitted electronically to the company no later than April 2, 2023.

Copy of Bylaw Provisions: A copy of our bylaws is available at https://abc.xyz/investor/other/bylaws/. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

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APPENDIX A  ALPHABET INC. AMENDED AND RESTATED 2021 STOCK PLAN

1.	Purpose of the Plan

This Plan is intended to promote the interests of the Company and its stockholders by providing the employees and consultants of the Company and members of the Board of Directors with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)	“Alphabet” means Alphabet Inc., a Delaware corporation.

(b)	“Award” means any cash-based or stock-based award granted by the Committee to members of the Board of Directors who are not employees of the Company in accordance with Section 3(b) below. Stock-based Awards may be in the form of any of the following, in each case in respect of Capital Stock: (a) Options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted shares of Capital Stock) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Cash-based awards may be in the form of (i) retainers, (ii) meeting-based fees or (iii) any other cash award that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

(c)	“Board of Directors” means the Board of Directors of Alphabet.

(d)	“Capital Stock” means Alphabet’s Class C capital stock, $0.001 par value per share, or any other security into which such capital stock shall be changed as contemplated by the adjustment provisions of Section 9 of the Plan.

(e)	“Cash Incentive Award” means an award granted pursuant to Section 8 of the Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(g)	“Committee” means the Leadership Development, Inclusion and Compensation Committee of the Board of Directors or such other committee, as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(h)	“Company” means Alphabet and all of its Subsidiaries, collectively.

(i)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means, with respect to a share of Capital Stock, as of the applicable date of determination (i) the closing sales price on the date of determination or, if not so reported for such day, the immediately preceding business day of a share of Capital Stock as reported on the principal securities exchange on which shares of Capital Stock are then listed or admitted to trading, (ii) if not so reported, the closing bid price on the date of determination or, if not so reported for such day, on the immediately preceding business day as reported on the NASDAQ Stock Market or (iii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority, Inc. selected by the Committee. In the event that the price of a share of Capital Stock shall not be so reported, the Fair Market Value of a share of Capital Stock shall be determined by the Committee in its sole discretion. Notwithstanding the preceding, for federal, state and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

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(l)	“Incentive Award” means one or more Awards, Stock Incentive Awards and Cash Incentive Awards, collectively.

(m)	“ISO” means any Option, or portion thereof, awarded to a Participant pursuant to the Plan which is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Section 422 of the Code.

(n)	“Option” means a stock option to purchase shares of Capital Stock granted to a Participant pursuant to Section 6 of the Plan.

(o)	“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(p)	“Participant” means an employee or consultant of the Company or a member of the Board of Directors who is eligible to participate in the Plan pursuant to the terms and conditions hereof and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(q)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(r)	“Permitted Transferee” means a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships), any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(s)	“Plan” means this Alphabet Inc. 2021 Stock Plan, as it may be amended from time to time.

(t)	“Securities Act” means the Securities Act of 1933, as amended.

(u)	“Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(v)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3.	Stock Subject to the Plan and Limitations on Non-Employee Director Awards

(a)	Stock Subject to the Plan

The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 64,010,002 shares in the aggregate.

The shares referred to in the preceding sentences of this paragraph shall be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Capital Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

For purposes of the preceding paragraph, shares of Capital Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if shares of Capital Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Capital Stock that are available for delivery under the Plan. In addition, shares of Capital Stock related to Incentive Awards that expire, are forfeited or cancelled or terminated for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan. In addition, if shares of Capital Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Capital Stock that are available for delivery under the Plan. Shares of Capital Stock covered by Incentive Awards granted pursuant to the Plan in connection with the conversion, replacement, or adjustment of outstanding equity-based awards to reflect a merger or acquisition (within the meaning of NASDAQ Listing Rule 5635(c) and Interpretive Material 5635-1) shall not count as used under the Plan for purposes of this Section 3.

(b)	Non-Employee Director Awards

In order to retain and compensate the non-employee members of the Board of Directors for their services, and to strengthen the alignment of their interests with those of the stockholders of the Company, the Plan permits the grant of cash-based and stock-based Awards to any non-employee member of the Board of Directors. Aggregate Awards granted to any non-employee member of the Board of Directors in respect of any calendar year, solely with respect to his or her service as a non-employee

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member of the Board of Directors, may not exceed $1,500,000 based on the aggregate value of cash-based Awards and the Fair Market Value of any stock-based Awards, in each case determined as of the date of grant. The Board of Directors will reassess this cap at least once every five years. Non-employee members of the Board of Directors shall not be eligible to receive any Incentive Awards other than Awards.

(c)	Successor to the 2012 Plan

The Plan is intended as the successor to the Alphabet Inc. Amended and Restated 2012 Stock Plan (the 2012 Plan). Following June 2, 2021, the date of the approval of the Plan by our stockholders (the Approval Date), no additional awards may be granted under the 2012 Plan. In addition, from and after the Approval Date, all outstanding awards granted under the 2012 Plan will remain subject to the terms of the2012 Plan; provided, however, that any shares of Capital Stock subject to awards under the 2012 Plan that are outstanding as of the Approval Date that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, that are settled in cash, or that are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an award will become available for issuance of Incentive Awards under the Plan (as further described in Section 3(a) herein).

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and consultants of the Company and members of the Board of Directors who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards, subject to such restrictions and limitation as the Committee may specify and to the requirements of Delaware General Corporation Law Section 157.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing the grant of any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. The Committee shall have the authority, in its discretion, to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws. For purposes of clarity, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

Without limiting the generality of the foregoing paragraph, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment, provided that a Participant who is an employee will not be deemed to cease employment in the case of any leave of absence approved by the Company. Unless the Committee provides otherwise in the agreement evidencing the grant of an Incentive Award, vesting of Incentive Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company, it being understood that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any ISO held by the Participant will cease to be treated as an ISO and will be treated for tax purposes as a non-qualified Option. The provisions of this paragraph shall be administered and interpreted in a manner that does not give rise to any tax under Section 409A of the Code.

The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. The Committee may, without limitation and in its discretion, in connection with any such determination, provide for the accelerated vesting of any Incentive Award upon or after such cessation, subject to such terms and conditions as the Committee shall specify. The employment of a Participant with the Company shall not be deemed to have terminated for any purpose of the Plan if such Participant is employed by a Person that is part of the Company, and such Participant’s employment is subsequently transferred to any other Person that is part of the Company, unless and to the extent the Committee specifies otherwise in writing in the instrument evidencing the grant of an Incentive Award or otherwise. A Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a consultant or director of the Company shall not be deemed to have had a termination of employment for purposes of the Plan, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties. All discretion granted to the Committee pursuant to this paragraph must be exercised in a manner that would not cause any tax to become due under Section 409A of the Code.

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On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

5.	Eligibility

The Persons who shall be eligible to be selected by the Committee from time to time to receive Incentive Awards pursuant to the Plan shall be those Persons (a) who are employees and consultants of, or who render services directly or indirectly to, the Company or (b) who are members of the Board of Directors. Each Incentive Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)	Exercise Price

The exercise price per share of Capital Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Capital Stock on the date on which such Option is granted.

(b)	Term and Exercise of Options

(i)	Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Capital Stock as shall be determined by the Committee on or after the date such Option is granted and set forth in the agreement evidencing the grant of such Option; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing the grant of such Option.

(ii)	Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)	An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, through net physical settlement or other method of cashless exercise.

(iv)	Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit in its sole discretion Options (other than ISOs) to be transferable to a Permitted Transferee.

(c)	Effect of Termination of Employment or Other Relationship

The agreement evidencing the grant of each Option shall specify the consequences with respect to such Option of the termination of the employment or other service between the Company and the Participant holding the Option.

(d)	Additional Terms for ISOs

Each Option that is intended to qualify as an ISO shall be designated as such in the agreement evidencing its grant, and each agreement evidencing the grant of an Option that does not include any such designation shall be deemed to be a non-qualified Option. ISOs may only be granted to Persons who are employees of the Company. The aggregate Fair Market Value (determined as of the date of grant of the ISOs) of the number of shares of Capital Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code. Any Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as a non-qualified Option. No ISO may be granted to a Person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (i) the exercise price of such ISO is at least one hundred ten percent (110%) of the

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Fair Market Value of a share of Capital Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five years from the date it is granted. The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan that are intended to be ISOs shall not exceed 64,010,002 (Sixty-Four Million Ten Thousand Two) shares of Capital Stock in the aggregate.

(e)	Repricing.

Notwithstanding anything to the contrary herein, Alphabet may not reprice any Option without the approval of the stockholders of Alphabet. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of an Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”) or (C) cancelling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Capital Stock, in exchange for another Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the NASDAQ Stock Market.

7.	Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions (including any performance conditions) as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Capital Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Capital Stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units and (d) be designed to comply with applicable laws of jurisdictions other than the United States; provided that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Capital Stock that is specified at the time of the grant of such award.

8.	Cash Incentive Awards

The Committee may grant Cash Incentive Awards, subject to terms and conditions determined by the Committee in its sole discretion, provided that such terms and conditions are consistent with the terms and conditions of the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Capital Stock, provided that the term “Cash Incentive Award” shall exclude any Stock Incentive Award.

9.	Adjustments Upon Certain Changes

Subject to any action by the stockholders of Alphabet required by law, applicable tax rules or the rules of any exchange on which shares of common stock of Alphabet (for the avoidance of doubt, references to common stock of Alphabet in this Plan shall include Capital Stock) are listed for trading:

(a)	Shares Available for Grants

In the event of any change in the number or type of shares of common stock of Alphabet outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, or any change in the type and number of shares of common stock of Alphabet outstanding by reason of any other event or transaction, the Committee shall make appropriate adjustments in the type and maximum aggregate number of shares with respect to which the Committee may grant Incentive Awards, and the maximum aggregate number of shares with respect to which the Committee may grant Incentive Awards that are intended to be ISOs.

(b)	Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number or type of issued shares of common stock of Alphabet resulting from a subdivision or consolidation of shares of common stock of Alphabet or the payment of a stock dividend (but only on the shares of common stock of Alphabet), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the type or number of shares subject to each outstanding Incentive Award and the exercise price per share, if any, of shares subject to each such Incentive Award.

(c)	Certain Mergers

In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Capital Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall appropriately adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Capital Stock subject to such Incentive Award would have received in such merger or consolidation.

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(d)	Certain Other Transactions

In the event of (i) a dissolution or liquidation of Alphabet, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis) or (iii) a merger, consolidation or similar transaction involving Alphabet in which the holders of shares of Capital Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, in its sole discretion, have the power to:

(A)	cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Capital Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such share of Capital Stock, provided that with respect to the shares of Capital Stock subject to any outstanding Option, such value shall be equal to the excess of (1) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Capital Stock as a result of such event over (2) the exercise price of a share of Capital Stock subject to such Option; or

(B)	provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (1) some or all of the property which a holder of the number of shares of Capital Stock subject to such Incentive Award would have received in such transaction or (2) securities of the acquirer or surviving corporation, and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price per share, if any, of stock subject to the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e)	Other Changes

In the event of any change in the capitalization of Alphabet or corporate change other than those specifically referred to in paragraphs 9(b), (c) or (d), including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit or similar transaction, the Committee may make such adjustments in the issuer, number and class of shares subject to Stock Incentive Awards outstanding on the date on which such change occurs, such as, for example, a rollover of Stock Incentive Awards, and in such other terms of such Incentive Award, as the Committee may consider appropriate.

(f)	Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including, without limitation, any corporate change referred to in paragraph (e) hereof, the Committee may, in its sole discretion, make such adjustments of any Cash Incentive Award, as the Committee may consider appropriate in respect of such transaction or event.

(g)	No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Alphabet or any other corporation. Except as expressly provided in the Plan, no issuance by Alphabet of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(h)	Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.	Rights Under the Plan

No Person shall have any rights as a stockholder with respect to any shares of Capital Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of Alphabet. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 10 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Capital Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

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11.	No Special Employment Rights; No Right to Incentive Award

(a)	Nothing contained in the Plan or any agreement evidence the grant of any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)	No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.	Securities Matters

(a)	Alphabet shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Capital Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, Alphabet shall not be obligated to cause to be issued any shares of Capital Stock pursuant to the Plan unless and until Alphabet is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Capital Stock are traded. The Committee may require, as a condition to the issuance of shares of Capital Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates representing such shares bear such legends, as the Committee deems necessary or desirable.

(b)	The exercise of any Option granted hereunder shall only be effective at such time as counsel to Alphabet shall have determined that the issuance of shares of Capital Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Capital Stock are traded. Alphabet may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance of shares of Capital Stock pursuant to any Incentive Award pending or to ensure compliance under federal, state or local securities laws. Alphabet shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance of shares of Capital Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.	Withholding Taxes

(a)	Cash Remittance

Whenever shares of Capital Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, and whenever any amount shall become payable in respect of any Incentive Award, Alphabet shall have the right to require the Participant to remit to Alphabet in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to issuance of such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Capital Stock), Alphabet shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)	Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Capital Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to Alphabet a number of shares of Capital Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy withholding tax requirements, if any, attributable to such exercise, grant or vesting, but in no event exceeding the maximum statutory tax rates of the Participant’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by Alphabet in its sole discretion. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

(c)	Stock Withholding

When shares of Capital Stock are to be issued to a Participant upon the exercise, grant or vesting of an Incentive Award, Alphabet shall have the authority to withhold a number of such shares having a Fair Market Value at the date of the applicable taxable event determined by the Committee to be sufficient to satisfy withholding tax requirements, if any, attributable to such exercise, grant or vesting, but in no event exceeding the maximum statutory tax rates of the Participant’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by Alphabet in its sole discretion.

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14.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

15.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

16.	Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised by the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death, to the extent permitted by the Committee (a “Permitted Designation”). Each such Permitted Designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such effective Permitted Designation, such Incentive Awards may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Alphabet unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

17.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by Alphabet in connection with any Incentive Award will be used for general corporate purposes.

18.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

19.	Effective Date and Term of Plan

The Plan was approved by the Board of Directors on April 14, 2021, approved by the stockholders of Alphabet on June 2, 2021, and amended by the Board of Directors on April 20 , 2022, subject to the approval of the amendment by the stockholders of Alphabet. No grants of Incentive Awards may be made under the Plan after June 2, 2031.

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APPENDIX B  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALPHABET INC. A DELAWARE CORPORATION

Alphabet Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.	The name of the Corporation is Alphabet Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 23, 2015.

B.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242, 245 and 228 (by written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C.	The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety, effective [•] ~~October 2~~, 2022~~15~~, at [•]~~4:01p.m.~~, EDT, as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this [•]~~second~~ day of [•]~~October~~ 2022~~15~~.

ALPHABET INC.
a Delaware corporation

By: /s/ [•]~~Larry Page~~

Name: ~~Larry Page~~Sundar Pichai
Title: Chief Executive Officer

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—	EXHIBIT A

Article I

The name of this corporation is Alphabet Inc. (hereinafter, the “Corporation”).

Article II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

Article III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IV

Section 1. Authorized Shares. This Corporation is authorized to issue ~~nine~~ one hundred eighty billion (180~~9~~,000,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), ~~three~~ sixty billion (60~~3~~,000,000,000) shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), ~~three~~ sixty billion (60~~3~~,000,000,000) shares of Class C Capital Stock, par value $0.001 per share (the “Class C Capital Stock”), and one hundred million (100,000,000) shares of Preferred Stock, par value $0.001 per share. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

Section 2. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)	Voting Rights.

(i)	Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii)	Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii)	Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b)	Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c)	Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

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(d)	Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e)	Equal Status. Except as expressly provided in this Article IV, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock.

(f)	Conversion.

(i)	As used in this Section 2(f), the following terms shall have the following meanings:

(1)	“Founder” shall mean either Larry Page or Sergey Brin, each as a natural living person, and “Founders” shall mean both of them.

(2)	“Class B Stockholder” shall mean (a) the Founders, (b) the registered holder of a share of Class B Common Stock of Google Inc. on July 6, 2004 (the “Effective Time”), (c) each natural person who Transferred shares of Class B Common Stock of Google Inc. (or securities convertible into or exchangeable for shares of Class B Common Stock of Google Inc.) prior to the Effective Time to a Permitted Entity that, as of the Effective Time, complies with the applicable exception for such Permitted Entity specified in Section 2(f)(iii)(2), and (d) the initial registered holder of any shares of Class B Common Stock of Google Inc. that were originally issued by the Corporation after the Effective Time.

(3)	“Permitted Entity” shall mean, with respect to any individual Class B Stockholder, any trust, account, plan, corporation, partnership, or limited liability company specified in Section 2(f)(iii)(2) established by or for such individual Class B Stockholder, so long as such entity meets the requirements of the exception set forth in Section 2(f)(iii)(2) applicable to such entity.

(4)	“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 2(f)(i)(4):

a)	the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

b)	entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

c)	the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

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(5)	“Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(ii)	Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii)	Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Transfer:

(1)	from a Founder, or such Founder’s Permitted Entities, to the other Founder, or such Founder’s Permitted Entities.

(2)	by a Class B Stockholder who is a natural person to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

a)	a trust for the benefit of such Class B Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

b)	a trust for the benefit of persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder, and, provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

c)	a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

d)	an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

e)	a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

f)	a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to

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the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

g)	a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

Notwithstanding the foregoing, if the shares of Class B Common Stock held by the Permitted Entity of a Class B Stockholder would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Code) upon the death of such Class B Stockholder, and the Transfer of shares Class B Common Stock by such Class B Stockholder to the Permitted Entity did not involve a bona fide sale for an adequate and full consideration in money or money’s worth (as contemplated by Section 2036(a) of the Code), then such shares will not automatically convert to Class A Common Stock if the Class B Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Class B Common Stock would no longer constitute stock of a “controlled corporation” pursuant to the Code upon the death of such Class B Stockholder (such time is referred to as the “Voting Shift”). If the Class B Stockholder does not, within five (5) business days following the mailing of the Corporation’s proxy statement for the first annual or special meeting of stockholders following the Voting Shift, directly or indirectly through one or more Permitted Entities assume sole dispositive power and exclusive Voting Control with respect to such shares of Class B Common Stock, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(3)	by a Class B Stockholder that is a partnership, or a nominee for a partnership, which partnership beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a partner of such partnership pro rata in accordance with their ownership interests in the partnership and the terms of any applicable partnership or similar agreement binding the partnership at the Effective Time, and any further Transfer(s) by any such partner that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company at the Effective Time. All shares of Class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold.

(4)	by a Class B Stockholder that is a limited liability company, or a nominee for a limited liability company, which limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a member of such limited liability company pro rata in accordance with their ownership interests in the company and the terms of any applicable agreement binding the company and its members at the Effective Time, and any further Transfer(s) by any such member that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company. All shares of Class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold.

(iv)	Each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Class B Stockholder; provided, however, that:

(1)	If a Founder, or such Founder’s Permitted Entity (in either case, the “Transferring Founder”) Transfers exclusive Voting Control (but not ownership) of shares of Class B Common Stock to the other Founder (the “Transferee Founder”) which Transfer of Voting Control is contingent or effective upon the death of the Transferring Founder, then each share of Class B Common Stock that is the subject of such Transfer shall automatically convert into

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one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (a) nine (9) months after the date upon which the Transferring Founder died, or (b) the date upon which the Transferee Founder ceases to hold exclusive Voting Control over such shares of Class B Common Stock; provided, further, that if the Transferee Founder shall die within nine (9) months following the death of the Transferring Founder, then a trustee designated by the Transferee Founder and approved by the Board of Directors may exercise Voting Control over: (x) the Transferring Founders’ shares of Class B Common Stock and, in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (A) nine (9) months after the date upon which the Transferring Founder died, or (B) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock; and (y) the Transferee Founders’ shares of Class B Common Stock (or shares held by an entity of the type referred to in paragraph (2) below established by or for the Transferee Founder) and, in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (A) nine (9) months after the date upon which the Transferee Founder died, or (B) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock; and

(2)	If both Founders die simultaneously, a trustee designated by the Founders and approved by the Board of Directors may exercise Voting Control over the Founders’ shares of Class B Common Stock and, in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (a) nine (9) months after the date upon which both Founders died, or (b) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock.

(v)	The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

(vi)	In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 2 shall be retired and may not be reissued.

(g)	Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

Section 3. Change in Control Transaction. The Corporation shall not consummate a Change in Control Transaction without first obtaining the affirmative vote, at a duly called annual or special meeting of the stockholders of the Corporation, of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting called to consider the Change in Control Transaction and entitled to vote thereon, voting together as a single class. For the purposes of this section, a “Change in Control Transaction” means the occurrence of any of the following events:

(a)	the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation’s assets;

(b)	the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

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(c)	the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power of the Corporation before such issuance, to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934 (or any successor provision) such that, following such transaction or related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation, after giving effect to such issuance.

Section 4. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 5. Class C Capital Stock. A statement of the designation of the Class C Capital Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)	Voting. Except as otherwise required by applicable law, shares of Class C Capital Stock shall have no voting power and the holders thereof, as such, shall not be entitled to vote on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b)	Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class C Capital Stock shall be entitled to receive, on a per share basis, the same form and amount of dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to shares of the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class C Capital Stock shall receive Class C Capital Stock or rights to acquire Class C Capital Stock, as the case may be.

(c)	Conversion upon Liquidation. Immediately prior to the earlier of (i) any distribution of assets of the Corporation to the holders of the Common Stock in connection with a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation pursuant to Section 2(c) or (ii) any record date established to determine the holders of capital stock of the Corporation entitled to receive such distribution of assets, each outstanding share of the Class C Capital Stock shall automatically, without any further action, convert into and become one (1) fully paid and nonassessable share of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class C Capital Stock pursuant to this Section 5(c), such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class C Capital Stock into shares of Class A Common Stock.

(d)	Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the Class C Capital Stock will be subdivided or combined in the same manner. The Corporation shall not subdivide or combine the outstanding shares of the Class C Capital Stock unless a subdivision or combination is made in the same manner with respect to each class of Common Stock.

(e)	Equal Status. Except as expressly provided in this Article IV, Class C Capital Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to the Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination of the Corporation requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class C Capital Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of the Class A Common Stock in connection with such merger, consolidation or combination (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, the holders of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the holders of the Class A Common Stock (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in

ALPHABET  •  2022 PROXY STATEMENT     B-7

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any such tender or exchange offer with respect to their shares of Class A Common Stock, the holders of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

Article V

The Corporation is to have perpetual existence.

Article VI

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Corporation may not be amended, altered or repealed except in accordance with Article X of the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 3.

(a)	If, at any time during which shares of capital stock of the Corporation are listed for trading on either The Nasdaq National Market (“Nasdaq”) or the New York Stock Exchange (“NYSE”), holders of the requisite voting power under the then-applicable Nasdaq or NYSE listing standards notify the Corporation in writing of their election to cause the Corporation to rely upon the applicable “controlled company” exemptions (the “Controlled Company Exemption”) to the corporate governance rules and requirements of the Nasdaq or the NYSE (the “Exchange Governance Rules”), the Corporation shall call a special meeting of the stockholders to consider whether to approve the election to be held within ninety (90) days of written notice of such election (or, if the next succeeding annual meeting of stockholders will be held within ninety (90) days of written notice of such election, the Corporation shall include a proposal to the same effect to be considered at such annual meeting). The Corporation shall not elect to rely upon the Controlled Company Exemption until such time as the Corporation shall have received the approval from holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation at such annual or special meeting.

(b)	In the event such approval is obtained, for so long as shares of the capital stock of the Corporation are listed on either the Nasdaq or the NYSE and the Corporation remains eligible for the Controlled Company Exemption under the requirements of the applicable Exchange Governance Rules, then the Board of Directors shall be constituted such that (i) a majority of the directors on the Board of Directors shall be Outside Directors (as defined below), and (ii) the Corporation’s compensation committee and the governance and nominating committee (or such committees serving similar functions as the Board of Directors of the Corporation shall constitute from time to time) shall consist of at least two (2) members of the Board of Directors and shall be composed entirely of Outside Directors. In the event the number of Outside Directors serving on the Board of Directors constitutes less than a majority of the directors on the Board of Directors as a result of the death, resignation or removal of an Outside Director, then the Board of Directors may continue to properly exercise its powers and no action of the Board of Directors shall be so invalidated, provided, that the Board of Directors shall promptly take such action as is necessary to appoint new Outside Director(s) to the Board of Directors.

(c)	An “Outside Director” shall mean a director who, currently and for any of the past three years, is and was not an officer of the Corporation (other than service as the chairman of the Board of Directors) or a parent or subsidiary of the Corporation and is not and was not otherwise employed by the corporation or a parent or subsidiary of the Corporation.

Section 4. The chairman of the Board of Directors shall be an Outside Director (as defined above) and shall not hold any other office of the Corporation unless the appointment of the chairman is approved by two-thirds of the members of the Board of Directors then in office, provided, however, that if there is no chief executive officer or president of the Corporation as a result of the death, resignation or removal of such officer, then the chairman of the Board of Directors may also serve in an interim capacity as the chief executive officer of the Corporation until the Board shall appoint a new chief executive officer.

Section 5. The Board of Directors of the Corporation shall establish an audit committee whose principal purpose will be to oversee the Corporation’s and its subsidiaries’ accounting and financial reporting processes, internal systems of control, independent auditor

ALPHABET  •  2022 PROXY STATEMENT     B-8

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relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The audit committee will also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the Corporation’s auditors. In addition, the audit committee will assume such other duties and responsibilities delegated to it by the Board of Directors and specified for it under applicable law and Exchange Governance Rules.

Section 6. The Board of Directors of the Corporation shall establish a corporate governance and nominating committee whose principal duties will be to assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors, to recommend to the Board of Directors for its approval the slate of nominees to be proposed by the Board of Directors to the stockholders for election to the Board of Directors, to develop and recommend to the Board of Directors the governance principles applicable to the Corporation, as well as such other duties and responsibilities delegated to it by the Board of Directors and specified for it under applicable law and Exchange Governance Rules. In the event the corporate governance and nominating committee will not be recommending a then incumbent director for inclusion in the slate of nominees to be proposed by the Board of Directors to the stockholders for election to the Board of Directors, and provided such incumbent director has not notified the committee that he or she will be resigning or that he or she does not intend to stand for re-election to the Board of Directors, then, in the case of an election to be held at an annual meeting of stockholders, the corporate governance and nominating committee will recommend the slate of nominees to the Board of Directors at least thirty (30) days prior to the latest date required by the provisions of Sections 2.14 (advance notice of stockholder business) and 2.15 (advance notice of director nominations) of the Bylaws of the Corporation (as such provisions may be amended from time to time) for stockholders to submit nominations for directors at such annual meeting, or in the case of an election to be held at a special meeting of stockholders, at least ten (10) days prior to the latest date required by the provisions of Sections 2.14 and 2.15 of the Bylaws for stockholders to submit nominations for directors at such special meeting.

Section 7. The Board of Directors of the Corporation shall establish a compensation committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the chief executive officer and other executive officers of the Corporation, to recommend to the Board of Directors a compensation program for outside members of the Board of Directors, as well as such other duties and responsibilities delegated to it by the Board of Directors and specified for it under applicable law and Exchange Governance Rules.

Section 8. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 9. No stockholder will be permitted to cumulate votes at any election of directors.

Section 10. The number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.

Article VII

Section 1. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 3. Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ALPHABET  •  2022 PROXY STATEMENT     B-9

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Article VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article IX

Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors.

Article X

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Article XI

Section 1. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, (iii) the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation, or (iv) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.

Section 2. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Article XII

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation, and, as applicable, such other approvals of the Board of Directors of the Corporation, as are required by law or by this Certificate of Incorporation: (i) the unanimous consent of Board of Directors then in office, and the affirmative vote of the holders at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote, shall be required to amend or repeal Article IV, Section 2, Article IV, Section 5 or this clause (i) of Article XII; (ii) the affirmative vote of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, or (B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote thereon, shall be required to amend or repeal Article IV, Section 3 or this clause (ii) of Article XII; (iii) the consent of a majority of the members of the Board then in office, and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal Article IV, Section 4 and Article XI or this clause (iii) of Article XII; (iv) the unanimous consent of the Board of Directors then in office and the consent of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation shall be required to amend or repeal Article VI, Section 3, 5, 6 or 7 or this clause (iv) of Article XII; and (v) the consent of at least two-thirds of the members of the Board of Directors then in office and the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal Article VI, Section 4 or this clause (v) of Article XII.

ALPHABET  •  2022 PROXY STATEMENT     B-10

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INFORMATION CONCERNING ALPHABET’S ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

We are pleased to invite you to participate in Alphabet’s 2022 Annual Meeting of Stockholders to be held on Wednesday, June 1, 2022 at 9:00 a.m., Pacific Time, via our virtual meeting site at www.virtualshareholdermeeting.com/GOOGL22.

If You Plan to Participate in the Annual Meeting:

•	Even if you plan to participate in the Annual Meeting, we recommend that you submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to participate in the Annual Meeting.

•	The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.

•	You are entitled to participate in the Annual Meeting if you were a holder of Class A or Class B common stock as of the close of business on April 5, 2022 (Record Date), or hold a valid proxy for the Annual Meeting. Holders of Class A or Class B common stock as of the Record Date can participate in and vote at the Annual Meeting by logging in with the 16-digit control number (found in the box marked by the arrow for postal mail recipients of the Notice of Internet Availability of Proxy Materials, the voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients) at www.virtualshareholdermeeting.com/GOOGL22. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

•	Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Prior to the Annual Meeting, you may vote your proxy via the Internet, telephone, or if you received a printed copy of your proxy materials, by mail – in each case the deadline for voting is 11:59 p.m., Eastern Time, on Tuesday, May 31, 2022. To vote your shares via the Internet in advance of the Annual Meeting, go to the voting website, www.proxyvote.com and enter your 16-digit control number.

•	You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GOOGL22.

•	We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 30 minutes before the meeting on June 1, 2022. If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please call 1-844-986-0822 (toll free) or 1-303-562-9302 (international). We will have technicians available to assist you.

ALPHABET  •  2022 PROXY STATEMENT     B-11

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ALPHABET INC.
1600 AMPHITHEATRE PKWY
MOUNTAIN VIEW, CA 94043

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 PM Pacific Time on May 31, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/GOOGL22**

You may attend the meeting via the Internet and vote during the meeting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 8:59 PM Pacific Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by May 31, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D84241-P69700

**ALPHABET INC.**

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**Company Proposals - The Board of Directors recommends a vote FOR all the listed nominees in Proposal 1 and FOR Proposals 2, 3 and 4.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Election of ten directors | | | |
| **Nominees:** | | | |
| 1a. Larry Page | ☐ | ☐ | ☐ |
| 1b. Sergey Brin | ☐ | ☐ | ☐ |
| 1c. Sundar Pichai | ☐ | ☐ | ☐ |
| 1d. John L. Hennessy | ☐ | ☐ | ☐ |
| 1e. Frances H. Arnold | ☐ | ☐ | ☐ |
| 1f. L. John Doerr | ☐ | ☐ | ☐ |
| 1g. Roger W. Ferguson Jr. | ☐ | ☐ | ☐ |
| 1h. Ann Mather | ☐ | ☐ | ☐ |
| 1i. K. Ram Shriram | ☐ | ☐ | ☐ |
| 1j. Robin L. Washington | ☐ | ☐ | ☐ |
| 2. Ratification of the appointment of Ernst & Young LLP as Alphabet's independent registered public accounting firm for the fiscal year ending December 31, 2022. | ☐ | ☐ | ☐ |
| 3. The amendment of Alphabet's 2021 Stock Plan to increase the share reserve by 4,000,000 shares of Class C capital stock. | ☐ | ☐ | ☐ |
| 4. The amendment of Alphabet's Amended and Restated Certificate of Incorporation to increase the number of authorized shares. | ☐ | ☐ | ☐ |

**Stockholder Proposals - The Board of Directors recommends a vote AGAINST Proposals 5 through 21.**

| | For | Against | Abstain |
|---|---|---|---|
| 5. A stockholder proposal regarding a lobbying report, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 6. A stockholder proposal regarding a climate lobbying report, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 7. A stockholder proposal regarding a report on physical risks of climate change, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 8. A stockholder proposal regarding a report on water management risks, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 9. A stockholder proposal regarding a racial equity audit, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 10. A stockholder proposal regarding a report on concealment clauses, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 11. A stockholder proposal regarding equal shareholder voting, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 12. A stockholder proposal regarding a report on government takedown requests, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 13. A stockholder proposal regarding a human rights assessment of data center siting, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 14. A stockholder proposal regarding a report on data collection, privacy, and security, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 15. A stockholder proposal regarding algorithm disclosures, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 16. A stockholder proposal regarding misinformation and disinformation, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 17. A stockholder proposal regarding a report on external costs of disinformation, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 18. A stockholder proposal regarding a report on board diversity, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 19. A stockholder proposal regarding the establishment of an environmental sustainability board committee, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 20. A stockholder proposal regarding a policy on non-management employee representative director, if properly presented at the meeting. | ☐ | ☐ | ☐ |
| 21. A stockholder proposal regarding a report on policies regarding military and militarized policing agencies, if properly presented at the meeting. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

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**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D84242-P69700

**ALPHABET INC.**
**Annual Meeting of Stockholders**
**June 1, 2022 9:00 AM Pacific Time**
**This proxy is solicited by the Board of Directors**

You hereby authorize Sundar Pichai, Ruth M. Porat, Kent Walker, Halimah DeLaine Prado, and Kathryn W. Hall, or any of them, each with full power of substitution, to represent you and vote all of the shares of Class A common stock and/or Class B common stock of Alphabet Inc. held of record as of the close of business on April 5, 2022, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Alphabet Inc. on June 1, 2022 or at any postponement or adjournment thereof. You hereby revoke all proxies previously given. The shares of stock you hold in the account will be voted as you specify on the reverse side.

**In their discretion, Sundar Pichai, Ruth M. Porat, Kent Walker, Halimah DeLaine Prado, and Kathryn W. Hall, or any of them, are authorized to vote upon such other business as may properly come before the Annual Meeting.**

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4, "AGAINST" PROPOSALS 5-21, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSALS 5-21.**

**Continued and to be signed on reverse side**